                                 AMENDMENT NO. 4
                                       TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

         THIS AMENDMENT NO. 4 TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment"), dated as of February 8, 2002, is entered into by and among PERSONNEL GROUP OF AMERICA, INC. (the "Borrower"), certain subsidiaries of the Borrower identified on the signatures pages hereto, the financial institutions identified on the signature pages hereto and BANK OF AMERICA, N.A., formerly known as NationsBank, N.A., as agent for the Lenders (in such capacity, the "Agent"). Except as otherwise defined in this Amendment, terms defined in the Credit Agreement referred to below (as amended by this Amendment) are used herein as defined therein.

                                    RECITALS

         A. The Borrower, the Guarantors party thereto, the Lenders party thereto and the Agent entered into that certain Amended and Restated Credit Agreement dated as of June 23, 1997 (as amended by Amendment No. 1 to Amended and Restated Credit Agreement dated as of March 17, 1998, Amendment No. 2 to Amended and Restated Credit Agreement dated as of September 29, 1999, Amendment No. 3 to Amended and Restated Credit Agreement dated as of March 21, 2001 and a Waiver Agreement dated as of December 14, 2001 and as otherwise modified prior to the date hereof, the "Credit Agreement").

         B. The Borrower has requested certain modifications to the Credit Agreement.

         C.       Such modifications require the consent of the Lenders.

         D. The Lenders have consented to the requested modifications on the terms and conditions set forth herein.

                                    AGREEMENT

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I.       AMENDMENTS TO CREDIT AGREEMENT

         Subject to the satisfaction of the conditions precedent set forth in
Section 5 in Article II hereof, from and after the Fourth Amendment Effective Date (as defined below), the Credit Agreement (including the Schedules attached thereto) is hereby amended in its entirety to read in the form of such Credit Agreement (including the Schedules attached thereto) attached hereto as Exhibit A to this Amendment.

II.      MISCELLANEOUS

         1. Representations and Warranties. Each of the Credit Parties represents and warrants to the Lenders and the Agent as follows:

                  (a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

                  (b) This Amendment has been duly executed and delivered by such Credit Party and constitutes such Credit Party's legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited (x) by general principles of equity and conflicts of laws or (y) by bankruptcy, reorganization, insolvency, moratorium or other laws of general application relating to or affecting the enforcement, of creditors' rights.

                  (c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Credit Party of this Amendment.

                  (d) The execution and delivery of this Amendment does not diminish or reduce its obligations under the Credit Documents (including, without limitation, in the case of each Guarantor, such Guarantor's guaranty pursuant to Section 4 of the Credit Agreement) in any manner, except as specifically set forth herein.

                  (e) Such Credit Party has no claims, counterclaims, offsets, or defenses to the Credit Documents and the performance of its obligations thereunder, or if such Credit Party has any such claims, counterclaims, offsets, or defenses to the Credit Documents or any transaction related to the Credit Documents, the same are hereby waived, relinquished and released in consideration of the Lenders' execution and delivery of this Amendment.

                  (f) The representations and warranties of the Credit Parties set forth in Section 6 of the Credit Agreement are true and correct as of the date hereof (except those that expressly relate to an earlier date) and all of the provisions of the Credit Documents, except as amended hereby, are in full force and effect.

                  (g) Subsequent to the execution and delivery of this Amendment and after giving effect hereto, no unwaived event has occurred and is continuing which constitutes a Default or an Event of Default.

         2. Liens. Each Credit Party affirms the liens and security interests created and granted by it in the Credit Documents (including, but not limited to, the Pledge Agreement and the Security Agreement) and agrees that this Amendment shall in no manner adversely affect or impair such liens and security interests.

         3. Effect of Amendment. Except as expressly modified and amended in this Amendment, all of the terms, provisions and conditions of the Credit Documents shall remain unchanged and in full force and effect. The Credit Documents and any and all other documents heretofore, now or hereafter executed and delivered pursuant to the terms of the Credit Agreement are hereby amended so that any reference to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

         4. Expenses. The Borrower agrees to pay on demand all reasonable costs and expenses of the Agent incurred in connection with the negotiation, preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of the Agent's legal counsel (including without limitation amounts incurred and invoiced on or prior to the Fourth Amendment Effective Date and referenced in Part II, Section 5(i) below).

         5. Conditions Precedent. This Amendment shall become effective as of the date hereof (the "Fourth Amendment Effective Date") once each of the following conditions precedent has been satisfied:

                  (a) the Agent shall have received counterparts of (i) this Amendment, duly executed and delivered by each of the Credit Parties, the Lenders and the Agent, and all schedules to be attached to the amended Credit Agreement to be attached hereto as Exhibit A (ii) that certain Equity Appreciation Rights Agreement dated as of the date hereof, duly executed and delivered by each of the Borrower, the Agent and the Lenders, (iii) a Joinder Agreement dated as of the date hereof which shall have been duly executed by Venturi Staffing Partners, LLC and (iv) letter agreements, in form and substance satisfactory to the Agent, relating to (A) the Borrower's continuing discussions with the holders of its subordinated debt with respect to restructuring such debt and (B) a replacement schedule of subsidiaries pledged under the Pledge Agreement;

                  (b) the Agent shall have received a certified copy of the resolutions of the Board of Directors of the Borrower and each other Credit Party evidencing its approval of this Amendment and the other Credit Documents and matters contemplated hereby, and a certified copy of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment and the other Credit Documents;

                  (c) the Agent shall have received legal opinions of (i) Kenneth L. Bramlett, General Counsel of the Borrower, and (ii) Robinson Bradshaw & Hinson, P.A., acting as counsel to each of the Credit Parties, in form and substance satisfactory to the Agent;

                  (d) the Agent shall have received all documents it may reasonably request relating to the existence and good standing of the Credit Parties and to the authorization, execution and delivery of this Amendment and the other Credit Documents and other matters relevant hereto, all in form and substance satisfactory to the Agent and its counsel in their reasonable discretion;

                  (e) the Agent shall have received from the chief financial officer of the Borrower a certificate to the effect that as of the date hereof all representations and warranties made by the Borrower and each other Credit Party in this Amendment and each other Credit Document are true and correct in all material respects;

                  (f) no Default or Event of Default shall have occurred and be continuing;

                  (g) each Lender party to the Credit Agreement who executes this Amendment on or before 5:00 P.M. Eastern Standard Time on February 8, 2002 (provided this Amendment is approved by the Lenders) shall have received an amendment fee equal to 0.75% of such Lender's Commitment after giving effect to transactions contemplated hereby;

                  (h) the Borrower shall have paid any and all out-of-pocket costs (to the extent invoiced) incurred by the Agent (including the reasonable fees and expenses of the Agent's legal counsel), and fees and other amounts payable to the Agent, in each case in connection with the negotiation, preparation, execution and delivery of this Amendment; and

                  (i) the Borrower shall have made a voluntary prepayment of Loans in the amount of at least $11,000,000 from funds in the Borrower's bank account with First Citizens Bank, which bank account had a balance of $11,066,534 on December 30, 2001.

         6. Counterparts/Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts by telecopy shall be effective as an original and shall constitute a representation that an original will be delivered.

         7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of North Carolina.

         8. ENTIRETY. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS EMBODY THE ENTIRE AGREEMENT BETWEEN THE PARTIES AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS, IF ANY, RELATING TO THE SUBJECT MATTER HEREOF. THESE CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         9. Severability. If any provision of this Amendment is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         10. Release. The Credit Parties hereby release the Agent, the Lenders and each of their respective officers, employees, representatives, agents, trustees, counsel and directors (collectively, the "Released Persons") from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act by any of the Released Persons on or prior to the date hereof in connection with the Credit Documents and transactions related thereto.

              [the remainder of this page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment, to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER:                  PERSONNEL GROUP OF AMERICA, INC.,
                           a Delaware corporation



                           By: /s/ James C. Hunt
                              -------------------------------------------
                           Name:   James C. Hunt
                           Title:  President and
                                   Chief Financial Officer

GUARANTORS:                STAFFPLUS, INC.,
                           a Delaware corporation
                           INFOTECH SERVICES, INC.,
                           a North Carolina corporation
                           BAL ASSOCIATES INCORPORATED,
                           a California corporation
                           ADVANCED BUSINESS CONSULTANTS, INC.,
                           a Kansas corporation
                           CAREERSHOP.COM, INC.,
                           a Florida corporation
                           VENTURI STAFFING PARTNERS, LLC,
                           a California limited liability company



                           By: /s/ James C. Hunt
                              -------------------------------------------
                           Name:   James C. Hunt
                           Title:  Senior Vice President of each of the
                                   above-named Guarantors

                           PFI CORP.,
                           a Delaware corporation



                           By: /s/ James C. Hunt
                              -------------------------------------------
                           Name:   James C. Hunt
                           Title:  President

                                               Signature Page to Amendment No. 4
                                        to Amended and Restated Credit Agreement
                                                                   February 2002

LENDERS:                   BANK OF AMERICA, N.A.,
                           formerly known as NationsBank, N.A.
                           and Bank of America Illinois,
                           as Agent and as a Lender



                           By: /s/ H. Leonard Norman
                              -------------------------------------------
                           Name:   H. Leonard Norman
                           Title:  Managing Director


                                                              Amendment No. 4 to
                                           Amended and Restated Credit Agreement
                                            for Personnel Group of America, Inc.

                           BNP PARIBAS
                           ----------------------------------------------
                                    [NAME OF LENDER]



                           By: /s/ Duane Helkowski
                              -------------------------------------------
                           Name:   Duane Helkowski
                           Title:  Director & Head of U.S. Mid Cap Group



                           BNP PARIBAS
                           ----------------------------------------------
                                    [NAME OF LENDER]

                           By: /s/ Shayn March
                              -------------------------------------------
                           Name:   Shayn March
                           Title:  Vice President

                                                              Amendment No. 4 to
                                           Amended and Restated Credit Agreement
                                            for Personnel Group of America, Inc.

                           COMERICA BANK
                           ----------------------------------------------
                                    [NAME OF LENDER]



                           By: /s/ Ryan W. Oliver
                              -------------------------------------------
                           Name:   Ryan W. Oliver
                           Title:  Account Officer

                                                              Amendment No. 4 to
                                           Amended and Restated Credit Agreement
                                            for Personnel Group of America, Inc.

                           CREDIT LYONNAIS NEW YORK BRANCH



                           By: /s/ Sandra E. Horwitz
                              -------------------------------------------
                           Name:   Sandra E. Horwitz
                           Title:  Senior Vice President

                                                              Amendment No. 4 to
                                           Amended and Restated Credit Agreement
                                            for Personnel Group of America, Inc.

                           Bank One, NA
                           ----------------------------------------------
                                    [NAME OF LENDER]



                           By: /s/ Dianne M. Stark
                              -------------------------------------------
                           Name:   DIANNE M. STARK
                           Title:  FIRST VICE PRESIDENT

                                                              Amendment No. 4 to
                                           Amended and Restated Credit Agreement
                                            for Personnel Group of America, Inc.

                           PNC Bank, National Association
                           ----------------------------------------------



                           By: /s/ T.J. Bogdewic
                              -------------------------------------------
                           Name:   T.J. Bogdewic
                           Title:  Assistant Vice President

                                                              Amendment No. 4 to
                                           Amended and Restated Credit Agreement
                                            for Personnel Group of America, Inc.

                           First Union National Bank
                           ----------------------------------------------
                                    [NAME OF LENDER]



                           By: /s/ Jill E. Snyder
                              -------------------------------------------
                           Name:   Jill E. Snyder
                           Title:  Vice President

                                                              Amendment No. 4 to
                                           Amended and Restated Credit Agreement
                                            for Personnel Group of America, Inc.

                           Wachovia Bank, NA
                           ----------------------------------------------
                                    [NAME OF LENDER]



                           By: /s/ Jill E. Snyder
                              -------------------------------------------
                           Name:   Jill E. Snyder
                           Title:  Vice President

                                                              Amendment No. 4 to
                                           Amended and Restated Credit Agreement
                                            for Personnel Group of America, Inc.

                                   EXHIBIT A

                    Credit Agreement (as amended) is attached

                                   Exhibit A

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                            Dated as of June 23, 1997

                                      among

                        PERSONNEL GROUP OF AMERICA, INC.
                                  as Borrower,

                        THE SUBSIDIARIES OF THE BORROWER
                         FROM TIME TO TIME PARTY HERETO,
                                 as Guarantors,

                               THE SEVERAL LENDERS
                         FROM TIME TO TIME PARTY HERETO

                                       AND

                             BANK OF AMERICA, N.A.,
                           formerly NationsBank, N.A.,
                                    as Agent

                                TABLE OF CONTENTS

SECTION 1 DEFINITIONS ............................................................................  1
    1.1    Definitions ...........................................................................  1
    1.2    Computation of Time Periods ........................................................... 24
    1.3    Accounting Terms ...................................................................... 25

SECTION 2 CREDIT FACILITIES ...................................................................... 25
    2.1    Loans ................................................................................. 25
    2.2    Letter of Credit Subfacility .......................................................... 26

SECTION 3 OTHER PROVISIONS RELATING TO CREDIT FACILITIES ......................................... 31
    3.1    Default Rate .......................................................................... 31
    3.2    [Reserved] ............................................................................ 31
    3.3    Prepayments ........................................................................... 31
    3.4    Termination and Reduction of Committed Amount; Extension Options ...................... 33
    3.5    Fees .................................................................................. 34
    3.6    Capital Adequacy ...................................................................... 35
    3.7    [Reserved] ............................................................................ 35
    3.8    [Reserved] ............................................................................ 35
    3.9    Requirements of Law ................................................................... 35
    3.10   Taxes ................................................................................. 36
    3.11   Indemnity ............................................................................. 38
    3.12   Pro Rata Treatment .................................................................... 38
    3.13   Sharing of Payments ................................................................... 39
    3.14   Payments, Computations, Etc ........................................................... 40
    3.15   Evidence of Debt ...................................................................... 41
    3.16   Mandatory Assignment .................................................................. 42

SECTION 4 GUARANTY................................................................................ 42
    4.1    The Guarantee ......................................................................... 42
    4.2    Obligations Unconditional ............................................................. 43
    4.3    Reinstatement ......................................................................... 44
    4.4    Certain Additional Waivers ............................................................ 44
    4.5    Remedies .............................................................................. 44
    4.6    Rights of Contribution ................................................................ 44
    4.7    Continuing Guarantee .................................................................. 45

SECTION 5 CONDITIONS ............................................................................. 45
    5.1    Closing Conditions .................................................................... 45
    5.2    Conditions to all Extensions of Credit ................................................ 47

SECTION 6 REPRESENTATIONS AND WARRANTIES ......................................................... 48
    6.1    Financial Condition ................................................................... 48
    6.2    No Change; Dividends .................................................................. 49
    6.3    Organization; Existence; Compliance with Law .......................................... 49
    6.4    Power; Authorization; Enforceable Obligations ......................................... 50

    6.5    No Legal Bar .......................................................................... 50
    6.6    No Material Litigation ................................................................ 50
    6.7    No Default ............................................................................ 51
    6.8    Ownership of Property; Liens .......................................................... 51
    6.9    Intellectual Property ................................................................. 51
    6.10   No Burdensome Restrictions ............................................................ 51
    6.11   Taxes ................................................................................. 51
    6.12   ERISA ................................................................................. 52
    6.13   Governmental Regulations, Etc ......................................................... 53
    6.14   Subsidiaries .......................................................................... 54
    6.15   Purpose of Loans and Letters of Credit ................................................ 54
    6.16   Environmental Matters ................................................................. 54
    6.17   Perfected Security Interests .......................................................... 55
    6.18   Borrower's Obligations ................................................................ 55
    6.19   Indebtedness .......................................................................... 55
    6.20   Investments ........................................................................... 55
    6.21   Disclosure ............................................................................ 55

SECTION 7 AFFIRMATIVE COVENANTS................................................................... 56
    7.1    Information Covenants ................................................................. 56
    7.2    Preservation of Existence and Franchises .............................................. 60
    7.3    Books and Records ..................................................................... 60
    7.4    Compliance with Law ................................................................... 60
    7.5    Payment of Taxes and Other Indebtedness ............................................... 60
    7.6    Insurance ............................................................................. 61
    7.7    Maintenance of Property ............................................................... 61
    7.8    Performance of Obligations ............................................................ 61
    7.9    Use of Proceeds ....................................................................... 61
    7.10   Audits/Inspections .................................................................... 62
    7.11   Financial Covenants ................................................................... 62
    7.12   Additional Credit Parties ............................................................. 64
    7.13   Ownership of Subsidiaries ............................................................. 64
    7.14   Pledged Assets ........................................................................ 65
    7.15   [Reserved] ............................................................................ 65
    7.16   Field Examination ..................................................................... 65
    7.17   Engagement of Financial Advisor to Lenders ............................................ 65
    7.18   Deposit Accounts ...................................................................... 65

SECTION 8 NEGATIVE COVENANTS ..................................................................... 66
    8.1    Indebtedness .......................................................................... 66
    8.2    Liens ................................................................................. 67
    8.3    Nature of Business .................................................................... 67
    8.4    Consolidation, Merger, Sale or Purchase of Assets, etc ................................ 67
    8.5    Advances, Investments, Loans, etc ..................................................... 68
    8.6    Restricted Payments ................................................................... 68
    8.7    Prepayments of Indebtedness, etc ...................................................... 69
    8.8    Transactions with Affiliates .......................................................... 69

    8.9    Fiscal Year ........................................................................... 70
    8.10   Limitation on Restrictions on Subsidiary Dividends and Other Distributions, etc ....... 70
    8.11   Issuance and Sale of Subsidiary Stock ................................................. 70
    8.12   Sale Leasebacks ....................................................................... 70
    8.13   No Further Negative Pledges ........................................................... 70
    8.14   No Foreign Subsidiaries ............................................................... 71
    8.15   Capital Expenditures .................................................................. 71
    8.16   Consolidated Earn-Outs ................................................................ 71
    8.17   Financial Advisor to the Borrower ..................................................... 71

SECTION 9 EVENTS OF DEFAULT ...................................................................... 71
    9.1    Events of Default ..................................................................... 71
    9.2    Acceleration; Remedies ................................................................ 74

SECTION 10 AGENCY PROVISIONS ..................................................................... 75
   10.1    Appointment ........................................................................... 75
   10.2    Delegation of Duties .................................................................. 76
   10.3    Exculpatory Provisions ................................................................ 76
   10.4    Reliance on Communications ............................................................ 76
   10.5    Notice of Default ..................................................................... 77
   10.6    Non-Reliance on Agent and Other Lenders ............................................... 77
   10.7    Indemnification ....................................................................... 78
   10.8    Agent in its Individual Capacity ...................................................... 78
   10.9    Successor Agent ....................................................................... 78

SECTION 11 MISCELLANEOUS ......................................................................... 79
   11.1    Notices ............................................................................... 79
   11.2    Right of Set-Off ...................................................................... 80
   11.3    Benefit of Agreement .................................................................. 80
   11.4    No Waiver; Remedies Cumulative ........................................................ 82
   11.5    Payment of Expenses, etc .............................................................. 83
   11.6    Amendments, Waivers and Consents ...................................................... 83
   11.7    Counterparts .......................................................................... 84
   11.8    Headings .............................................................................. 84
   11.9    Survival .............................................................................. 84
   11.10   Governing Law; Submission to Jurisdiction; Venue ...................................... 85
   11.11   Severability .......................................................................... 85
   11.12   Entirety .............................................................................. 86
   11.13   Binding Effect; Amendment and Restatement of Original Credit Agreement ................ 86
   11.14   Confidentiality ....................................................................... 86
   11.15   Source of Funds ....................................................................... 87
   11.16   Conflict .............................................................................. 87
   11.17   Settlement of Nursefinders, Inc. Escrow Agreement ..................................... 87

                                    SCHEDULES

Schedule 1.1A              Investments
Schedule 1.1B              Liens
Schedule 1.1C              Form of Amended and Restated Pledge Agreement
Schedule 2.1(a)            Lenders
Schedule 2.1(b)(i)         Form of Notice of Borrowing
Schedule 2.1(e)            Form of Amended, Restated and Substituted Note
Schedule 6.4               Required Consents, Authorizations, Notices and Filings
Schedule 6.9               Intellectual Property
Schedule 6.11              Taxes
Schedule 6.14              Subsidiaries
Schedule 7.1(c)(i)         Form of Officer's Compliance Certificate
Schedule 7.1(c)(ii)        Form of Officer's Compliance Certificate
Schedule 7.1(k)            Form of Borrowing Base Certificate
Schedule 7.12              Form of Joinder Agreement
Schedule 7.18              Form of Agency Agreement
Schedule 8.1               Indebtedness
Schedule 11.3(b)           Form of Assignment and Acceptance

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT


         THIS AMENDED AND RESTATED CREDIT AGREEMENT dated as of June 23, 1997 (the "Credit Agreement"), is by and among PERSONNEL GROUP OF AMERICA, INC., a Delaware corporation (the "Borrower"), the subsidiaries of the Borrower identified on the signature pages hereto and such other subsidiaries as may from time to time become a party hereto (the "Guarantors"), the several lenders identified on the signature pages hereto and such other lenders as may from time to time become a party hereto (the "Lenders") and BANK OF AMERICA, N.A., formerly NationsBank, N.A., as agent for the Lenders (in such capacity, the "Agent").

                                   WITNESSETH

         WHEREAS, the Borrower, the Guarantors, the Lenders and the Agent entered into that certain Credit Agreement, dated as of September 30, 1996 (as amended, the "Original Credit Agreement"), as amended by that certain Amendment No. 1 to Credit Agreement, dated as of December 13, 1996, that certain Amendment No. 2 to Credit Agreement, dated as of February 28, 1997, that certain Amendment No. 3 to Credit Agreement, dated as of April 14, 1997, and that certain Amendment No. 4 to Credit Agreement and Pledge Agreement, dated as of May 19, 1997;

         WHEREAS, the parties hereto have agreed to amend and restate the Original Credit Agreement as set forth herein;

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                    SECTION 1

                                   DEFINITIONS

         1.1      DEFINITIONS.

         As used in this Credit Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

                  "Acquisition Note" means that certain promissory note, dated as of September 30, 1996, executed by the Borrower to the order of BEST in the principal amount of $10,950,000, as such promissory note may be amended, modified, restated or replaced from time to time.

                  "Additional Credit Party" means each Person that becomes a Guarantor after the Closing Date by execution of a Joinder Agreement.

                  "Affiliate" means, with respect to any Person, any other Person (i) directly or indirectly controlling or controlled by or under direct or indirect common control with such Person or (ii) directly or indirectly owning or holding five percent (5%) or more of the equity interest in such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agency Services Address" means Bank of America, N.A., NC1-001-15-04, 101 North Tryon Street, Charlotte, North Carolina 28255,
         Attn: Agency Services, or such other address as may be identified by written notice from the Agent to the Borrower.

                  "Agent" shall have the meaning assigned to such term in the heading hereof, together with any successors or assigns.

                  "Agent's Fee Letter" means that certain letter agreement, dated as of May 2, 1997, between the Agent and the Borrower, as amended, modified, supplemented or replaced from time to time.

                  "Agent's Fees" shall have the meaning assigned to such term in
         Section 3.5(c).

                  "Applicable Percentage" means, for purposes of calculating the applicable interest rate for any day for any Loan or the applicable rate of the Unused Fee for any day for purposes of Section 3.5(a) or the applicable rate of the Letter of Credit Fee for any day for purposes of Section 3.5(b)(i), the appropriate applicable percentage corresponding to the Consolidated Leverage Ratio in effect as of the most recent Calculation Date:

     Pricing Grid for the Period from the Closing Date through March 31 2001

                                                      Applicable      Applicable     Applicable
                                                      Percentage      Percentage     Percentage
   Pricing                                          for Eurodollar  for Letter of    for Unused
    Level       Consolidated Leverage Ratio             Loans         Credit Fee        Fee
   -------      ---------------------------         --------------  -------------    ----------
      I         Less than 1.25:1.00                     0.500%          0.500%         0.125%

     II         Greater than or equal to 1.25:1.00,     0.750%          0.750%         0.150%
                but less than 2.25:1.00

    III         Greater than or equal to 2.25:1.00,     1.000%          1.000%         0.225%
                but less than 3.00:1.00

     IV         Greater than or equal to 3.00:1.00,     1.250%          1.250%         0.250%
                but less than 3.50:1.00

      V         Greater than or equal to 3.50:1.00      1.375%          1.375%         0.350%


             Pricing Grid for April 1, 2001 through February 7, 2002


                                                       Applicable        Applicable
                                                     Percentage for    Percentage for     Applicable
   Pricing                                             Eurodollar     Letter of Credit  Percentage for
    Level     Consolidated Leverage Ratio                Loans              Fee           Unused Fee
   -------    ---------------------------            --------------   ----------------  --------------
      I       Less than or equal to 2.50:1.00            2.000%            2.000%           0.250%

     II       Greater than 2.50:1.00, but less than      2.500%            2.500%           0.375%
              or equal to 3.00:1.00

    III       Greater than 3.00:1.00, but less than      2.750%            2.750%           0.500%
              or equal to 3.50:1.00

     IV       Greater than 3.50:1.00, but less than      3.000%            3.000%           0.500%
              or equal to 4.00:1.00

      V       Greater than 4.00:1.00, but less than      3.250%            3.250%           0.500%
              or equal to 4.50:1.00

     VI       Greater than 4.50:1.00                     3.500%            3.500%           0.500%


                Pricing Grid for February 8, 2002 and thereafter

                                              Applicable                Applicable            Applicable
                                          Percentage for Base         Percentage for        Percentage for
Period                                        Rate Loans           Letter of Credit Fee       Unused Fee
------                                    -------------------      --------------------     --------------
From February 8, 2002 through June 23,           2.00%                     5.00%                 0.50%
2002

From June 24, 2002 through                       2.50%                     5.50%                 0.50%
December 31, 2002

*From January I, 2003 through                    3.25%                     6.25%                 0.50%
June 30, 2003

*From July 1 2003 through                        4.25%                     7.25%                 0.50%
January 1, 2004

*Contingent on extension option being exercised pursuant to Section 3.4(e) of this Credit Agreement.


         provided, however, at such time as the Borrower has permanently reduced the Committed Amount to $130,000,000 or less, then the Applicable Percentage for both Base Rate Loans and Letter of Credit Fees shall be reduced by 0.15% from the respective amounts shown above; provided, further, at such time as the Borrower has permanently reduced the Committed Amount to $125,000,000 or less, then the Applicable Percentage for both Base Rate Loans and Letter of Credit Fees shall be reduced by 0.25% from the respective amounts shown above.

                  "Asset Sale" means (i) any sale, lease, transfer or other disposition (including any such transaction effected by way of merger, amalgamation or consolidation) by the Borrower or any of its Subsidiaries subsequent to the date hereof of any asset (including stock in Subsidiaries of the Borrower), including without limitation any sale leaseback transaction (whether or not involving a Capital Lease), but excluding (a) the sale of inventory in the ordinary course of business for fair consideration,
         (b) the sale or disposition of machinery and equipment no longer used or useful in the conduct of such Person's business, (c) the sale of any asset having a net book value of less than $50,000 and (d) the relocation of the Borrower's headquarters in Charlotte, North Carolina and the disposition of the personal property associated with the current headquarters building and (ii) receipt by the Borrower or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of the property or assets of the Borrower and its Subsidiaries.

                  "Availability" means, as of any date of determination, (i) the Committed Amount as of such date minus (ii) the sum of (a) the aggregate principal amount of outstanding Loans on such date plus (b) LOC Obligations outstanding as of such date.

                  "Bank of America" means Bank of America, N.A. (formerly NationsBank, N.A.) and its successors.

                  "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

                  "Bankruptcy Event" means, with respect to any Person, the occurrence of any of the following with respect to such Person: (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or ordering the winding up or liquidation of its affairs; or (ii) there shall be commenced against such Person an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded for a period of sixty (60) consecutive days; or (iii) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or make any general assignment for the benefit of creditors; or (iv) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.

                  "Base Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the greater of (a) the Federal Funds Rate in effect on such day plus 1/2 of 1% or (b) the Prime Rate in effect on such day. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

                  "Base Rate Loan" means any Loan bearing interest at a rate determined by reference to the Base Rate.

                  "BEST" means Business Enterprise Systems and Technology, Inc., a Washington corporation.

                  "Borrower" means the Person identified as such in the heading hereof, together with any permitted successors and assigns.

                  "Borrower's Obligations" means, without duplication, (i) all of the obligations of the Borrower to the Lenders (including the Issuing Lender) and the Agent, whenever arising, under the Credit Agreement, the Notes or any of the other Credit Documents (including, but not limited to, any interest accruing after the occurrence of a Bankruptcy Event with respect to the Borrower, regardless of whether such interest is an allowed claim under the Bankruptcy Code) and (ii) all liabilities and obligations, whenever arising, owing from the Borrower to any Lender, or any Affiliate of a Lender, arising under any Hedging Agreement.

                  "Borrowing Base" means, as of any day, an amount equal to the sum of (i) 85% of Eligible Receivables as set forth in the applicable Borrowing Base report delivered to the Agent in accordance with Section 7.1(k) plus (ii) the applicable Overadvance.

                  "Borrowing Base Certificate" shall have the meaning assigned to such term in Section 7.1(k).

                  "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina are authorized or required by law to close, except that, when used in connection with a Eurodollar Loan, such day shall also be a day on which dealings between banks are carried on in U.S. dollar deposits in London, England, Charlotte, North Carolina and New York, New York.

                  "Calculation Date" has the meaning set forth in the definition of Applicable Percentage.

                  "Capital Lease" means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

                  "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) U.S. dollar denominated time deposits and certificates of deposit of (i) any Lender, or (ii) any domestic commercial bank of recognized standing (y) having capital and surplus in excess of $500,000,000 and (z) whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Lender"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Lender (or by the parent company thereof) and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by a Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (e) obligations of any State of the United States or any political subdivision thereof, the interest with respect to which is exempt from federal income taxation under
         Section 103 of the Code, having a long term rating of at least AA- or Aa-3 by S&P or Moody's, respectively, and maturing within three years from the date of acquisition thereof, (f) Investments in municipal auction preferred stock (i) rated AAA (or the equivalent thereof) or better by S&P or Aaa (or the equivalent thereof) or better by Moody's and (ii) with dividends that reset at least once every 365 days and (g) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $100,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a), (b), (c), (e) and (f).

                  "Change of Control" means the occurrence of any of the following events: (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership, directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, control over, Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 30% or more of the combined voting power of all Voting Stock of the Borrower, (ii) during any period of up to 24 consecutive months, commencing after the Closing Date, individuals who at the beginning of such 24 month period were directors of the Borrower (together with any new director whose election by the Borrower's Board of Directors or whose nomination for election by the Borrower's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Borrower then in office or (iii) the occurrence of a "Change of Control" under and as defined in either the Subordinated Note Indenture or the Subordinated Notes. As used herein, "beneficial ownership" shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934.

                  "Closing Date" means the date hereof.

                  "Code" means the Internal Revenue Code of 1986, as amended, and any successor thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

                  "Collateral" means a collective reference to the collateral which at any time will be covered by the Collateral Documents.

                  "Collateral Documents" means a collective reference to the Security Agreement, the Pledge Agreement and such other documents executed and delivered in connection with the attachment and perfection of the Agent's security interests and liens arising thereunder, including without limitation, UCC financing statements and patent and trademark filings.

                  "Commitment" means (i) with respect to each Lender, the commitment of such Lender in an aggregate principal amount at any time outstanding of up to such Lender's Commitment Percentage of the Committed Amount, (A) to make Loans in accordance with the provisions of Section 2.1(a) and (B) to purchase participation interests in Letters of Credit in accordance with the provisions of Section 2.2(c) and (ii) with respect to the Issuing Lender, the LOC Commitment.

                  "Commitment Percentage" means, for any Lender, the percentage identified as its Commitment Percentage on Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

                  "Committed Amount" shall have the meaning assigned to such term in Section 2.1(a).

                  "Consolidated Capital Expenditures" means, for any period, all capital expenditures of the Borrower and its Subsidiaries on a consolidated basis for such period, as determined in accordance with GAAP.

                  "Consolidated Earn-Outs" means, for any period, all earn-out payments made by the Borrower and its Subsidiaries on a consolidated basis for such period; provided that, so long as the EBITA (as defined in the Purchase Agreement) of BEST shall exceed $12,600,000 for the twelve month period ending on December 31, 1997, Consolidated Earn-Outs shall exclude the earn-out payment made by the Borrower to BEST pursuant to Section 3.6(b) of the Purchase Agreement.

                  "Consolidated EBITDA" means, for any period, the sum of (i) Consolidated Net Income for such period plus (ii) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for (A) interest expense, (B) total Federal, state, local and foreign income, value added and similar taxes, (C) depreciation and amortization expense, (D) for the Borrower's fourth quarter of its 2001 fiscal year, Restructuring

         Charges taken by the Borrower and its Subsidiaries in such period (but in no event shall all of the add-backs pursuant to this clause (D) exceed $5,750,000 in the aggregate for the Borrower's fourth quarter of its 2001 fiscal year), (E) for any period during the Borrower's 2002 fiscal year, Restructuring Charges taken by the Borrower and its Subsidiaries in such period (but in no event shall all of the add-backs pursuant to this clause (E) exceed $2,000,000 (plus the amount of any Restructuring Charges consisting of expenses that may be incurred in connection with the hiring of an investment advisor to address the Borrower's capital structure) in the aggregate for the Borrower's 2002 fiscal year), (F) for the Borrower's fourth quarter of its 2001 fiscal year, non-cash charges taken by the Borrower in connection with the sale of Paladin Consulting, Inc. (but in no event shall all of the add-backs pursuant to this clause (F) exceed $7,750,000 in the aggregate), (G) non-cash intangible asset impairment charges taken by the Borrower and its Subsidiaries in any such period (but in no event shall all of the add-backs pursuant to this clause (G) exceed $400,000,000 in the aggregate) and (H) non-cash charges taken by the Borrower and its Subsidiaries in connection with the Equity Appreciation Rights Agreement.

                  "Consolidated Funded Indebtedness" means, for any date, (i) the outstanding principal amount of all Funded Indebtedness, without duplication, of the Borrower and its Subsidiaries as of such date less
         (ii) so long as no Loans are outstanding hereunder, the aggregate amount of cash and Cash Equivalents held by the Borrower as of such date less (iii) incremental Indebtedness incurred hereunder solely to fund expenses that may be incurred in connection with the hiring of an investment advisor to address the Borrower's capital structure.

                  "Consolidated Interest Coverage Ratio" means, as of the last day of any fiscal quarter, the ratio of (i) Consolidated EBITDA for the four-quarter period ending on such date to (ii) Consolidated Interest Expense as determined on such date.

                  "Consolidated Interest Expense" means, as of the last day of any fiscal quarter, interest expense of the Borrower and its Subsidiaries on a consolidated basis required to be paid in cash (plus the amortization of ongoing fees previously paid, other than the fee set forth in the Equity Appreciation Rights Agreement, but excluding any interest expense on incremental Indebtedness incurred hereunder solely to fund expenses that may be incurred in connection with the hiring of an investment advisor to address the Borrower's capital structure) for the four-fiscal quarter period ending on such day. For purposes of this Credit Agreement, the interest expense required to be paid under this Credit Agreement is the Base Rate plus the margin set forth in the definition of "Applicable Percentage".

                  "Consolidated Leverage Ratio" means, as of the last day of any fiscal quarter, the ratio of (i) Consolidated Funded Indebtedness as of such date to (ii) Consolidated EBITDA for the four-quarter period ending on such date.

                  "Consolidated Net Income" means, for any period, (i) net income after taxes for such period for the Borrower and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP plus (ii) to the extent not included in the amount determined pursuant to clause (i) above and as calculated on a pro forma basis, net income after taxes for such period for any Person acquired by the Borrower or any of its Subsidiaries during such period (after giving effect to changes in the operating costs of any acquired Person as if such changes were in effect for such period and are reasonably expected to continue).

                  "Consolidated Tangible Net Worth" means, for any date, total shareholders' equity of the Borrower and its Subsidiaries on a consolidated basis as of such date minus (i) net intangible assets shown on the Borrower's balance sheet as of such date plus (ii) for the Borrower's fourth quarter of its 2001 fiscal year, Restructuring Charges taken by the Borrower and its Subsidiaries in such period (but in no event shall all of the after tax add-backs pursuant to this clause (ii) exceed $5,750,000 in the aggregate for the Borrower's fourth quarter of its 2001 fiscal year); provided that add backs pursuant to this clause (ii) shall be net of the tax effects of such Restructuring Charges, plus (iii) for any period during the Borrower's 2002 fiscal year, Restructuring Charges taken by the Borrower and its Subsidiaries in such period (but in no event shall all of the add-backs pursuant to this clause (iii) exceed $2,000,000 (plus the amount of any Restructuring Charges consisting of expenses that may be incurred in connection with the hiring of an investment advisor to address the Borrower's capital structure) in the aggregate for the Borrower's 2002 fiscal year); provided that add backs pursuant to this clause (iii) shall be net of the tax effects of such Restructuring Charges plus (iv) for the Borrower's fourth quarter of its 2001 fiscal year, non-cash charges taken by the Borrower in order to realize a book loss in connection with the sale of Paladin Consulting, Inc. (but in no event shall all of the add-backs pursuant to this clause (iv) exceed $7,750,000 in the aggregate); provided that add backs pursuant to this clause (iv) shall be net of the tax effects of such Restructuring Charges plus (v) non-cash charges taken by the Borrower and its Subsidiaries in connection with the Equity Appreciation Rights Agreement, all as determined in accordance with GAAP.

                  "Consolidated Scheduled Funded Indebtedness Payments" means, as of the last day of any fiscal quarter, total scheduled payments of principal on Funded Indebtedness for the Borrower and its Subsidiaries on a consolidated basis for the four-fiscal quarter period beginning on the immediately succeeding day. Consolidated Scheduled Funded Indebtedness Payments shall not include any Consolidated Earn-Outs.

                  "Consolidated Senior Funded Indebtedness" means, for any date,
         (i) the outstanding principal amount of all Consolidated Funded Indebtedness, without duplication, of the Borrower and its Subsidiaries as of such date less (ii) the outstanding principal amount of all Subordinated Indebtedness as of such date.

                  "Consolidated Senior Leverage Ratio" means, as of the last day of any fiscal quarter, the ratio of (i) Consolidated Senior Funded Indebtedness as of such date to (ii) Consolidated EBITDA for the four-quarter period ending on such date.

                  "Credit Documents" means a collective reference to this Credit Agreement, the Notes, the LOC Documents, the Collateral Documents, each Joinder Agreement, the Agent's Fee Letter, the Equity Appreciation Rights Agreement and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

                  "Credit Party" means any of the Borrower and the Guarantors.

                  "Debt Issuance" means the issuance of any Indebtedness for borrowed money (including debt securities) by the Borrower or any of its Subsidiaries, other than (i) the Loans, (ii) Subordinated Indebtedness evidencing contingent earn-out payment obligations or similar obligations or incurred pursuant to Section 8.1(g) hereof, and
         (iii) purchase money Indebtedness permitted under Section 8.1(c).

                  "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Dollars" and "$" means dollars in lawful currency of the United States of America.

                  "Eligible Receivables" means, as of any date of determination and without duplication, the aggregate book value of all accounts receivable, receivables, and obligations for payment created or arising from the sale of inventory or the rendering of services in the ordinary course of business (collectively, the "Receivables"), owned by or owing to the Borrower or any of its Subsidiaries, net of allowances and reserves for doubtful or uncollectible accounts and sales adjustments consistent with such Person's internal policies and in any event in accordance with GAAP, but excluding in any event (i) any Receivable which is (a) not subject to a perfected, first priority Lien in favor of the Agent to secure the Borrower's Obligations or (b) subject to any other Lien that is not a Permitted Lien, (ii) Receivables which are more than 90 days past due (net of reserves for bad debts in connection with any such receivables), (iii) 75% of the book value of all non-past-due Receivables owing from an account debtor if 50% or more or such account debtor's Receivables are 90 days or more past due, (iv) Receivables evidenced by notes, chattel paper or other instruments, unless such notes, chattel paper or instruments have been delivered to and are in the possession of the Agent, (v) Receivables owing by an account debtor which is not solvent or is subject to any bankruptcy or insolvency proceeding of any kind, (vi) Receivables owing by an account debtor located outside of the United States (unless payment for the goods shipped is secured by an irrevocable letter of credit in a form and from an institution acceptable to the Agent), (vii) Receivables which are contingent or subject to offset, deduction, counterclaim, dispute or other defense to payment, in each case to the extent of such offset, deduction, counterclaim, dispute or other defense, (viii) Receivables for which any direct or indirect Subsidiary or any Affiliate is the account debtor, (ix) Receivables representing a sale to the government of the United States of America or any subdivision thereof unless the Federal Assignment of Claims Act or other similar applicable law has been complied with to the satisfaction of the Agent with respect to the granting of a security interest in such Receivable, and (x) Receivables which fail to meet such other specifications and requirements as may from time to time be established by the Agent in its reasonable discretion.

                  "Environmental Laws" means any and all lawful and applicable Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

                  "Equity Appreciation Rights Agreement" means that certain Equity Appreciation Rights Agreement among the Borrower, the Lenders part thereto and the Agent dated as of February 8, 2002.

                  "Equity Transaction" means any issuance by the Borrower or any of its Subsidiaries to any Person of shares of its capital stock or other equity interests, any shares of its capital stock or other equity interests pursuant to the exercise of options or warrants or any shares of its capital stock or other equity interests pursuant to the conversion of any debt securities to equity.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                  "ERISA Affiliate" means an entity which is under common control with any Credit Party within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes the Borrower and which is treated as a single employer under Sections 414(b), (c), (m), or (o) of the Code.

                  "Eurodollar Loan" means any Loan bearing interest at a rate determined by reference to the Eurodollar Rate.

                  "Eurodollar Rate" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate determined pursuant to the following formula:

                    Eurodollar Rate =           Interbank Offered Rate
                                          ---------------------------------
                                          1 - Eurodollar Reserve Percentage

                  "Eurodollar Reserve Percentage" means for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined), whether or not Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

                  "Event of Default" means such term as defined in Section 9.1.

                  "Fees" means all fees payable pursuant to Section 3.5.

                  "Federal Funds Rate" means, for any day, the rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provide that (A) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (B) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent on such day on such transactions as determined by the Agent.

                  "First Extension Fee" means a fee equal to the Committed Amount as of January 1, 2003 multiplied by 0.75%; provided, however, if on or before December 31, 2002 the Borrower has permanently reduced the Committed Amount to $130,000,000 or less, then the "First Extension Fee" shall equal the Committed Amount as of January 1, 2003 multiplied by 0.60%; provided further, if on or before December 31, 2002 the Borrower has permanently reduced the Committed Amount to $125,000,000 or less, then the "First Extension Fee" shall equal the Committed Amount as of January 1, 2003 multiplied by 0.50%.

                  "First Extension Option" means the Borrower's option to extend the Termination Date, as more fully set out in Section 3.4(e)(i).

                  "Fourth Amendment" means that certain Amendment No.4 to Amended and Restated Credit Agreement dated as of February 8, 2002 by and among the Borrower, the Guarantors party thereto, the Lenders party thereto and the Agent.

                  "Fourth Amendment Effective Date" means February 8, 2002 so long as all of the conditions precedent to the effectiveness of the Fourth Amendment are satisfied by the Credit Parties or waived by the Agent and/or the Lenders, as applicable.

                  "Funded Indebtedness" means, with respect to any Person, without duplication, (i) all Indebtedness of such Person for borrowed money, (ii) all amounts due and owing by such Person under any contingent earn-out agreements to which such Person is a party, (iii) all purchase money Indebtedness of such Person, including without limitation the principal portion of all obligations of such Person under Capital Leases, (iv) all Guaranty Obligations of such Person with respect to Funded Indebtedness of another Person, (v) the maximum available amount of all standby letters of credit or acceptances issued or created for the account of such Person, (vi) all Funded Indebtedness of another Person secured by a Lien on any Property of such Person, whether or not such Funded Indebtedness has been assumed, and (vii) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP. The Funded Indebtedness of any Person shall include the Funded Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer, but shall exclude fees associated with the Equity Appreciation Rights Agreement.

                  "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of
         Section 1.3 hereof.

                  "Governmental Authority" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

                  "Guarantor" means each of those Persons identified as a "Guarantor" on the signature pages hereto, and each Additional Credit Party which may hereafter execute a Joinder Agreement, together with their successors and permitted assigns.

                  "Guaranty Obligations" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any Property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

                  "Hedging Agreements" means any interest rate protection agreement or foreign currency exchange agreement between the Borrower and any Lender, or any Affiliate of a Lender.

                  "Indebtedness" of any Person means (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (iv) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (v) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements,
         (vi) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (vii) all Guaranty Obligations of such Person (excluding, to the extent entered in the ordinary course of business, any Guaranty Obligations of the Borrower with respect to Operating Leases of any Subsidiary of the Borrower),
         (viii) the principal portion of all obligations of such Person under Capital Leases, (ix) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements (including, but not limited to, the Hedging Agreements), (x) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (xi) all preferred stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date and (xii) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

                  "Interbank Offered Rate" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the rate of interest, determined by the Agent on the basis of the offered rates for deposits in dollars for a period of time corresponding to such Interest Period (and commencing on the first day of such Interest Period), appearing on Telerate Page 3750 (or, if, for any reason, Telerate Page 3750 is not available, the Reuters Screen LIBO Page) as of approximately 11:00 A.M. (London time) two (2) Business Days before the first day of such Interest Period. As used herein, "Telerate Page 3750" means the display designated as page 3750 by Dow Jones Telerate, Inc. (or such other page as may replace such page on that service for the purpose of displaying the British Bankers Association London interbank offered rates) and "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

                  "Intercompany Indebtedness" means any Indebtedness of a Credit Party (other than the Borrower) which (i) is owing to the Borrower or any other Credit Party and (ii) by its terms is specifically subordinated in right of payment to the prior payment of the obligations of the Credit Parties under this Credit Agreement and the other Credit Documents on terms and conditions reasonably satisfactory to the Required Lenders.

                  "Interest Payment Date" means as to any Loan, the last day of each calendar month, the date of repayment of principal of such Loan and the Termination Date. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day.

                  "Investment", in any Person, means any loan or advance to such Person, any purchase or other acquisition of any capital stock, warrants, rights, options, obligations or other securities of, or equity interest in, such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any Guaranty Obligation incurred for the benefit of such Person. In computing the amount involved in any Investment, (i) undistributed earnings of, and interest accrued in respect of Indebtedness owing by, any such other Person accrued after the date of such Investment shall not be included, (ii) there shall not be deducted from the amounts invested in any such other Person any amounts received as earnings (in the form of dividends, interest or otherwise) on such Investment or as loans or advances from such other Person, and (iii) unrealized increases or decreases in value, or write-ups, write-downs or write-offs, of Investments in any such other Person shall be disregarded.

                  "Issuing Lender" means Bank of America.

                  "Issuing Lender Fees" shall have the meaning assigned to such term in Section 3.5(b)(iii).

                  "Joinder Agreement" means a Joinder Agreement substantially in the form of Schedule 7.12 hereto, executed and delivered by an Additional Credit Party in accordance with the provisions of Section 7.12.

                  "Lenders" means each of the Persons identified as a "Lender" on the signature pages hereto, and each Person which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

                  "Letter of Credit" means any letter of credit issued by the Issuing Lender for the account of the Borrower in accordance with the terms of Section 2.2.

                  "Letter of Credit Fee" shall have the meaning assigned to such term in Section 3.5(b)(i).

                  "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

                  "Liquidity" means, as of any date of determination, the sum of
         (i) Consolidated EBITDA plus (ii) Availability; provided, however, that
         (A) as of May 31, 2002, Consolidated EBITDA shall be determined based upon Consolidated EBITDA for the five-month period ending as of such date, (B) as of November 30, 2002, Consolidated EBITDA shall be determined based upon Consolidated EBITDA for the six-month period ending as of such date, and (C) as of May 31, 2003, Consolidated EBITDA shall be determined based upon Consolidated EBITDA for the six-month period ending as of such date.

                  "Loan" or "Loans" shall have the meaning assigned to such term in Section 2.1(a).

                  "LOC Commitment" means the commitment of the Issuing Lender to issue Letters of Credit in an aggregate face amount at any time outstanding (together with the amounts of any unreimbursed drawings thereon) of up to the LOC Committed Amount.

                  "LOC Committed Amount" shall have the meaning assigned to such term in Section 2.2.

                  "LOC Documents" means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

                  "LOC Obligation "means, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

                  "Material Adverse Effect" means a material adverse effect on
         (i) the condition (financial or otherwise), operations, business, assets, liabilities or prospects of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of any Credit Party to perform any material obligation under the Credit Documents to which it is a party or (iii) the material rights and remedies of the Lenders under the Credit Documents.

                  "Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental

         Laws, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

                  "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA.

                  "Multiple Employer Plan" means a Plan which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate and at least one employer other than the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate are contributing sponsors.

                  "NationsBank Liquidity Line" means that certain $10,000,000 liquidity line provided by NationsBank, N.A. to the Borrower, as evidenced by that certain promissory note, dated as of June 2, 1997, executed by the Borrower in favor of NationsBank, N.A., which liquidity line has been terminated.

                  "Net Proceeds" means cash proceeds, which in the aggregate exceed $500,000 for any single transaction, received by the Borrower or any of its Subsidiaries from time to time in connection with any Asset Sale, any Equity Transaction or any Debt Issuance, net of actual costs (including, without limitation, commissions and underwriting discounts, if any) and taxes paid by such Person in connection with and attributable to such Asset Sale, Equity Transaction or Debt Issuance; provided, however, "Net Proceeds" shall not include the aggregate cash proceeds received by the Borrower from time to time in connection with the issuance by the Borrower of any capital stock or other equity interests pursuant to stock options granted under the Borrower's 1995 Equity Participation Plan, or any successor plan, or any shares issued under the Borrower's 1997 Employee Stock Purchase Plan, or any successor plan. It is understood that "Net Proceeds" shall include, without limitation, any cash or Cash Equivalents received upon the realization or payment of, or sale or other disposition of, any non-cash consideration received by any Credit Party in connection with any Asset Sale, Equity Transaction or Debt Issuance, except that, for purposes of the Committed Amount reduction required pursuant to Section 3.3(c)(iii), "Net Proceeds" shall exclude proceeds received by InfoTech Services, Inc. on the promissory note it received as partial consideration upon the sale of Paladin Consulting, Inc.

                  "Non-Excluded Taxes" means such term as is defined in Section 3.10.

                  "Note" means a promissory note of the Borrower in favor of a Lender delivered pursuant to Section 2.1(e) and evidencing the Loans of such Lender, as such promissory note may be amended, modified, restated or replaced from time to time.

                  "Notice of Borrowing" means a written notice of borrowing in substantially the form of Schedule 2.1(b)(i), as required by Section 2.1(b)(i).

                  "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any Property (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor.

                  "Original Credit Agreement" means such term as defined in the preamble hereto.

                  "Overadvance" means for the Fiscal Quarter of the Borrower set forth in the table below, the Dollar amount set forth below corresponding to such Fiscal Quarter:

                     Fiscal Quarter                                  Overadvance Amount
                     --------------                                  ------------------
                   1st Quarter - 2002                                   $73,000,000
                   2nd Quarter - 2002                                   $73,000,000
                   3rd Quarter - 2002                                   $72,500,000
                   4th Quarter - 2002                                   $72,000,000
                   1st Quarter - 2003                                   $72,000,000
                   2nd Quarter - 2003                                   $70,000,000
                   3rd Quarter - 2003                                   $66,500,000
                   4th Quarter - 2003                                   $64,500,000

         provided, however, that each such Overadvance Amount set forth above shall be permanently reduced by an amount equal to all reductions in the Committed Amount pursuant to Section 3.3(c) or Section 3.4(a); provided, further, that if such reduction in the Committed Amount in the preceding proviso involves the application of proceeds from a sale that includes the sale of Eligible Receivables (or an entity that owns Eligible Receivables), then the amount of the reduction in the Overadvance Amount pursuant to the preceding proviso shall not include 85% of such Eligible Receivables sold.

                  "Participation Interest" means, the extension of credit by a Lender by way of a purchase of a participation in any Letters of Credit or LOC Obligations as provided in Section 2.2(c) or in any Loans as provided in Section 3.13.

                  "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

                  "Permitted Investments" means Investments which are either (i) cash and Cash Equivalents; (ii) accounts receivable created, acquired or made by the Borrower or any of its Subsidiaries in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (iii) Investments consisting of stock, obligations, securities or other property received by the Borrower or any of its Subsidiaries in settlement of accounts receivable (created in the ordinary course of business) from insolvent or bankrupt obligors; (iv) Investments existing as of the Fourth Amendment Effective Date and set forth in Schedule l.lA, (v) Guaranty Obligations permitted by Section 8.1; (vi) transactions explicitly permitted by clauses (i), (ii) and (iv) of Section 8.8; (vii) advances or loans to directors, officers, agents, customers or suppliers that do not exceed $250,000 in the aggregate at any one time outstanding; (viii) short term advances or loans to employees in the ordinary course of business for such employees' ordinary business expenses that do not exceed $2,000,000 in the aggregate at any one time outstanding (ix) Intercompany Indebtedness permitted by Section 8.1;
         (x) Investments resulting from the settlement of litigation between BEST Consulting, an unincorporated division of InfoTech Services, Inc., and two of its former senior officers, the proposed terms of which have been disclosed to the Lenders; and (xi) other Investments, provided that (a) the aggregate outstanding amount of all such other Investments taken together shall not exceed $3,000,000; and (b) should CareerShop.com, Inc. be released from its Guaranty Obligations under this Credit Agreement pursuant to Section 4.8 hereof, Investments in CareerShop.com, Inc. shall be Permitted Investments pursuant to this clause (xi) only to the extent that (1) the aggregate amount of such Investments does not exceed $1,000,000; and (2) the Borrower has pledged to the Agent, for the benefit of the Lenders, all of its equity interests in CareerShop.com, Inc.

                  "Permitted Liens" means:

                           (i) Liens in favor of the Agent on behalf of the Lenders;

                           (ii) Liens (other than Liens created or imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

                           (iii) statutory Liens of landlords and Liens of
                  carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

                           (iv) Liens (other than Liens created or imposed under ERISA) incurred or deposits made by the Borrower and its Subsidiaries in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                           (v) Liens in connection with attachments or judgments (including judgment or appeal bonds) provided that the judgments secured shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 30 days after the expiration of any such stay;

                           (vi) easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes;

                           (vii) Liens on Property securing purchase money Indebtedness (including Capital Leases) to the extent permitted under Section 8.1(c), provided that any such Lien attaches to such Property concurrently with or within 90 days after the acquisition thereof;

                           (viii) normal and customary rights of setoff upon
                  deposits of cash in favor of banks or other depository institutions;

                           (ix) other Liens, provided that the aggregate amount Indebtedness secured by such Liens shall not exceed an aggregate principal amount of $1,000,000; and

                           (x) Liens existing as of the Fourth Amendment Effective Date and set forth on Schedule 1.1B.

                  "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

                  "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

                  "Pledge Agreement" means the amended and restated pledge and security agreement dated as of the Closing Date in the form of Schedule 1.1C to be executed in favor of the Agent by each Credit Party which owns any stock in any Subsidiary of the Borrower.

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by Bank of America as its prime rate in effect at its principal office in Charlotte, North Carolina, with each change in the Prime Rate being effective on the date such change is publicly announced as effective (it being understood and agreed that the Prime Rate is a reference rate used by Bank of America in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit by Bank of America to any debtor).

                  "Pro Forma Basis" means, with respect to any Pro Forma Transaction, that such Pro Forma Transaction shall be deemed to have occurred as of the first day of the four fiscal-quarter period ending as of the most recent fiscal quarter end preceding the date of such Pro Forma Transaction with respect to which the Agent and the Lenders have received the officer's certificate in accordance with the provisions of
         Section 7.1(c)(i). With respect to any incurrence, assumption or retirement of Indebtedness as referred to in Section 8.1(h), any such Indebtedness which has a floating or formula rate shall have an implied rate of interest for the applicable period equal to the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination.

                  "Pro Forma Transaction" means any incurrence, assumption or retirement of Indebtedness as referred to in Section 8.1(h).

                  "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  "Purchase Agreement" means that certain asset purchase agreement, dated as of September 20, 1996, among the Borrower, BEST, Craig Newbold, William Adamucci, David McKee, Ron Hetland and Lester LeRoss, as the same may be amended, modified, restated or replaced from time to time.

                  "Register" shall have the meaning given such term in Section 113(c).

                  "Regulation D, U, or X" means Regulation D, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Materials of Environmental Concern).

                  "Reportable Event" means any of the events set forth in
         Section 4043(c) of ERISA, other than those events as to which the post-event notice requirement is waived under subsections .13, .14, .18, .19, or .20 of PBGC Reg. ss. 2615.

                  "Required Lenders" means, at any time, Lenders which are then in compliance with their obligations hereunder (as determined by the Agent) and holding in the aggregate at least 66 2/3% of (i) the Commitments (and Participation Interests therein) or (ii) if the Commitments have been terminated, the outstanding Loans and Participation Interests (including the Participation Interests of the Issuing Lender in any Letters of Credit).

                  "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental

         Authority, in each case applicable to or binding upon such Person or any of its material property is subject.

                  "Restricted Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of the Borrower or any of its Subsidiaries, now or hereafter outstanding, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of the Borrower or any of its Subsidiaries, now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of the Borrower or any of its Subsidiaries, now or hereafter outstanding and
         (iv) any payment or prepayment of principal of, premium, if any, or interest on, redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Indebtedness.

                  "Restructuring Charges" means for any period non-recurring restructuring charges taken by the Borrower and its Subsidiaries in such period including, without limitation, severance payments, abandoned lease obligations, office relocation expenses, re-branding expenses, asset write-offs, legal, accounting, audit, tax, financial advisor and other professional advisor fees but only to the extent the foregoing relate to the Borrower's restructuring and rationalization of its operations.

                  "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor or assignee of the business of such division in the business of rating securities.

                  "Second Extension Fee" means a fee equal to the Committed Amount as of June 30, 2003 multiplied by 1.00%; provided, however, if on or before June 30, 2003 the Borrower has permanently reduced the Committed Amount to $130,000,000 or less, then the "Second Extension Fee" shall equal the Committed Amount as of June 30, 2003 multiplied by 0.85%; provided, further, if on or before June 30, 2003 the Borrower has permanently reduced the Committed Amount to $125,000,000 or less, then the "Second Extension Fee" shall equal the Committed Amount as of June 30, 2003 multiplied by 0.75%.

                  "Second Extension Option" means the Borrower's option to extend the Termination Date, as more fully set at in Section 3.4(e)(ii).

                  "Security Agreement" means a security agreement in form and substance satisfactory to the Agent to be executed in favor of the Agent by the Borrower and each Subsidiary, as amended, modified, restated or supplemented from time to time.

                  "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Solvent" or "Solvency" means, with respect to any Person as of a particular date, that on such date (i) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (ii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (iii) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's Property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (iv) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (v) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "Subordinated Indebtedness" means (i) any Indebtedness arising under the Subordinated Note Documents, (ii) any Indebtedness evidenced by the Acquisition Note and (iii) any additional Indebtedness (including contingent earn-outs) incurred by the Borrower or any of its Subsidiaries which by its terms is specifically subordinated in right of payment to the prior payment of the obligations of the Credit Parties under this Credit Agreement and the other Credit Documents on terms and conditions satisfactory to the Agent.

                  "Subordinated Note" means any of the 5 3/4% Convertible Subordinated Notes due 2004 issued by the Borrower in favor of the Subordinated Noteholders pursuant to the Subordinated Note Indenture, as such Subordinated Notes may be amended, modified, restated or supplemented and in effect from time to time.

                  "Subordinated Note Documents" means a collective reference to the Subordinated Note Indenture, the Subordinated Notes and all other related agreements and documents issued or delivered thereunder or pursuant thereto.

                  "Subordinated Note Indenture" means that certain Indenture, dated as of the Closing Date, by and between the Borrower and First Union National Bank, as trustee, as the same may be amended, modified, restated or supplemented and in effect from time to time.

                  "Subordinated Noteholder" means any of the holders from time to time of the Subordinated Notes.

                  "Subsidiary" means, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than 50% equity interest at any time.

                  "Termination Date" means, subject to Section 3.4(e), January 1, 2003.

                  "Termination Event" means (i) with respect to any Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan;
         (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA;
         (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; or (vi) the complete or partial withdrawal of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate from a Multiemployer Plan.

                  "Third Amendment" means that certain Amendment No. 3 to Amended and Restated Credit Agreement dated as of March 21, 2001 by and among the Borrower, the Guarantors party thereto, the Lenders party thereto and the Agent.

                  "Third Amendment Effective Date" means the date on which all of the conditions precedent to the effectiveness of the Third Amendment are satisfied by the Credit Parties or waived by the Agent and/or the Required Lenders, as applicable.

                  "Unused Committed Amount" means, for any period, the amount by which (a) the then applicable Committed Amount exceeds (b) the daily average sum for such period of (i) the outstanding aggregate principal amount of all Loans plus (ii) the outstanding aggregate principal amount of all LOC Obligations.

                  "Unused Fee" shall have the meaning assigned to such term in
         Section 3.5(a).

                  "Unused Fee Calculation Period" shall have the meaning assigned to such term in Section 3.5(a).

                  "Voting Stock" means, with respect to any Person, capital stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

         1.2      COMPUTATION OF TIME PERIODS.

         For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

         1.3      ACCOUNTING TERMS.

         Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1 hereof (or, prior to the delivery of the first financial statements pursuant to Section 7.1 hereof, consistent with the financial statements as at December 29,
1996); provided, however, if (a) the Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Agent or the Required Lenders shall so object in writing within 30 days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Borrower to the Lenders as to which no such objection shall have been made.

                                   SECTION 2

                               CREDIT FACILITIES

         2.1      LOANS.

         (a) Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make available to the Borrower such Lender's Commitment Percentage of revolving credit loans requested by the Borrower in Dollars ("Loans") from time to time from the Closing Date until the Termination Date, or such earlier date as the Commitments shall have been terminated as provided herein for the purposes hereinafter set forth; provided, however, that the sum of the aggregate principal amount of outstanding Loans shall not exceed the lesser of (i) ONE HUNDRED THIRTY SIX MILLION DOLLARS ($136,000,000) (as such aggregate maximum amount may be reduced from time to time as provided in Section 3.4, the "Committed Amount") and (ii) the Borrowing Base; provided, further, (A) with regard to each Lender individually, such Lender's outstanding Loans shall not exceed such Lender's Commitment Percentage of the lesser of (i) the Committed Amount, and (ii) the Borrowing Base; and (B) with regard to the Lenders collectively, the aggregate principal amount of outstanding Loans plus LOC Obligations outstanding shall not exceed the lesser of (1) the Committed Amount and (2) the Borrowing Base. All loans shall be Base Rate Loans, and may be repaid and reborrowed in accordance with the provisions hereof.

         (b)      Loan Borrowings.

                  (i) Notice of Borrowing. The Borrower shall request a Loan borrowing by written notice (or telephone notice promptly confirmed in writing) to the Agent not later than 11:00 A.M. (Charlotte, North Carolina time) on the Business Day prior to the date of the requested borrowing. Each such request for borrowing shall be irrevocable and shall specify (A) that a Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), and
         (C) the aggregate principal amount to be borrowed. The Agent shall give notice to each affected Lender promptly upon receipt of each Notice of Borrowing pursuant to this Section 2.1(b)(i), the contents thereof and each such Lender's share of any borrowing to be made pursuant thereto.

                  (ii) Minimum Amounts. Each Loan shall be in a minimum aggregate principal amount of $500,000 and integral multiples of $100,000 in excess thereof (or the remaining amount of the Committed Amount, if less).

                  (iii) Advances. Each Lender will make its Commitment Percentage of each Loan borrowing available to the Agent for the account of the Borrower as specified in Section 3.14(a), or in such other manner as the Agent may specify in writing, by 1:00 P.M. (Charlotte, North Carolina time) on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Agent. Such borrowing will then be made available to the Borrower by the Agent by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

         (c) Repayment. The principal amount of all Loans shall be due and payable in full on the Termination Date.

         (d) Interest. Subject to the provisions of Section 3.1, all Loans shall bear interest at a per annum rate equal to the Base Rate plus the Applicable Percentage. Interest on Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

         (e) Notes. The Loans made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to such Lender in an original principal amount equal to such Lender's Commitment Percentage of the Committed Amount and in substantially the form of Schedule 2.1(e).

         2.2      LETTER OF CREDIT SUBFACILITY.

         (a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require, the Lenders will participate in the issuance by the Issuing Lender from time to time of such Letters of Credit in Dollars from the Closing Date until the Termination Date as the Borrower may request, in a form acceptable to the Issuing Lender; provided, however, that (i) the LOC Obligations outstanding shall not at any time exceed TWENTY MILLION DOLLARS ($20,000,000) (the "LOC Committed Amount") and (ii) the sum of the aggregate principal amount of outstanding Loans plus LOC Obligations outstanding shall not at any time exceed the lesser of (A) the Committed Amount and (B) the Borrowing Base. No Letter of Credit shall (x) have an original expiry date more than one year from the date of issuance or (y) as originally issued or as extended, have an expiry date extending beyond the Termination Date (as then in effect), unless
(1) such

Letter of Credit will expire within one (1) year of the Termination Date, (2) such Letter of Credit shall be fully cash collateralized on and after the Termination Date in accordance with Section 3.3(b)(i)(B), and (3) the Issuing Lender shall have consented to such expiry date. Each Letter of Credit shall comply with the related LOC Documents. The issuance and expiry date of each Letter of Credit shall be a Business Day.

         (b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted by the Borrower to the Issuing Lender at least three (3) Business Days prior to the requested date of issuance. The Issuing Lender will, at least quarterly and more frequently upon request, disseminate to each of the Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the beneficiary, the face amount, expiry date as well as any payment or expirations which may have occurred.

         (c) Participation. Each Lender, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the applicable Issuing Lender in such Letter of Credit and the obligations arising thereunder, in each case in an amount equal to its pro rata share of the obligations under such Letter of Credit (based on the respective Commitment Percentages of the Lenders) and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its pro rata share of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit, each such Lender shall pay to the Issuing Lender its pro rata share of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) hereof. The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

         (d) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrower. Unless the Borrower shall immediately notify the Issuing Lender that the Borrower intends to otherwise reimburse the Issuing Lender for such drawing, the Borrower shall be deemed to have requested that the Lenders make a Loan in the amount of the drawing as provided in subsection (e) hereof on the related Letter of Credit, the proceeds of which will be used to satisfy the related reimbursement obligations. The Borrower promises to reimburse the Issuing Lender on the day of drawing under any Letter of Credit (either with the proceeds of a Loan obtained hereunder or otherwise) in same day funds. If the Borrower shall fail to reimburse the Issuing Lender as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Base Rate plus the Applicable Percentage plus two percent (2%). The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of setoff, counterclaim or defense to payment the Borrower may claim or have against the Issuing Lender, the Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower or any other Credit Party to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the other Lenders of the amount of any unreimbursed drawing and each Lender shall promptly pay to the Agent for the account of the Issuing Lender in Dollars and in immediately available funds, the amount of such Lender's pro rata share of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Issuing Lender if such notice is received at or before 2:00 P.M. (Charlotte, North Carolina time) otherwise such payment shall be made at or before 12:00 Noon (Charlotte, North Carolina time) on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to the Issuing Lender in full upon such request, such Lender shall, on demand, pay to the Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date that such Lender is required to make payments of such amount pursuant to the preceding sentence, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each Lender's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations of the Borrower hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Lender to the Issuing Lender, such Lender shall, automatically and without any further action on the part of the Issuing Lender or such Lender, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Lender) in the related unreimbursed drawing portion of the LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the Borrower with respect thereto.

         (e) Repayment with Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, a Loan advance to reimburse a drawing under a Letter of Credit, the Agent shall give notice to the Lenders that a Loan has been requested or deemed requested by the Borrower to be made in connection with a drawing under a Letter of Credit, in which case a Loan advance comprised of Base Rate Loans shall be immediately made to the Borrower by all Lenders (notwithstanding any termination of the Commitments pursuant to Section 9.2) pro rata based on the respective Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 9.2) and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each such Lender hereby irrevocably agrees to make its pro rata share of each such Loan immediately upon any such request or deemed request in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (i) the amount of such borrowing may not comply with the minimum amount for advances of Loans otherwise required hereunder, (ii) whether any conditions specified in
Section 5.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Loan to be made by the time otherwise required hereunder, (v) whether the date of such borrowing is a date on which Loans are otherwise permitted to be made hereunder or (vi) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any Credit Party), then each such Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Issuing Lender such participation in the outstanding LOC Obligations as shall be necessary to cause each such Lender to share in such LOC Obligations ratably (based upon the respective Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 9.2)), provided that at the time any purchase of participation pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Issuing Lender, to the extent not paid to the Issuer by the Borrower in accordance with the terms of subsection (d) hereof, interest on the principal amount of participation purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to, if paid within two (2) Business Days of the date of the Loan advance, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate.

         (f) Designation of Subsidiaries as Account Parties. Notwithstanding anything to the contrary set forth in this Credit Agreement, including without limitation Section 2.2(a) hereof, a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Subsidiary of the Borrower, provided that notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Credit Agreement for such Letter of Credit and such statement shall not affect the Borrower's reimbursement obligations hereunder with respect to such Letter of Credit.

         (g) Renewal, Extension. The renewal or extension of any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

         (h) Uniform Customs and Practices. The Issuing Lender may have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (the "UCP"), in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof.

         (i) Indemnification; Nature of Issuing Lender's Duties. (i) In addition to its other obligations under this Section 2.2, the Borrower hereby agrees to protect, indemnify, pay and save the Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called "Government Acts").

                  (ii) As between the Borrower and the Issuing Lender, the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuing Lender shall not be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (D) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (E) for any consequences arising from causes beyond the control of the Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

                  (iii) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted without gross negligence or bad faith, shall not put such Issuing Lender under any resulting liability to the Borrower or any other Credit Party. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the Issuing Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower (on behalf of itself and each of the other Credit Parties), including, without limitation, any and all Government Acts. The Issuing Lender shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender.

                  (iv) Nothing in this subsection (h) is intended to limit the reimbursement obligations of the Borrower contained in subsection
         (d) above. The obligations of the Borrower under this subsection (h) shall survive the termination of this Credit Agreement. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender to enforce any right, power or benefit under this Credit Agreement.

                  (v) Notwithstanding anything to the contrary contained in this subsection (h), the Borrower shall have no obligation to indemnify the Issuing Lender in respect of any liability incurred by the Issuing Lender (A) arising out of the gross negligence or willful misconduct of the Issuing Lender, as determined by a court of competent jurisdiction, or (B) caused by the Issuing Lender's failure to pay under any Letter of Credit after presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, as determined by a court of competent jurisdiction, unless such payment is prohibited by any law, regulation, court order or decree.

         (j) Responsibility of Issuing Lender. It is expressly understood and agreed that the obligations of the Issuing Lender hereunder to the Lenders are only those expressly set forth in this Credit Agreement and that the Issuing Lender shall be entitled to assume that the conditions precedent set forth in
Section 5.2 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Section 2.2 shall be deemed to prejudice the right of any Lender to recover from the Issuing Lender any amounts made available by such Lender to the Issuing Lender pursuant to this Section 2.2 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Lender.

         (k) Conflict with LOC Documents. In the event of any conflict between this Credit Agreement and any LOC Document (including any letter of credit application), this Credit Agreement shall control.

                                   SECTION 3

                 OTHER PROVISIONS RELATING TO CREDIT FACILITIES

         3.1      DEFAULT RATE.

         Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then 2% greater than the Base Rate plus the Applicable Percentage).

         3.2      [RESERVED].

         3.3      PREPAYMENTS.

         (a) Voluntary Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time, subject to Section 3.11, but otherwise without premium or penalty; provided, however, that each such partial prepayment of Loans shall be in a minimum principal amount of $500,000 or such lesser amount as may be approved by the Agent. Subject to the foregoing terms, amounts prepaid under this Section 3.3(a) shall be applied as the Borrower may elect or, if the Borrower has not so specified, first to Base Rate Loans and then (after all Loans have been repaid) to cash collateralize the LOC Obligations (in a manner satisfactory to the Agent).

         (b)      Mandatory Prepayments and Cash Collateralization.

                  (i)      (A)      Committed Amount. If at any time, the sum of
                  the aggregate principal amount of outstanding Loans plus LOC Obligations outstanding shall exceed the lesser of (I) the Committed Amount and (II) the Borrowing Base, the Borrower promises to prepay immediately the outstanding principal balance on the Loans and (after all Loans have been repaid) cash collateralize the LOC Obligations (in a manner satisfactory to the Agent) in an amount sufficient to eliminate such excess (to be applied as set forth in Section 3.3(c) below). Without limiting the foregoing, each Credit Party acknowledges and agrees that the Committed Amount will be automatically reduced on the dates and in the amounts set forth in Section 3.4(b), and that a mandatory prepayment will be required on each such date to the extent necessary to cause the sum of the aggregate principal amount of outstanding Loans plus LOC Obligations outstanding not to exceed the lesser of (I) the reduced Committed Amount as of such date and (II) the Borrowing Base.

                           (B) LOC Committed Amount/LOC Expiry. If at any time, the aggregate principal amount of LOC Obligations shall exceed the LOC Committed Amount, the Borrower immediately shall cash collateralize the LOC Obligations (in a manner satisfactory to the Agent) in an amount sufficient to eliminate such excess. If any Letter of Credit remains outstanding and unexpired or uncancelled on the Termination Date, then the Borrower shall immediately cash collateralize such Letter of Credit (in a manner satisfactory to the Agent) in an amount equal to the maximum amount which is, or at any time thereafter may become, available to be drawn under such Letter of Credit.

                  (ii) Asset Sales. Immediately upon the occurrence of any Asset Sale, the Borrower shall prepay the Loans and (after all Loans have been repaid) cash collateralize the LOC Obligations (in a manner satisfactory to the Agent) in an amount equal to 100% of the Net Proceeds of the related Asset Sale (to be applied as set forth in Section 3.3(c) below).

                  (iii) Equity Transactions. Immediately upon the occurrence of any Equity Transaction, the Borrower shall prepay the Loans and (after all Loans have been repaid) cash collateralize the LOC Obligations (in a manner satisfactory to the Agent) in an amount equal to 100% of the Net Proceeds of the related Equity Transaction (to be applied as set forth in Section 3.3(c) below).

                  (iv) Debt Issuances. Immediately upon the consummation of any Debt Issuance, the Borrower shall prepay the Loans and (after all Loans have been repaid) cash collateralize the LOC Obligations (in a manner satisfactory to the Agent) in an amount equal to 100% of the Net Proceeds of the related Debt Issuance (to be applied as set forth in Section 3.3(c) below).

         (c) Application of Mandatory Prepayments. All amounts required to be paid pursuant to Section 3.3(b) shall be applied as follows:

                  (i)      with respect to all amounts prepaid pursuant to
         Section 33(b)(i)(A), to Loans and (after all Loans have been repaid) to a cash collateral account in respect of LOC Obligations;

                  (ii)     with respect to all amounts prepaid pursuant to
         Section 3.3(b)(i)(B), to a cash collateral account in respect of LOC Obligations;

                  (iii) with respect to all amounts prepaid pursuant to Sections 3.3(b)(ii) and 3.3(b)(iv) to Loans and (after all Loans have been repaid) to a cash collateral account in respect of LOC Obligations (with a corresponding reduction in the Committed Amount in an amount equal to 100% of the Net Proceeds of the related Asset Sale or Debt Issuance, rounded down to the nearest $500,000; provided, however, no such corresponding reduction in the Committed Amount shall be required for any Net Proceeds which constitute cash proceeds from the Nursefinders, Inc. escrow account); and

                  (iv)     with respect to all amounts prepaid pursuant to
         Section 3.3(b)(iii) to Loans and (after all Loans have been repaid) to a cash collateral account in respect of LOC Obligations (with a corresponding reduction in the Committed Amount in an amount equal to 100% of the Net Proceeds of the related Equity Transaction, rounded up or down to the nearest $500,000).

         3.4      TERMINATION AND REDUCTION OF COMMITTED AMOUNT; EXTENSION
                  OPTIONS.

         (a) Voluntary Reductions. The Borrower may from time to time permanently reduce or terminate the Committed Amount in whole or in part (in minimum aggregate amounts of $1,000,000 or in integral multiples of $1,000,000 in excess thereof (or, if less, the full remaining amount of the then applicable Committed Amount)) upon five Business Days' prior written notice to the Agent; provided, however, no such termination or reduction shall be made which would cause the aggregate principal amount of outstanding Loans plus LOC Obligations outstanding to exceed the lesser of (i) the Committed Amount and (ii) the Borrowing Base unless, concurrently with such termination or reduction, the Loans are repaid to the extent necessary to eliminate such excess. The Commitments of the Lenders and the Issuing Lender shall automatically terminate on the Termination Date. The Agent shall promptly notify each affected Lender of receipt by the Agent of any notice from the Borrower pursuant to this Section 3.4(a).

         (b)      [Reserved].

         (c) Termination Date. The Commitments of the Lenders and the LOC Commitment of the Issuing Lender shall automatically terminate on the Termination Date.

         (d) General. The Borrower shall pay to the Agent for the account of the Lenders in accordance with the terms of Section 3.5(a), on the date of each termination or reduction of the Committed Amount, the Unused Fee accrued through the date of such termination or reduction on the amount of the Committed Amount so terminated or reduced.

         (e)      Extension Options.

                  (i) If (i) the Borrower has given the Agent and the Lenders at least 30 days prior written notice of its desire to extend the Termination Date, (ii) as of January 1, 2003, each of the conditions precedent set forth in clauses (ii), (iii) and (iv) of
         Section 5.2 is then satisfied (or waived by ail of the Lenders, as applicable), as certified by a responsible officer of the Borrower in an officer's certificate, the form of which shall be satisfactory to the Agent, and (iii) on or before January 1, 2003 the Borrower has paid the First Extension Fee to the Agent for the benefit of the Lenders, then the Borrower may exercise the First Extension Option to extend the Termination Date to June 30, 2003.

                  (ii) If (i) the Borrower has given the Agent and the Lenders at least 30 days prior written notice of its desire to extend the Termination Date, (ii) as of June 30, 2003, each of the conditions precedent set forth in clauses (ii), (iii) and (iv) of Section 5.2 is then satisfied (or waived by all of the Lenders, as applicable), as certified by a responsible officer of the Borrower in an officer's certificate, the form of which shall be satisfactory to the Agent, and
         (iii) on or before June 30, 2003 the Borrower has paid the Second Extension Fee to the Agent for the benefit of the Lenders, then the Borrower may exercise the Second Extension Option to extend the Termination Date to January 1, 2004.

         3.5      FEES.

         (a) Unused Fee. In consideration of the Commitments of the Lenders hereunder, the Borrower agrees to pay to the Agent for the account of each Lender a fee (the "Unused Fee") on the Unused Committed Amount computed at a per annum rate for each day during the applicable Unused Fee Calculation Period (hereinafter defined) at a rate equal to the Applicable Percentage in effect from time to time. The Unused Fee commenced to accrue on September 30, 1996 and is due and payable in arrears on the last business day of each calendar month (and any date that the Committed Amount is reduced as provided in Section 3.4(a) and the Termination Date) for the immediately preceding month (or portion thereof) (each such month or portion thereof for which the Unused Fee is payable hereunder being herein referred to as an "Unused Fee Calculation Period").

         (b)      Letter of Credit Fees.

                  (i) Letter of Credit Issuance Fee. In consideration of the issuance of Letters of Credit hereunder, the Borrower promises to pay to the Agent for the account of each Lender a fee (the "Letter of Credit Fee") on such Lender's Commitment Percentage of the average daily maximum amount available to be drawn under each such Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration equal to the Applicable Percentage. The Letter of Credit Fee will be payable monthly in arrears on the last Business Day of each calendar month for the immediately preceding month (or a portion thereof).

                  (ii) Issuing Lender Fees. In addition to the Letter of Credit Fee payable pursuant to clause (i) above, the Borrower promises to pay to the Issuing Lender for its own account without sharing by the other Lenders (A) a letter of credit fronting and negotiation fee equal to 0.125% of the average daily maximum amount available to be drawn under each Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration and (B) the customary charges from time to time of the Issuing Lender with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the "Issuing Lender Fees").

         (c) Administrative Fees. The Borrower agrees to pay to the Agent, for its own account, the fees referred to in the Agent's Fee Letter (collectively, the "Agent's Fees").

         3.6      CAPITAL ADEQUACY.

         If any Lender has determined, after the date hereof, that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy), then, upon notice from such Lender to the Borrower, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto.

         3.7      [RESERVED].

         3.8      [RESERVED].

         3.9      REQUIREMENTS OF LAW.

         If, after the date hereof, the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender):

                  (a) shall subject such Lender to any tax of any kind whatsoever with respect to any Letter of Credit or change the basis of taxation of payments to such Lender in respect thereof (except for (i) Non-Excluded Taxes covered by Section 3.10 (including Non-Excluded Taxes imposed solely by reason of any failure of such Lender to comply with its obligations under Section 3.10(b)) and (ii) changes in taxes measured by or imposed upon the overall net income, or franchise tax (imposed in lieu of such net income tax), of such Lender or its applicable lending office, branch, or any affiliate thereof));

                  (b) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender; or

                  (c) shall impose on such Lender any other condition (excluding any tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrower from such Lender, through the Agent, in accordance herewith, the Borrower shall be obligated to promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall provide prompt notice thereof to the Borrower, through the Agent, certifying (x) that one of the events described in this paragraph (a) has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Agent, to the Borrower shall be conclusive and binding on the parties hereto in the absence of manifest error. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

         3.10     TAXES.

         (a) Except as provided below in this subsection, all payments made by the Borrower under this Credit Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any court, or governmental body, agency or other official, excluding taxes measured by or imposed upon the overall net income of any Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, branch taxes, taxes on doing business or taxes on the overall capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed in lieu of net income taxes, imposed: (i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations, or received payment under or enforced, this Credit Agreement or any Notes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Agent or any Lender hereunder or under any Notes, (A) the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Credit Agreement and any Notes, provided, however, that the Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection whenever any Non-Excluded Taxes are payable by the Borrower, and (B) as promptly as possible thereafter the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any

Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

         (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                  (X) (i) on or before the date of any payment by the Borrower under this Credit Agreement or Notes to such Lender, deliver to the Borrower and the Agent (A) two (2) duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Credit Agreement and any Notes without deduction or withholding of any United States federal income taxes and
         (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

                           (ii)     deliver to the Borrower and the Agent two
                  (2) further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                           (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Agent; or

                  (Y) in the case of any such Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (i) represent to the Borrower (for the benefit of the Borrower and the Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (ii) agree to furnish to the Borrower on or before the date of any payment by the Borrower, with a copy to the Agent two (2) accurate and complete original signed copies of Internal Revenue Service Form W-8, or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881 (c) of the Internal Revenue Code with respect to payments to be made under this Credit Agreement and any Notes (and to deliver to the Borrower and the Agent two (2) further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Agent for filing and completing such forms), and (iii) agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Credit Agreement and any Notes;

         unless in any such case any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Agent. Each Person that shall become a Lender or a participant of a Lender pursuant to subsection 11.3 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection, provided that in the case of a participant of a Lender the obligations of such participant of a Lender pursuant to this subsection (b) shall be determined as if the participant of a Lender were a Lender except that such participant of a Lender shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

         3.11     INDEMNITY.

         The Borrower promises to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur (other than through such Lender's gross negligence or willful misconduct) as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Credit Agreement,
(b) default by the Borrower in making any prepayment of a Eurodollar Loan after the Borrower has given a notice thereof in accordance with the provisions of this Credit Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. With respect to Eurodollar Loans, such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein (excluding, however, the Applicable Percentage included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. The covenants of the Borrower set forth in this Section 3.11 shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

         3.12     PRO RATA TREATMENT.

         Except to the extent otherwise provided herein:

                  (a) Loans. Each Loan, each payment or prepayment of principal of any Loan or reimbursement obligations arising from drawings under Letters of Credit, each payment of interest on the Loans or reimbursement obligations arising from drawings under Letters of Credit, each payment of Unused Fees, each payment of the Standby Letter of Credit Fee, each payment of the Trade Letter of Credit Fee, each reduction of the Committed Amount and each conversion or extension of any Loan, shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Loans and Participation Interests.

                  (b) Advances. Unless the Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its ratable share of such borrowing available to the Agent, the Agent may assume that such Lender is making such amount available to the Agent, and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Agent by such Lender within the time period specified therefor hereunder, such Lender shall pay to the Agent, on demand, such amount with interest thereon at a rate equal to the Federal Funds Rate for the period until such Lender makes such amount immediately available to the Agent. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

         3.13     SHARING OF PAYMENTS.

         The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan, LOC Obligations or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly purchase from the other Lenders a participation in such Loans, LOC Obligations and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan, LOC Obligations or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Agent shall fail to remit to the Agent or any other Lender an amount payable by such Lender or the Agent to the Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.13 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.13 to share in the benefits of any recovery on such secured claim.

         3.14     PAYMENTS, COMPUTATIONS, ETC.

         (a) Except as otherwise specifically provided herein, all payments hereunder shall be made to the Agent in dollars in immediately available funds, without offset, deduction, counterclaim or withholding of any kind, at the Agent's office specified in Schedule 2.1 (a) not later than 2:00 P.M. (Charlotte, North Carolina time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower maintained with the Agent (with notice to the Borrower). The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Agent the Loans, LOC Obligations, Fees, interest or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Agent shall distribute such payment to the Lenders in such manner as the Agent may determine to be appropriate in respect of obligations owing by the Borrower hereunder, subject to the terms of Section 3.12(a)). The Agent will distribute such payments to such Lenders, if any such payment is received prior to 12:00 Noon (Charlotte, North Carolina time) on a Business Day in like funds as received prior to the end of such Business Day and otherwise the Agent will distribute such payment to such Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days, except with respect to computation of interest on Base Rate Loans which (unless the Base Rate is determined by reference to the Federal Funds
Rate) shall be calculated based on a year of 365 or 366 days, as appropriate. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

         (b) Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Credit Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Agent or any Lender on account of the Borrower's Obligations or any other amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows:

                  FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Agent in connection with enforcing the rights of the Lenders under the Credit Documents and any protective advances made by the Agent with respect to the Collateral under or pursuant to the terms of the Collateral Documents;

                  SECOND, to payment of any fees owed to the Agent;

                  THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Borrower's Obligations owing to such Lender;

                  FOURTH, to the payment of all of the Borrower's Obligations consisting of accrued fees and interest;

                  FIFTH, to the payment of the outstanding principal amount of the Borrower's Obligations;

                  SIXTH, to all other Borrower's Obligations and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

                  SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; and (ii) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans held by such Lender bears to the aggregate then outstanding Loans) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH", "FIFTH" and "SIXTH" above.

         3.15     EVIDENCE OF DEBT.

         (a) Each Lender shall maintain an account or accounts evidencing each Loan made by such Lender to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Credit Agreement. Each Lender will make reasonable efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary.

         (b) The Agent shall maintain the Register pursuant to Section 11.3(c) hereof, and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount, type and Interest Period of each such Loan hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder from or for the account of the Borrower and each Lender's share thereof. The Agent will make reasonable efforts to maintain the accuracy of the subaccounts referred to in the preceding sentence and to promptly update such subaccounts from time to time, as necessary.

         (c) The entries made in the accounts, Register and subaccounts maintained pursuant to subsection (b) of this Section 3.15 (and, if consistent with the entries of the Agent, subsection (a)) shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Agent to maintain any such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay the Loans made by such Lender in accordance with the terms hereof.

         3.16     MANDATORY ASSIGNMENT.

         In the event any Lender delivers to the Borrower any notice in accordance with Section 3.9, then, provided that no Default or Event of Default has occurred and is continuing at such time, the Borrower may, at its own expense (such expense to include any transfer fee payable to the Agent under Section 11.3(b)), and in its sole discretion require such Lender to transfer and assign in whole or in part, without recourse (in accordance with and subject to the terms and conditions of Section 11.3(b)), all or part of its interests, rights and obligations under this Credit Agreement to any assignee which shall assume such assigned obligations, provided that (i) such assignee shall be (a) any Lender or any Affiliate or Subsidiary of a Lender, or (b) any other commercial bank, financial institution or "accredited investor" (as defined in Regulation D of the Securities and Exchange Commission) reasonably acceptable to the Agent and the Required Lenders, (ii) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority and (iii) the Borrower or such assignee shall have paid to the assigning Lender in immediately available funds the principal of and interest accrued to the date of such payment on the Loans made by it hereunder and all other amounts owed to it hereunder (including, without limitation, any amounts owing pursuant to Section 3.9).

                                    SECTION 4

                                    GUARANTY

         4.1      THE GUARANTEE.

         Each of the Guarantors hereby jointly and severally guarantees to each Lender, each Affiliate of a Lender that enters into a Hedging Agreement and the Agent as hereinafter provided the prompt payment of the Borrower's Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Borrower's Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Borrower's Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

         Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents or Hedging Agreements, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

         4.2      OBLIGATIONS UNCONDITIONAL.

         The obligations of the Guarantors under Section 4.1 hereof are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or Hedging Agreements, or any other agreement or instrument referred to therein, or any substitution, release or exchange of any other guarantee of or security for any of the Borrower's Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor of the Borrower's Obligations for amounts paid under this Guaranty until such time as the Lenders (and any Affiliates of Lenders entering into Hedging Agreements) have been paid in full, all Commitments under the Credit Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under the Credit Documents or Hedging Agreements. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

                  (i) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Borrower's Obligations shall be extended, or such performance or compliance shall be waived;

                  (ii) any of the acts mentioned in any of the provisions of any of the Credit Documents, any Hedging Agreement or any other agreement or instrument referred to in the Credit Documents or Hedging Agreements shall be done or omitted;

                  (iii) the maturity of any of the Borrower's Obligations shall be accelerated, or any of the Borrower's Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents, any Hedging Agreement or any other agreement or instrument referred to in the Credit Documents or Hedging Agreements shall be waived or any other guarantee of any of the Borrower's Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

                  (iv) any Lien granted to, or in favor of, the Agent or any Lender or Lenders as security for any of the Borrower's Obligations shall fail to attach or be perfected; or

                  (v) any of the Borrower's Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents, any Hedging Agreement or any other agreement or instrument referred to in the Credit Documents or Hedging Agreements, or against any other Person under any other guarantee of, or security for, any of the Borrower's Obligations.

         4.3      REINSTATEMENT.

         The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Borrower's Obligations is rescinded or must be otherwise restored by any holder of any of the Borrower's Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         4.4      CERTAIN ADDITIONAL WAIVERS.

         Without limiting the generality of the provisions of this Section 4, each Guarantor hereby specifically waives the benefits of N.C. Gen. Stat. ss. 26-7 through 26-9, inclusive. Each Guarantor further agrees that such Guarantor shall have no right of recourse to security for the Borrower's Obligations, except through the exercise of the rights of subrogation pursuant to Section 4.2.

         4.5      REMEDIES.

         The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Agent and the Lenders, on the other hand, the Borrower's Obligations may be declared to be forthwith due and payable as provided in Section 9.2 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.2) for purposes of Section 4.1 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Borrower's Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Borrower's Obligations being deemed to have become automatically due and payable), the Borrower's Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of said Section 4.1.

         4.6      RIGHTS OF CONTRIBUTION.

         The Guarantors hereby agree, as among themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below), each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the succeeding provisions of this Section 4.6), pay to such

Excess Funding Guarantor an amount equal to such Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, assets, liabilities and debts of such Excess Funding Guarantor) of such Excess Payment (as defined below). The payment obligation of any Guarantor to any Excess Funding Guarantor under this Section 4.6 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Section 4, and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations. For purposes hereof, (i) "Excess Funding Guarantor" shall mean, in respect of any obligations arising under the other provisions of this Section 4 (hereafter, the "Guaranteed Obligations"), a Guarantor that has paid an amount in excess of its Pro Rata Share of the Guaranteed Obligations; (ii) "Excess Payment" shall mean, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations; and
(iii) "Pro Rata Share", for the purposes of this Section 4.6, shall mean, for any Guarantor, the ratio (expressed as a percentage) of (a) the amount by which the aggregate present fair saleable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (b) the amount by which the aggregate present fair saleable value of all assets and other properties of the Borrower and all of the Guarantors exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Borrower and the Guarantors hereunder) of the Borrower and all of the Guarantors, all as of the Closing Date (if any Guarantor becomes a party hereto subsequent to the Closing Date, then for the purposes of this Section 4.6 such subsequent Guarantor shall be deemed to have been a Guarantor as of the Closing Date and the information pertaining to, and only pertaining to, such Guarantor as of the date such Guarantor became a Guarantor shall be deemed true as of the Closing Date).

         4.7      CONTINUING GUARANTEE.

         The guarantee in this Section 4 is a continuing guarantee, and shall apply to all Borrower's Obligations whenever arising.

                                    SECTION 5

                                   CONDITIONS

         5.1      CLOSING CONDITIONS.

         The obligation of the Lenders to enter into this Credit Agreement and to make the initial Loans or the Issuing Lender to issue the initial Letter of Credit, whichever shall occur first, shall be subject to satisfaction of the following conditions (in form and substance acceptable to the Lenders):

                  (a) The Agent shall have received original counterparts of this Credit Agreement executed by each of the parties hereto;

                  (b) The Agent shall have received an appropriate original Note for each Lender, executed by the Borrower;

                  (c) The Agent shall have received original counterparts of the Pledge Agreement executed by each Credit Party which owns any stock in any Subsidiary of the Borrower;

                  (d) The Agent shall have received, in form and substance satisfactory to the Agent, all stock certificates evidencing the stock pledged to the Agent pursuant to the Pledge Agreement, together with duly executed in blank undated stock powers attached thereto;

                  (e) The Agent shall have received all documents it may reasonably request relating to the existence and good standing of each of the Credit Parties, the corporate or other necessary authority for and the validity of the Credit Documents, and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Agent;

                  (f) (i) The Borrower shall have entered into the Subordinated Note Indenture (the form and substance of which shall be satisfactory to the Required Lenders (the satisfaction of any Lender to be evidenced by its execution of this Credit Agreement), (ii) the Borrower shall have executed the Subordinated Notes, (iii) the Agent shall have received a copy, certified by an officer of the Borrower as true and complete, of the Subordinated Note Indenture and each of the Subordinated Notes as originally executed and delivered, and no amendment or modification thereof shall have been entered into on or prior to the Closing Date which shall not have been approved by the Required Lenders and (iv) the Borrower shall have sold Subordinated Notes in an aggregate principal amount of not less than $100,000,000 and received the net proceeds thereof;

                  (g) The Agent shall have received evidence that (i) the Borrower shall have used 100% of the net proceeds from the sale of the Subordinated Notes to (A) terminate the NationsBank Liquidity Line and repay all amounts owing thereunder in full and (B) repay Loans outstanding as of the Closing Date and (ii) neither the Borrower nor any of its Subsidiaries shall have any Funded Indebtedness other than
         (A) the Indebtedness under the Credit Documents, (B) the Subordinated Indebtedness and (C) Indebtedness of the Borrower and its Subsidiaries set forth on Schedule 8.1;

                  (h) The absence of any material disruption of, or a material adverse change in, financial, banking or capital market conditions;

                  (i) The Agent shall have received a certificate executed by an officer of the Borrower as of the Closing Date stating that (i) to the best of such officer's knowledge, there does not exist any action, suit or proceeding, pending or threatened, in which there is a reasonable possibility of an adverse decision, which would materially adversely affect the ability of any Credit Party to perform its obligations under the Credit Documents or the ability of the Lenders to exercise their rights thereunder; (ii) no material adverse change has occurred since December 29, 1996, with respect to the consolidated financial condition of the Borrower and its Subsidiaries; (iii) attached are detailed calculations of each of the financial covenants set forth in Section 7.11 immediately after giving effect to this Credit Agreement, the other Credit Documents, the Subordinated Note Indenture, the Subordinated Notes and all other transactions contemplated by this Credit Agreement and the Subordinated
         Note Indenture to occur on such date; and (iv) immediately after giving effect to this Credit Agreement, the other Credit Documents, the Subordinated Note Indenture, the Subordinated Notes and all other transactions contemplated by this Credit Agreement and the Subordinated
         Note Indenture to occur on such date, (A) each Credit Party on a consolidated basis is Solvent, (B) no Default or Event of Default exists and (C) the representations and warranties set forth in Section 6 are true and correct in all material respects;

                  (j) The Agent shall have received a certificate executed by the chief financial officer of the Borrower describing all Subordinated Indebtedness outstanding as of the Closing Date, including, without limitation, (A) the name and address of the holders thereof or, with respect to the Subordinated Notes, the trustee for the Subordinated Noteholders and (B) dates on which scheduled payments are owing with respect to such Subordinated Indebtedness.

                  (k) The Agent shall have received, in form and substance satisfactory to the Agent, a legal opinion of Robinson, Bradshaw & Hinson, P.A., counsel for the Credit Parties, dated as of the Closing Date;

                  (1) The Agent shall have received, for its own account and for the accounts of the Lenders, all fees and expenses required by this Credit Agreement or any other Credit Document to be paid on or before the Closing Date; and

                  (m) The Agent shall have received such other documents, agreements or information which may be reasonably requested by the Agent.

         5.2      CONDITIONS TO ALL EXTENSIONS OF CREDIT.

         The obligations of each Lender to make, convert or extend any Loan and of the Issuing Lender to issue or extend Letters of Credit (including the initial Loans and the initial Letter of Credit) are subject to satisfaction of the following conditions in addition to satisfaction on the Closing Date of the conditions set forth in Section 5.1:

                  (i) The Borrower shall have delivered (A) in the case of any Loan, an appropriate Notice of Borrowing or (B) in the case of any Letter of Credit, the Issuing Lender shall have received an appropriate request for issuance in accordance with the provisions of Section 2.2(b);

                  (ii)     The representations and warranties set forth in
         Section 6 shall be, subject to the limitations set forth therein, true and correct in all material respects as of such date (except for those which expressly relate to an earlier date);

                  (iii) There shall not have been commenced against the Borrower or any Guarantor an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded;

                  (iv) No Default or Event of Default shall exist and be continuing either prior to or after giving effect thereto; and

                  (v) Immediately after giving effect to the making of such Loan (and the application of the proceeds thereof) or to the issuance of such Letter of Credit, as the case may be, (A) the sum of the aggregate principal amount of outstanding Loans plus LOC Obligations outstanding shall not exceed the lesser of (I) the Committed Amount and
         (II) the Borrowing Base, and (B) the LOC Obligations shall not exceed the LOC Committed Amount.

The delivery of each Notice of Borrowing and each request for the issuance of a Letter of Credit pursuant to Section 2.2(b) shall constitute a representation and warranty by the Borrower of the correctness of the matters specified in subsections (ii), (iii), (iv) and (v) above.

                                    SECTION 6

                         REPRESENTATIONS AND WARRANTIES

         The Credit Parties hereby represent to the Agent and each Lender that:

         6.1      FINANCIAL CONDITION.

         (a) The audited consolidated balance sheet of the Borrower and its Subsidiaries as of December 29, 1996 and December 31, 2000 and the audited consolidated statements of earnings and statements of cash flows for the years ended December 31, 2000, December 29, 1996, December 31, 1995, January 1, 1995 and December 31, 1993 have heretofore been furnished to each Lender. Such financial statements (including the notes thereto) (i) have been audited by either Arthur Andersen LLP or PricewaterhouseCoopers, LLP, (ii) have been prepared in accordance with GAAP consistently, applied throughout the periods covered thereby and (iii) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Borrower and its Subsidiaries as of such date and for such periods. The unaudited interim balance sheets of the Borrower and its Subsidiaries as at the end of, and the related unaudited interim statements of earnings and of cash flows for, each quarterly period ended after December 29, 1996 and prior to the Closing Date have heretofore been furnished to each Lender. Such interim financial statements for each such quarterly period, (i) have been prepared in accordance with Regulation S-X of the Securities and Exchange Commission consistently applied throughout the periods covered thereby and (ii) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Borrower and its Subsidiaries as of such date and for such periods. During the period from September 30, 2001 to and including the Fourth Amendment Effective Date, there has been no sale, transfer or other disposition by the Borrower or any of its Subsidiaries (other than the sale of Paladin Consulting, Inc. and the creation of Venturi Staffing Partners, LLC) of any material part of the business or property of the Borrower and its Subsidiaries, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any capital stock of any other person) material in relation to the consolidated financial condition of the Borrower and its Subsidiaries, taken as a whole, in each case, which has not been disclosed in writing to the Lenders on or prior to the Fourth Amendment Effective Date or otherwise publicly disclosed.

         (b) The projected consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of, and the related projected statements of earnings and of cash flows for, the years ended December 30, 2001, December 29, 2002 and December 28, 2003 (heretofore furnished to each Lender) are based upon reasonable assumptions made known to the Lenders and upon information not known to be incorrect or misleading in any material respect (except as otherwise previously publicly disclosed), subject to the uncertainties and approximations inherent in any projections.

         6.2      NO CHANGE; DIVIDENDS.

         Since September 30, 2001, (a) there has been no development or event relating to or affecting the Borrower or any of its Subsidiaries which has had or would be reasonably expected to have a Material Adverse Effect (except as has been publicly disclosed prior to the Fourth Amendment Effective Date) and (b) except as permitted under this Credit Agreement, no dividends or other distributions have been declared, paid or made upon the capital stock or other equity interest in the Borrower or any of its Subsidiaries nor, except to the extent permitted under this Credit Agreement, has any of the capital stock or other equity interest in the Borrower or any of its Subsidiaries been redeemed, retired, purchased or otherwise acquired for value by such Person.

         6.3      ORGANIZATION; EXISTENCE; COMPLIANCE WITH LAW.

         Each of the Borrower and its Subsidiaries (a) is a corporation or limited liability company, as the case may be, duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has the corporate or other necessary power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, except to the extent that the failure to have such legal right would not be reasonably expected to have a Material Adverse Effect, (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not be reasonably expected to have a Material Adverse Effect, and (d) is in compliance with all material Requirements of Law, except to the extent that the failure to comply therewith would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

         6.4      POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS.

         Each of the Credit Parties has the corporate or other necessary power and authority, and the legal right, to make, deliver and perform the Credit Documents and Subordinated Note Documents to which it is a party, and in the case of the Borrower, to borrow hereunder, and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Credit Agreement and to authorize the execution, delivery and performance of the Credit Documents and Subordinated Note Documents to which it is a party. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Credit Party in connection with the Indebtedness arising under the Subordinated Note Documents, the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Credit Documents and Subordinated Note Documents to which such Credit Party is a party, except for (i) filings to perfect the Liens created by the Collateral Documents and (ii) consents, authorizations, notices and filings described in Schedule 6.4, all of which have been obtained or made or have the status described in such Schedule 6.4. This Credit Agreement has been, and each other Credit Document and Subordinated Note Document to which any Credit Party is a party will be, duly executed and delivered on behalf of the Credit Parties. This Credit Agreement constitutes and each other Credit Document and each Subordinated Note Document to which any Credit Party is a party when executed and delivered will constitute, a legal, valid and binding obligation of such Credit Party enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         6.5      NO LEGAL BAR.

         The execution, delivery and performance of the Credit Documents and Subordinated Note Documents by the Credit Parties, the borrowings hereunder and the use of the proceeds thereof (a) will not violate any Requirement of Law or contractual obligation of the Borrower or any of its Subsidiaries, or cause an event of default under any material indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, in any respect that would reasonably be expected to have a Material Adverse Effect, (b) will not result in, or require, the creation or imposition of any Lien (other than the Liens created by the Collateral Documents) on any of the properties or revenues of any of the Borrower or any of its Subsidiaries pursuant to any such Requirement of Law or contractual obligation, and (c) will not violate or conflict with any provision of any Credit Party's articles of incorporation or by-laws.

         6.6      NO MATERIAL LITIGATION.

         No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of the Credit Parties, threatened by or against the Borrower or any of its Subsidiaries or against any of their respective properties or revenues which (a) relates to any of the Credit Documents or any of the transactions contemplated hereby or thereby, (b) relates to any of the Subordinated Note Documents or any of the transactions contemplated thereby or (c) would be reasonably expected to have a Material Adverse Effect.

         6.7      NO DEFAULT.

         Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of their contractual obligations in any respect which would be reasonably expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         6.8      OWNERSHIP OF PROPERTY; LIENS.

         Each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien, except for Permitted Liens.

         6.9      INTELLECTUAL PROPERTY.

         Each of the Borrower and its Subsidiaries owns, or has the legal right to use, all United States trademarks, tradenames, copyrights, technology, know-how and processes, if any, necessary for each of them to conduct its business as currently conducted (the "Intellectual Property") except for those the failure to own or have such legal right to use would not be reasonably expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Credit Party know of any such claim, and the use of such Intellectual Property and, to the knowledge of the responsible officers of the Credit Parties, the use of the Intellectual Property by the Borrower or any of its Subsidiaries or the granting of a right or a license in respect of the Intellectual Property from any Credit Party does not infringe on the rights of any Person, except for such claims and infringements that in the aggregate, would not be reasonably expected to have a Material Adverse Effect. Set forth on
Schedule 6.9 is a list of all Intellectual Property registered with the United States Copyright Office or the United States Patent and Trademark Office and owned by each Credit Party. As of the Fourth Amendment Effective Date, none of the Intellectual Property of the Credit Parties is subject to any licensing agreement or similar agreement with a Credit Party as licensor except as set forth on Schedule 6.9.

         6.10     NO BURDENSOME RESTRICTIONS.

         Except as previously disclosed in writing to the Lenders on or prior to the Closing Date, no Requirement of Law or contractual obligation of the Borrower or any of its Subsidiaries would be reasonably expected to have a Material Adverse Effect.

         6.11     Taxes.

         Each of the Borrower and its Subsidiaries has filed or caused to be filed all United States federal income tax returns and all other material tax returns which, to the best knowledge of the Credit Parties, are required to be filed and, except to the extent it has made alternative arrangements with the relevant taxing authority, has disclosed such arrangements to the Agent and is in compliance with such arrangements, has paid (a) all taxes shown to be due and payable on said returns or (b) all taxes shown to be due and payable on any assessments of which it has received notice made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any (i) taxes, fees or other charges with respect to which the failure to pay, in the aggregate, would not have a Material Adverse Effect or (ii) taxes, fees or other charges the amount or validity of which are currently being contested and with respect to which reserves in conformity with GAAP have been provided on the books of such Person), and no tax Lien has been filed, and, to the best knowledge of the Credit Parties, no claim is being asserted, with respect to any such tax, fee or other charge. No Credit Party is aware as of the Fourth Amendment Effective Date of any proposed tax assessments against it or any other Credit Party except those set forth on
Schedule 6.11.

         6.12     ERISA.

         (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no Termination Event has occurred, and, to the best knowledge of the Credit Parties, no event or condition has occurred or exists as a result of which any Termination Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

         (b) The actuarial present value of all "benefit liabilities" under all Single Employer Plans (determined within the meaning of Section 401(a)(2) of the Code, utilizing the actuarial assumptions used to fund such Plans), whether or not vested, did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the current value of the assets of all such Plans.

         (c) Neither the Borrower, any of the Subsidiaries of the Borrower nor any ERISA Affiliate has incurred, or, to the best knowledge of the Credit Parties, could be reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower, any of the Subsidiaries of the Borrower nor any ERISA Affiliate would become subject to any withdrawal liability under ERISA if the Borrower, any of the Subsidiaries of the Borrower or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. Neither the Borrower, any of the Subsidiaries of the Borrower nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Credit Parties, reasonably expected to be in reorganization, insolvent, or terminated.

         (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject the Borrower, any of the Subsidiaries of the Borrower or any

ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Borrower, any of the Subsidiaries of the Borrower or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

         6.13     GOVERNMENTAL REGULATIONS, ETC.

         (a) No part of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation G or Regulation U, or for the purpose of purchasing or carrying or trading in any securities. If requested by any Lender or the Agent, the Borrower will furnish to the Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U. No indebtedness being reduced or retired out of the proceeds of the Loans was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any "margin security" within the meaning of Regulation T. "Margin stock" within the meanings of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Borrower and its Subsidiaries. None of the transactions contemplated by this Credit Agreement (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or regulations issued pursuant thereto, or Regulation G, T, U or X.

         (b) Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended. In addition, neither the Borrower nor any of its Subsidiaries is (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company, or (ii) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         (c) No director, executive officer or principal shareholder of the Borrower or any of its Subsidiaries is a director, executive officer or principal shareholder of any Lender. For the purposes hereof the terms "director", "executive officer" and "principal shareholder" (when used with reference to any Lender) have the respective meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System.

         (d) Each of the Borrower and its Subsidiaries has obtained all material licenses, permits, franchises or other governmental authorizations necessary to the ownership of its respective Property and to the conduct of its business.

         (e) Neither the Borrower nor any of its Subsidiaries is in violation of any applicable statute, regulation or ordinance of the United States of America, or of any state, city, town, municipality, county or any other jurisdiction, or of any agency thereof (including without limitation, environmental laws and regulations), which violation could reasonably be expected to have a Material Adverse Effect.

         (f) Each of the Borrower and its Subsidiaries is current with all material reports and documents, if any, required to be filed with any state or federal securities commission or similar agency and is in full compliance in all material respects with all applicable rules and regulations of such commissions.

         6.14     SUBSIDIARIES.

         Schedule 6.14 sets forth all the Subsidiaries of the Borrower at the Fourth Amendment Effective Date, the jurisdiction of their incorporation and the direct or indirect ownership interest of the Borrower therein. All of the outstanding capital stock of such Subsidiaries has been validly issued, is fully paid and non-assessable and is owned by the Borrower or one or more of its Subsidiaries free and clear of all Liens (other than Liens in favor of the Agent, for the benefit of the Lenders). All of the outstanding capital stock of the Borrower has been validly issued, is fully paid and non-assessable.

         6.15     PURPOSE OF LOANS AND LETTERS OF CREDIT.

         The proceeds of the Loans hereunder shall be used solely by the Borrower for working capital and general corporate purposes of the Credit Parties. The Letters of Credit shall be used only for or in connection with appeal bonds, reimbursement obligations arising in connection with surety and reclamation bonds, reinsurance, domestic or international trade transactions, worker's compensation bonds and obligations not otherwise aforementioned relating to transactions entered into by the applicable account party in the ordinary course of business.

         6.16     ENVIRONMENTAL MATTERS.

         (a) Each of the facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the "Properties") and all operations at the Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Properties or the businesses operated by the Borrower or any of its Subsidiaries (the "Businesses"), and there are no conditions relating to the Businesses or Properties that could give rise to liability under any applicable Environmental Laws.

         (b) None of the Properties contains, or has previously contained, any Materials of Environmental Concern at, on or under the Properties in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

         (c) Neither the Borrower nor any of its Subsidiaries has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Businesses, nor does the Borrower or any of its Subsidiaries have knowledge or reason to believe that any such notice will be received or is being threatened.

         (d) Materials of Environmental Concern have not been transported or disposed of from the Properties, or generated, treated, stored or disposed of at, on or under any of the Properties or any other location, in each case by or on behalf of the Borrower or any of its Subsidiaries in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law.

         (e) No judicial proceeding or governmental or administrative action is pending or, to the best knowledge of any Credit Party, threatened, under any Environmental Law to which the Borrower or any of its Subsidiaries is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Borrower or any of its Subsidiaries, the Properties or the Businesses.

         (f) There has been no release or, threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations (including, without limitation, disposal) of the Borrower or any of its Subsidiaries in connection with the Properties or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

         6.17     PERFECTED SECURITY INTERESTS.

         Except as the result of or in connection with a disposition permitted by Section 8.4(c), at all times after execution and delivery of the Collateral Documents by the Credit Parties and satisfaction of the conditions specified therein, the security interests created in favor of the Agent, for the benefit of the Lenders, will constitute valid, perfected security interests in the Collateral.

         6.18     BORROWER'S OBLIGATIONS.

         All of the Borrower's Obligations are "Senior Indebtedness" under and as defined in the Subordinated Note Indenture.

         6.19     INDEBTEDNESS.

         Except as otherwise permitted under Section 8.1, the Credit Parties have no Indebtedness.

         6.20     INVESTMENTS.

         All Investments of each Credit Party are Permitted Investments.

         6.21     DISCLOSURE.

         Neither this Credit Agreement nor any financial statements delivered to the Lenders nor any other document, certificate or statement furnished to the Lenders by or on behalf of any Credit Party in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

                                    SECTION 7

                              AFFIRMATIVE COVENANTS

         Each Credit Party hereby covenants and agrees that so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding, and until all of the Commitments hereunder shall have terminated:

         7.1      INFORMATION COVENANTS.

         The Borrower will furnish, or cause to be furnished, to the Agent:

                  (a) Annual Financial Statements. As soon as available, and in any event within 90 days after the close of each fiscal year of the Borrower and its Subsidiaries, a consolidated and consolidating balance sheet and income statement of the Borrower and its Subsidiaries, as of the end of such fiscal year, together with related consolidated and consolidating statements of operations and consolidated statements of retained earnings and of cash flows for such fiscal year, setting forth in comparative form consolidated and, if applicable, consolidating figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and, and with respect to all such consolidated financial statements, audited by independent certified public accountants of recognized national standing reasonably acceptable to the Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified as to the status of the Borrower and its Subsidiaries as a going concern.

                  (b) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the close of each fiscal quarter of the Borrower and its Subsidiaries (other than the fourth fiscal quarter, in which case 90 days after the end thereof) a consolidated and consolidating balance sheet and income statement of the Borrower and its Subsidiaries, as of the end of such fiscal quarter, together with related consolidated and consolidating statements of operations and consolidated statements of retained earnings and of cash flows for such fiscal quarter in each case setting forth in comparative form consolidated and, if applicable, consolidating figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Agent, and accompanied by a certificate of the chief financial officer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

                  (c)      Officer's Certificates.

                           (i) At the time of delivery of the financial statements provided for in Sections 7.1(a) and 7.1(b) above, a certificate of the chief financial officer of the Borrower substantially in the form of Schedule 7.1(c)(i), (A) demonstrating compliance with the financial covenants contained in Section 7.11 by calculation thereof as of the end of each such fiscal period, and (B) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Borrower proposes to take with respect thereto.

                           (ii) Prior to the consummation of any Pro Forma Transaction, a certificate of the chief financial officer of the Borrower in the form of Schedule 7.1(c)(ii), (A) demonstrating compliance with the financial covenants contained in Section 7.11 by calculation thereof on a Pro Forma Basis and (B) stating that, after giving effect on a Pro Forma Basis to such Pro Forma Transaction, no Default or Event of Default would exist.

                           (iii) Within 90 days after the end of each fiscal year of the Borrower, a certificate of the chief financial officer of the Borrower containing information regarding the amount of all Asset Sales and Equity Transactions (other than the issuance of stock under the Borrower's 1995 Equity Participation Plan or under the Borrower's 1997 Employee Stock Purchase Plan) that were made during the prior fiscal year.

                           (iv) Upon the issuance of any Subordinated Indebtedness, a certificate of the chief financial officer of the Borrower describing such Subordinated Indebtedness, including, without limitation, (A) the name and address of the holders thereof or, with respect to the Subordinated Notes, the trustee for the Subordinated Noteholders, (B) dates on which scheduled payments are owing with respect to such Subordinated Indebtedness (and the amounts owing on such dates) and (C) any other information requested by the Agent with respect to such Subordinated Indebtedness.

                  (d) Annual Business Plan and Budgets. At least 15 days prior to the end of each fiscal year of the Borrower, beginning with the fiscal year ending December 28, 1997, an annual business plan and budget of the Borrower containing, among other things, pro forma financial statements for the next fiscal year.

                  (e) Accountant's Certificate. Within the period for delivery of the annual financial statements provided in Section 7.1(a), a certificate of the accountants conducting the annual audit stating that they have reviewed this Credit Agreement and stating further whether, in the course of their audit, they have become aware of any Default or Event of Default and, if any such Default or Event of Default exists, specifying the nature and extent thereof.

                  (f) Auditor's Reports. Promptly upon receipt thereof, a copy of any other report or "management letter" submitted by independent accountants to the Borrower or any of its Subsidiaries in connection with any annual, interim or special audit of the books of such Person.

                  (g) Reports. Promptly upon transmission or receipt thereof, (a) copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as the Borrower or any of its Subsidiaries shall send to its shareholders or to a holder of any Indebtedness owed by the Borrower or any of its Subsidiaries in its capacity as such a holder and (b) upon the request of the Agent, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

                  (h) Notices. Upon obtaining knowledge thereof, the Borrower will give written notice to the Agent immediately of (a) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Credit Parties propose to take with respect thereto, and (b) the occurrence of any of the following with respect to the Borrower or any of its Subsidiaries (i) the pendency or commencement of any litigation, arbitral or governmental proceeding against such Person which if adversely determined is likely to have a Material Adverse Effect, (ii) the institution of any proceedings against such Person with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation, including but not limited to, Environmental Laws, the violation of which would likely have a Material Adverse Effect, or (iii) any notice or determination concerning the imposition of any withdrawal liability by a Multiemployer Plan against such Person or any ERISA Affiliate, the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA or the termination of any Plan.

                  (i) ERISA. Upon obtaining knowledge thereof, the Borrower will give written notice to the Agent promptly (and in any event within five business days) of: (i) of any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, a Termination Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Borrower or any of its ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which the Borrower, any of the Subsidiaries of the Borrower or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that could have a Material Adverse Effect, together with a description of any such event or condition or a copy of any such notice and a statement by the chief financial officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties with respect thereto. Promptly upon request, the Borrower shall furnish the Agent and the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

                  (j) Subordinated Indebtedness. Immediately upon obtaining knowledge thereof, the Borrower will give written notice to each holder of Subordinated Indebtedness (or, with respect to the Subordinated Notes, the trustee for the Subordinated Noteholders) of the occurrence of an event or condition consisting of a Default or Event of Default.

                  (k) Monthly Financial Statements/Borrowing Base Certificate. Within 30 days after the end of each calendar month, a certificate as of the end of the immediately preceding month, substantially in the form of Schedule 7.1 (k) and certified by the chief financial officer of the Borrower to be true and correct as of the date thereof (a "Borrowing Base Certificate"). Concurrent with the delivery of such Borrowing Base Certificate, a consolidated and consolidating balance sheet and income statement of the Borrower and its Subsidiaries, as of the end of such calendar month, together with related consolidated statements of cash flows for such calendar month, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Agent, and accompanied by a certificate of the chief financial officer of the Borrower to the effect that such monthly financial statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries and have been prepared in accordance with GAAP, subject to changes resulting from normal quarterly and year-end adjustments and the absence of footnotes. Additionally, for the fiscal months ending May 31, 2002, November 30, 2002 and May 31, 2003, respectively, concurrently with the delivery of the items set forth in this Section 7.1(k), a certificate of the chief financial officer of the Borrower
         (A) demonstrating compliance with the financial covenants contained in
         Section 7.11 by calculation thereof as of the end of each such fiscal month, and (B) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Borrower proposes to take with respect thereto.

                  (1) Six Month Forecast. On or before the last day of each calendar month, commencing in February 2002, a six month rolling cash flow forecast (which shall include projected cash flow on a monthly basis), in form and substance satisfactory to the Agent, for the six month period immediately following the month then ending, prepared and signed by the chief financial officer or the chief accounting officer of the Borrower, such forecast to be based upon reasonable assumptions made known to the Lenders and upon information not known to be incorrect or misleading in any material respect. Commencing in February 2002, concurrently with the aforesaid cash flow forecast, a reconciliation of actual cash flow for the calendar month most recently ended against projected cash flow for such calendar month contained in the six month rolling cash flow forecast furnished to the Lenders pursuant to this
         Section 7.1(l) during the preceding calendar month, such reconciliation to be in a form satisfactory to the Agent.

                  (m) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of the Borrower or any of its Subsidiaries as the Agent or the Required Lenders may reasonably request.

                  (n) Business Day. If the last day for timely delivery of any of the items in this Section 7.1 falls on a day that is not a Business Day, then such information shall be due on the Business Day immediately preceding such due date.

         7.2      PRESERVATION OF EXISTENCE AND FRANCHISES.

         Except as a result of or in connection with a dissolution, merger or disposition of a Subsidiary permitted under Section 8.4, the Borrower will, and will cause each of its Subsidiaries to, do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority.

         7.3      BOOKS AND RECORDS.

         The Borrower will, and will cause each of its Subsidiaries to, keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).

         7.4      COMPLIANCE WITH LAW.

         The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its property if noncompliance with any such law, rule, regulation, order or restriction would have a Material Adverse Effect.

         7.5      PAYMENT OF TAXES AND OTHER INDEBTEDNESS.

         Except as otherwise provided pursuant to the terms of the definition of "Permitted Liens" set forth in Section 1.1 or (in the case of the following clause (i)), to the extent alternative arrangements have been made with the relevant taxing authority, such agreements have been disclosed to the Agent and the Borrower is in compliance with such arrangements, the Borrower will, and will cause each of its Subsidiaries to, pay and discharge (i) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (ii) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties, and (iii) except as prohibited hereunder, all of its other Indebtedness as it shall become due.

         7.6      INSURANCE.

         The Borrower will maintain, and will cause each of its Subsidiaries to maintain, or be covered under, (i) physical damage insurance on all real and personal property on an all risks basis (including the perils of flood and quake), covering the repair and replacement cost of all such property and consequential loss coverage for extra expense and (ii) public liability insurance (including products/completed operations liability coverage), all on terms and conditions and in scope substantially commensurate with that which is currently maintained (or, if such terms and conditions and scope are not up to industry standards for a company of like size and with a similar business, substantially commensurate with such industry standards) and evidenced by the certificate contemplated by clause (w) of the second following sentence and with risk retention thereunder up to an amount which in the good faith business judgement of the Borrower's or such Subsidiary's management could not reasonably be expected to expose the Borrower or such Subsidiary to a materially adverse noninsured loss. On or before May 15, 2001, and at all times thereafter, the Agent shall be named as loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral. All such insurance shall be provided by insurers having an A.M. Best policyholders rating of not less than B+ or such other insurers as the Required Lenders may approve in writing. The Borrower will deliver to the Agent for distribution to each of the Lenders (w) on or before May 15, 2001, a certificate as of a recent date showing the amount of coverage as of such date, (x) upon request of any Lender through the Agent from time to time full information as to the insurance carried, (y) within seven Business Days of receipt of notice from any insurer a copy of any notice of cancellation, alteration or material change in coverage from that existing on the Fourth Amendment Effective Date and (z) forthwith upon receipt thereof, notice of any cancellation or nonrenewal of coverage by the Borrower or any of its Subsidiaries.

         7.7      MAINTENANCE OF PROPERTY.

         The Borrower will, and will cause each of its Subsidiaries to, maintain and preserve its properties and equipment material to the conduct of its business in good repair, working order and condition, normal wear and tear and casualty and condemnation excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

         7.8      PERFORMANCE OF OBLIGATIONS.

         The Borrower will, and will cause each of its Subsidiaries to, perform in all material respects all of its obligations under the terms of all material agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound.

         7.9      Use of Proceeds.

         The Borrower will use the proceeds of the Loans and will use the Letters of Credit solely for the purposes set forth in Section 6.15.

         7.10     AUDITS/INSPECTIONS.

         Upon reasonable notice and during normal business hours, the Borrower will, and will cause each of its Subsidiaries to, permit representatives appointed by the Agent, including, without limitation, independent accountants, agents, attorneys, and appraisers to visit and inspect its property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Agent or its representatives to investigate and verify the accuracy of information provided to the Lenders and to discuss all such matters with the officers, employees and representatives of such Person.

         7.11     FINANCIAL COVENANTS.

         (a) Consolidated Tangible Net Worth. The Consolidated Tangible Net Worth (i) at all times during each fiscal quarter shall be no less than the amount shown below opposite the fiscal quarter corresponding thereto:

                                                               Consolidated
                    Fiscal Quarter                          Tangible Net Worth
                    --------------                          ------------------

         4th Quarter - 2001                                   ($192,500,000)
         1st Quarter - 2002                                   ($195,500,000)
         2nd Quarter - 2002                                   ($198,500,000)
         3rd Quarter - 2002                                   ($200,000,000)
         4th Quarter - 2002                                   ($201,500,000)
         *1st Quarter - 2003                                  ($203,000,000)
         *2nd Quarter - 2003                                  ($195,000,000)
         *3rd Quarter - 2003                                  ($194,000,000)
         *4th Quarter - 2003                                  ($193,000,000)

and (ii) at all times after May 31, 2003* shall be greater than ($196,500,000).

         (b) Consolidated Senior Leverage Ratio. (i) The Consolidated Senior Leverage Ratio as of the last day of each fiscal quarter shall be no greater than the ratio shown below opposite the applicable period corresponding thereto:

                            Period                                            Ratio
                            ------                                            -----
         4th Quarter - 2001                                                3.60 : 1.00
         1st Quarter - 2002                                                4.75 : 1.00
         2nd Quarter - 2002                                                6.60 : 1.00
         3rd Quarter - 2002                                                8.50 : 1.00
         4th Quarter - 2002                                                9.10 : 1.00
         *1st Quarter - 2003                                               7.85 : 1.00
         *2nd Quarter - 2003                                               5.50 : 1.00
         *3rd Quarter - 2003                                               5.00 : 1.00
         *4th Quarter - 2003                                               4.50 : 1.00

and (ii) as of May 31, 2003*, the ratio of (A) Consolidated Senior Funded Indebtedness as of such date to (B) Consolidated EBITDA for the twelve month period ending on such date shall be less than 6.00:1.00.

         (c) Consolidated Interest Coverage Ratio. (i) The Consolidated Interest Coverage Ratio as of the last day of each fiscal quarter shall be no less than the ratio shown below opposite the applicable period corresponding thereto:

                            Period                                       Ratio
                            ------                                       -----
         4th Quarter - 2001                                           1.95 : 1.00
         1st Quarter - 2002                                           1.45 : 1.00
         2nd Quarter - 2002                                           1.05 : 1.00
         3rd Quarter - 2002                                           0.85 : 1.00
         4th Quarter - 2002                                           0.75 : 1.00
         *1st Quarter - 2003                                          0.85 : 1.00
         *2nd Quarter - 2003                                          1.20 : 1.00
         *3rd Quarter - 2003                                          1.25 : 1.00
         *4th Quarter - 2003                                          1.30 : 1.00

and (ii) as of May 31, 2003*, the ratio of (A) Consolidated EBITDA for the six-month period ending on such date to (B) interest expense of the Borrower and its Subsidiaries on a consolidated basis required to be paid in cash (plus the amortization of ongoing fees previously paid, other than the fee set forth in the Equity Appreciation Rights Agreement) for the six-month period ending on such date, shall be greater than 1.15:1.00.

         (d) Minimum Liquidity. As of the last day of each period set forth below, the Liquidity for each period set forth below shall be no less than the amount shown below opposite such period:

                             Fiscal Period                                 Liquidity
                             -------------                                 ---------
         Five Month Period Ending May 31, 2002                            $14,760,000
         Sixth Month Period Ending November 30, 2002                      $18,206,000
         *Sixth Month Period Ending May 31, 2003                          $15,437,000

         (e) Minimum Consolidated EBITDA. Consolidated EBITDA for the periods set forth below shall be no less than the amount shown below opposite such period:

                                                                             Minimum
                                                                          Consolidated
                             Fiscal Period                                   EBITDA
                             -------------                                ------------
         Five Month Period Ending May 31, 2002                             $3,385,000
         Sixth Month Period Ending November 30, 2002                       $7,291,000
         *Sixth Month Period Ending May 31, 2003                           $9,253,000

*Contingent on extension option being exercised pursuant to Section 3.4(e) of this Credit Agreement.

         7.12     ADDITIONAL CREDIT PARTIES.

         At the time that any Person becomes a Subsidiary of the Borrower, the Borrower shall immediately (and in any event within two (2) Business Days) so notify the Agent and shall within five (5) Business Days (or such longer period of time as the Agent may agree to) (a) cause such Person to execute a Joinder Agreement in substantially the form of Schedule 7.12, (b) cause 100% of the capital stock of such Person to be delivered to the Agent (together with undated stock powers signed in blank) and pledged to the Agent, for the benefit of the Lenders, pursuant to an appropriate pledge agreement(s) in substantially the form of the Pledge Agreement and otherwise in form acceptable to the Agent and
(c) deliver such other documentation as the Agent may reasonably request in connection with the foregoing, including, without limitation, certified resolutions and other organizational and authorizing documents of such Person, appropriate UCC-1 financing statements and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above), all in form, content and scope reasonably satisfactory to the Agent.

         7.13     OWNERSHIP OF SUBSIDIARIES.

         Except to the extent otherwise provided in Section 8.11, the Borrower shall, directly or indirectly, own at all times 100% of the capital stock of each of its Subsidiaries.

         7.14     PLEDGED ASSETS.

         The Borrower will cause, and will cause each Subsidiary to cause, all of its owned personal property located in the United States to the extent such property is deemed to be material by the Agent or the Required Lenders in its or their reasonable discretion, to be subject at all times, except as otherwise set forth in Section 8.4(c), to first priority, perfected Liens in favor of the Agent to secure the Borrower's Obligations in accordance with the terms and conditions of the Collateral Documents, subject in any case to Permitted Liens.

         7.15     [RESERVED].

         7.16     FIELD EXAMINATION.

         The Borrower and each of its Subsidiaries shall permit the Agent (or a third party satisfactory to the Agent) to conduct a written business audit of the accounts receivable, inventory, payables, controls and systems of the Borrower and its Subsidiaries at a frequency to be determined in the reasonable discretion of the Agent.

         7.17     ENGAGEMENT OF FINANCIAL ADVISOR TO LENDERS.

         (a) The Credit Parties acknowledge and agree that the Agent, on behalf of the Lenders, may retain a financial advisor (the "Lender's Financial Advisor") to the Lenders for matters related to the Credit Agreement. The Lender's Financial Advisor shall agree to abide by the confidentiality terms set forth in Section 11.14 hereof or other terms regarding confidentiality as may be agreed to among the Agent, the Lender's Financial Advisor and the Credit Parties.

         (b) The Credit Parties covenant and agree that they shall cooperate fully with the Lender's Financial Advisor in order that the Lender's Financial Advisor shall be able to carry out all duties required by the Lenders in connection with the Lender's Financial Advisor's work as a consultant. Specifically, each Credit Party shall (i) permit the Lender's Financial Advisor to visit and inspect its property during reasonable business hours, including its books and records, its accounts receivable and its inventory, its facility and its other business assets, and to make photocopies or photographs thereof and to write down and record any information the Lender's Financial Advisor obtains and (ii) permit the Lender's Financial Advisor to investigate and verify the accuracy of such information and to discuss all such matters with the officers, employees and representatives of such Credit Party.

         (c) The Credit Parties agree that they shall pay, on demand, and be jointly and severally liable for, all reasonable costs and expenses of the Lender's Financial Advisor, as financial advisor to the Lenders.

         7.18     DEPOSIT ACCOUNTS.

         On or before March 8, 2002 (or such later date as the Agent may reasonably agree to if the Borrower is diligently pursuing such items in good faith), the Borrower will, and will cause each of the other Credit Parties, to establish and maintain at all times any and all deposit accounts, other than payroll, withholding tax and other fiduciary accounts established in the ordinary course of business and containing only such amounts as are necessary to cover obligations incurred and/or liabilities assumed in the ordinary course of business (collectively, the "Excluded Deposit Accounts"), with either (i) the Agent or (ii) other Persons approved by the Agent that have executed tri-party agency agreements in substantially the form attached as Schedule 7.18 or otherwise in form reasonably acceptable to the Agent (each an "Agency Agreement"); provide, however, that any of the Credit Parties may maintain deposit accounts with banking institutions other than the Agent or Persons executing such Agency Agreements so long as (a) the aggregate amount of funds contained in all such deposit accounts (other than any amounts in any Excluded Deposit Accounts) does not exceed $2,500,000 at any time and (b) all funds contained in such deposit accounts, other than an amount not to exceed $1,000,000 at any time, relate to deposits in the ordinary course of business to cover accounts payable to independent contractors for work already performed. The Borrower shall provide the Agent, within thirty calendar days after the end of each fiscal month, a report (in a form reasonably satisfactory to the Agent) identifying all deposit accounts of the Credit Parties and their collected balances as of the last day of the preceding fiscal month.

                                    SECTION 8

                               NEGATIVE COVENANTS

         Each Credit Party hereby covenants and agrees that, so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding, and until all of the Commitments hereunder shall have terminated:

         8.1      INDEBTEDNESS.

         The Borrower will not, nor will it permit any of its Subsidiaries to, contract, create, incur, assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness arising under this Credit Agreement and the other Credit Documents;

                  (b) Indebtedness of the Borrower and any of its Subsidiaries set forth in Schedule 8.1;

                  (c) purchase money Indebtedness (including Capital Leases) hereafter incurred by the Borrower or any of its Subsidiaries to finance the purchase of fixed assets provided that (i) the total of all such Indebtedness (for all such Persons taken together) shall not exceed an aggregate principal amount of $3,000,000 at any one time outstanding (including any such Indebtedness referred to in subsection
         (b) above (other than any such Indebtedness incurred in connection with acquisitions)); (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

                  (d) obligations of the Borrower in respect of Hedging Agreements entered into in order to manage existing or anticipated interest rate or exchange rate risks and not for speculative purposes;

                  (e) Intercompany Indebtedness incurred in the ordinary course of business and consistent with past practices or for cash management purposes;

                  (f) additional Subordinated Indebtedness which by its terms (i) requires repayment of principal (including any sinking fund) and annual cash interest payments in amounts not greater than and at such times not earlier than are required by the Subordinated Note Documents, (ii) is unsecured, and (iii) is on market terms, including without limitation subordination and other intercreditor terms, that are consistent with the public bond market and that have been approved by the Required Lenders.

                  (g) Subordinated Indebtedness issued in exchange for Subordinated Indebtedness listed on Schedule 8.1, provided such Subordinated Indebtedness meets the requirements of clauses (i), (ii) and (iii) of Section 8.1(f) above.

                  (h) in addition to the Indebtedness otherwise permitted by this Section 8.1, other Indebtedness hereafter incurred by the Borrower or any of its Subsidiaries provided that (i) the loan documentation with respect to such Indebtedness shall not contain covenants or default provisions relating to the Borrower and its Subsidiaries that are more restrictive than the covenants and default provisions contained in the Credit Documents, (ii) on the date of incurrence of such Indebtedness after giving effect on a Pro Forma Basis to the incurrence of such Indebtedness of the Borrower or any of its Subsidiaries, no Default or Event of Default would exist hereunder, and (iii) the aggregate principal amount of such Indebtedness shall not exceed $10,000,000 at any time.

         8.2      Liens.

         The Borrower will not, nor will it permit any of its Subsidiaries to, contract, create, incur, assume or permit to exist any Lien with respect to any of their Property, whether now owned or after acquired, except for Permitted Liens.

         8.3      NATURE OF BUSINESS.

         The Borrower will not, nor will it permit any of its Subsidiaries to, substantively alter the character or conduct of the business conducted by such Person as of the Fourth Amendment Effective Date.

         8.4      CONSOLIDATION, MERGER, SALE OR PURCHASE OF ASSETS, ETC.

         The Borrower will not, nor will it permit any of its Subsidiaries to:

                  (a) except in connection with a disposition of assets permitted by the terms of subsection (c) below, dissolve, liquidate or wind up their affairs;

                  (b) enter into any transaction of merger or consolidation; provided, however, that, (i) so long as no Default or Event of Default would be directly or indirectly caused as a result thereof, any Credit Party (other than the Borrower) may merge or consolidate with any other Credit Party (other than the Borrower) and
         (ii) so long as the Borrower is the continuing or surviving corporation, Thomas Staffing Services, Inc. may merge or consolidate with the Borrower;

                  (c) sell, lease, transfer or otherwise dispose of any Property of the Borrower and its Subsidiaries other than (i) the sale or disposition of machinery and equipment no longer used or useful in the conduct of such Person's business, (ii) other sales of assets (but not accounts receivable, except delinquent accounts sold for collection purposes only), provided that, after giving effect to such sale or other disposition, the aggregate book value of assets sold or otherwise disposed of pursuant to this clause (ii) does not exceed $500,000 in any fiscal year, (iii) the grant of any option or other right to purchase any asset in a transaction that would be permitted under the provisions of the foregoing clause (ii), provided that no Default or Event of Default has occurred and is continuing at the time of such grant and (iv) the sale or disposition of (A) an intangible asset (excepting any trademarks or tradenames of any Credit Party) or (B) other assets so long as the aggregate book value of all such assets sold after the Third Amendment Effective Date does not exceed $5,000,000, in each case in order to realize a book loss;

                  (d) acquire all or any portion of the capital stock or securities of any other Person or purchase, lease or otherwise acquire (in a single transaction or a series of related transactions) all or any portion of the Property of any other Person, except for any merger or consolidation permitted pursuant to Section 8.4(b); or

                  (e) become a general partner in any general or limited partnership, joint venture or similar arrangement.

Upon a sale of any Property of a Credit Party permitted by Section 8.4(c), the Agent shall (to the extent applicable) deliver to the Credit Parties, upon the Credit Parties' request and at the Credit Parties' expense, such documentation as is reasonably necessary to evidence the release of the Agent's security interest, if any, in such Property, including, without limitation, amendments or terminations of UCC financing statements, if any, the return of stock certificates, if any, and the release of such Credit Party from all of its obligations, if any, under the Credit Documents.

         8.5      ADVANCES, INVESTMENTS, LOANS, ETC.

         The Borrower will not, nor will it permit any of its Subsidiaries to, make Investments in or to any Person, except for Permitted Investments.

         8.6      RESTRICTED PAYMENTS.

         The Borrower will not, nor will it permit any of its Subsidiaries to, directly or indirectly declare, order, make or set apart any sum for or pay any Restricted Payment, except (i) to make dividends payable solely in the same class of capital stock of such Person, (ii) to make dividends or other distributions payable to the Borrower (directly or indirectly through Subsidiaries of the Borrower), (iii) as permitted by Section 8.7, (iv) to make payments on Subordinated Indebtedness (other than Indebtedness arising under the Subordinated Note Documents) in accordance with any subordination provisions applicable thereto, and (v) provided that no Default or Event of Default has occurred and is continuing at such time or would be directly or indirectly caused as a result thereof, to make regularly scheduled interest payments in respect of Indebtedness arising under the Subordinated Note Documents.

         8.7      PREPAYMENTS OF INDEBTEDNESS, ETC.

         No Credit Party will, nor will it permit any of its Subsidiaries to:

                  (a) (i) amend or modify any of the terms of any Indebtedness of such Person (other than Indebtedness arising under the Credit Documents) if such amendment or modification would add or change any terms in a manner materially adverse to such Person or to the Lenders, or (ii) shorten the final maturity or average life to maturity thereof or require any payment thereon to be made sooner than originally scheduled or increase the interest rate or fees applicable thereto or change any subordination provision thereof, or (iii) make (or give any notice with respect thereto) any voluntary or optional payment or prepayment thereof, or (iv) make (or give any notice with respect thereto) any redemption or acquisition for value or defeasance (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange with respect thereto, other than prepayments made by a Credit Party in connection with any Asset Sale permitted under Section 8.4, in the amount necessary to prepay or retire any Indebtedness either secured by a Permitted Lien (ranking senior to any Lien of the Agent) on the related Property or incurred in connection with the acquisition of any Property that is disposed of in connection with such Asset Sale; or

                  (b) make interest payments in respect of any Subordinated Indebtedness in violation of the applicable subordination provisions.

         8.8      TRANSACTIONS WITH AFFILIATES.

         The Borrower will not, nor will it permit any of its Subsidiaries to, enter into or permit to exist any transaction or series of transactions with any officer, director, shareholder, Subsidiary or Affiliate of such Person other than (i) advances of working capital to any Credit Party, (ii) transfers of cash and assets to any Credit Party, (iii) transactions permitted by Section 8.1,
Section 8.4, Section 8.5 (other than pursuant to clause (vii) of the definition of "Permitted Investments" set forth in Section 1.1), or Section 8.6, (iv) normal compensation and reimbursement of expenses of officers and directors and
(v) except as otherwise specifically limited in this Credit Agreement, other transactions which are entered into in the ordinary course of such Person's business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate.

         8.9      FISCAL YEAR.

         The Borrower will not, nor will it permit any of its Subsidiaries to, change its fiscal year.

         8.10 LIMITATION ON RESTRICTIONS ON SUBSIDIARY DIVIDENDS AND OTHER DISTRIBUTIONS, ETC.

         The Borrower will not, nor will it permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Person to (i) pay dividends or make any other distribution on any of such Person's capital stock, (ii) subject to subordination provisions under any Intercompany Indebtedness, pay any Indebtedness owed to the Borrower or any other Credit Party, (iii) make loans or advances to any other Credit Party or (iv) transfer any of its Property to any other Credit Party, except for encumbrances or restrictions existing under or by reason of (A) customary non-assignment provisions in any lease governing a leasehold interest and (B) this Credit Agreement and the other Credit Documents.

         8.11     ISSUANCE AND SALE OF SUBSIDIARY STOCK.

         The Borrower will not, nor will it permit any of its Subsidiaries to, except as otherwise permitted under the terms of Section 8.4(c), sell, transfer or otherwise dispose of, any shares of capital stock of any of its Subsidiaries or permit any of its Subsidiaries to issue, sell or otherwise dispose of, any shares of capital stock of any of its Subsidiaries.

         8.12     SALE LEASEBACKS.

         Except to the extent it complies with the mandatory prepayment provisions for Asset Sales pursuant to Section 3.3, the Borrower will not, nor will it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (whether real or personal or mixed), whether now owned or hereafter acquired, (i) which such Person has sold or transferred or is to sell or transfer to any other Person other than a Credit Party or (ii) which such Person intends to use for substantially the same purpose as any other Property which has been sold or is to be sold or transferred by such Person to any other Person in connection with such lease.

         8.13     NO FURTHER NEGATIVE PLEDGES.

         Except (a) pursuant to this Credit Agreement and the other Credit Documents and (b) with respect to prohibitions against other encumbrances on specific Property encumbered to secure payment of particular Indebtedness (which Indebtedness relates solely to such specific Property, and improvements and accretions thereto, and is otherwise permitted hereby) the Borrower will not, nor will it permit any of its Subsidiaries to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation.

         8.14     NO FOREIGN SUBSIDIARIES.

         Neither the Borrower nor any of its Subsidiaries will create, acquire or permit to exist any direct or indirect Subsidiary of such Credit Party which is not incorporated or organized under the laws of any State of the United States or the District of Columbia.

         8.15     CAPITAL EXPENDITURES.

         Neither the Borrower nor any of its Subsidiaries will permit Consolidated Capital Expenditures in any fiscal period to exceed the dollar amount (with no carry over from the preceding fiscal quarter) set forth below opposite the relevant fiscal period set forth below:

         Fiscal Quarter Ending       Capital Expenditure Limit
             April 1, 2001                   $3,000,000
             July 1, 2001                    $2,500,000
          September 30, 2001                 $2,500,000
           December 30, 2001                 $1,000,000

          Fiscal Year Ending         Capital Expenditure Limit
           December 29, 2002                 $2,500,000
           December 28, 2003                 $3,500,000

         8.16     CONSOLIDATED EARN-OUTS.

         Neither the Borrower nor any of its Subsidiaries will permit any Consolidated Earn-Outs to be made after the Fourth Amendment Effective Date.

         8.17     FINANCIAL ADVISOR TO THE BORROWER.

         The Borrower will not terminate its engagement of Pricewaterhouse Coopers LLP as financial advisor or otherwise modify the terms of that certain engagement letter agreement dated December 7, 2001 between Pricewaterhouse Coopers LLP and the Borrower unless (a) the Borrower shall have engaged and retained a replacement restructuring and/or financial advisor reasonably acceptable to the Agent on terms satisfactory to the Agent or (b) the Borrower shall have received the prior written consent of the Agent.

                                    SECTION 9

                                EVENTS OF DEFAULT

         9.1      EVENTS OF DEFAULT.

         An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):


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                  (a)      Payment. Any Credit Party shall

                           (i) default in the payment when due of any principal of any of the Loans or of any reimbursement obligations arising from drawings under Letters of Credit, or

                           (ii) default, and such defaults shall continue for three (3) or more Business Days, in the payment when due of any interest on the Loans or on any reimbursement obligations arising from drawings under Letters of Credit, or of any Fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith or therewith; or

                  (b) Representations. Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made; or

                  (c)      Covenants. Any Credit Party shall

                           (i) default in the due performance or observance of any term, covenant or agreement contained in Sections 7.2, 7.9, 7.11, 7.12 or 8.1 through 8.17, inclusive, or

                           (ii) default in the due performance or observance of any term, covenant or agreement contained in Section 7.1 and such default shall continue for a period of at least three
                  (3) days after the earlier of a responsible officer of a Credit Party becoming aware of such default or notice thereof by the Agent; or

                           (iii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b) or (c)(i) or (ii) of this
                  Section 9.1) contained in this Credit Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of a responsible officer of a Credit Party becoming aware of such default or notice thereof by the Agent; or

                  (d) Other Credit Documents. (i) Any Credit Party shall default in the due performance or observance of any term, covenant or agreement in any of the other Credit Documents (subject to applicable grace or cure periods, if any), or (ii) except as the result of or in connection with a dissolution, merger or disposition of a Subsidiary permitted under Section 8.4, any Credit Document shall fail to be in full force and effect or to give the Agent and/or the Lenders the Liens, rights, powers and privileges purported to be created thereby, or any Credit Party shall state any of the foregoing in writing; or


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

                  (e) Guaranties. Except as the result of or in connection with a dissolution, merger or disposition of a Subsidiary permitted under Section 8.4, the guaranty given by any Guarantor hereunder (including any Additional Credit Party) or any material provision thereof shall cease to be in full force and effect, or any Guarantor (including any Additional Credit Party) hereunder or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any guaranty; or

                  (f) Bankruptcy, etc. Any Bankruptcy Event shall occur with respect to the Borrower or any of its Subsidiaries; or

                  (g)      Defaults under Other Agreements.

                           (i) The Borrower or any of its Subsidiaries shall default in the performance or observance (beyond the applicable grace period with respect thereto, if any) or any material obligation or condition of any contract or lease material to the Borrower and its Subsidiaries taken as a whole; or

                           (ii) With respect to the Acquisition Note or any other Indebtedness (other than Indebtedness outstanding under this Credit Agreement) in excess of $1,500,000 in the aggregate for the Borrower and its Subsidiaries taken as a whole, (A) the Borrower or any of its Subsidiaries shall (1) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (2) the occurrence and continuance of a default in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required), any such Indebtedness to become due prior to its stated maturity; or (B) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

                  (h) Judgments. One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving a liability of $2,500,000 or more in the aggregate (to the extent not paid or fully covered by insurance provided by a carrier who has acknowledged coverage) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof; or

                  (i) ERISA. Any of the following events or conditions, if such event or condition could be expected to involve possible taxes, penalties, and other liabilities in an aggregate amount in excess of $1,000,000: (1) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of the


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

         Borrower, any Subsidiary of the Borrower or any ERISA Affiliate in favor of the PBGC or a Plan; (2) a Termination Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (3) a Termination Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in (i) the termination of such Plan for purposes of Title IV of ERISA, or (ii) the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency or (within the meaning of Section 4245 of ERISA) such Plan; or (4) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(1) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability; or

                  (j) Nature of Business. The Borrower shall engage in any business, activity or operations other than owning and holding the capital stock of its Subsidiaries and such business activities incidental or related thereto (including acting as Borrower hereunder and pledging its assets to the Agent, for the benefit of the Lenders, pursuant to the Collateral Documents); or

                  (k) Subordinated Note Indentures. (i) There shall occur and be continuing any Event of Default or Repurchase Event under and, in each case, as defined in the Subordinated Note Indenture or (ii) any of the Borrower's Obligations for any reason shall cease to be "Senior Indebtedness" under and as defined in the Subordinated Note Indenture; or

                  (1) Collateral. Any of the Borrower's Obligations for any reason shall fail to be secured under the Collateral Documents; or

                  (m)      Ownership. There shall occur a Change of Control.

         9.2      ACCELERATION: REMEDIES.

         Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived by the Required Lenders or cured to the satisfaction of the Required Lenders (pursuant to the voting procedures in Section 11.6), the Agent shall, upon the request and direction of the Required Lenders, by written notice to the Credit Parties take any of the following actions:

                  (i) Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.


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                  (ii)     Acceleration. Declare the unpaid principal of and any
         accrued interest in respect of all Loans, any reimbursement obligations arising from drawings under Letters of Credit and any and all other indebtedness or obligations of any and every kind owing by the Borrower to the Agent and/or any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                  (iii) Cash Collateral. Direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 9.1(f), it will immediately pay) to the Agent additional cash, to be held by the Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

                  (iv) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents and all rights of set-off.

         Notwithstanding the foregoing, if an Event of Default specified in
Section 9.1(f) shall occur, then the Commitments shall automatically terminate and all Loans, all reimbursement obligations arising from drawings under Letters of Credit, all accrued interest in respect thereof, all accrued and unpaid Fees and other indebtedness or obligations owing to the Agent and/or any of the Lenders hereunder automatically shall immediately become due and payable without the giving of any notice or other action by the Agent or the Lenders.

                                   SECTION 10

                                AGENCY PROVISIONS

         10.1     APPOINTMENT.

         Each Lender hereby designates and appoints Bank of America, N.A. as administrative agent and as collateral agent (in such capacity as Agent hereunder, the "Agent") of such Lender to act as specified herein and the other Credit Documents, and each such Lender hereby authorizes the Agent as the agent for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Credit Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Credit Documents, or shall otherwise exist against the Agent. The provisions of this Section are solely for the benefit of the Agent and the Lenders and none of the Credit Parties shall have any rights as a third party


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

beneficiary of the provisions hereof. In performing its functions and duties under this Credit Agreement and the other Credit Documents, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for any Credit Party or any of their respective Affiliates.

         10.2     DELEGATION OF DUTIES.

         The Agent may execute any of their respective duties hereunder or under the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         10.3     EXCULPATORY PROVISIONS.

         The Agent and its officers, directors, employees, agents, attorneys-in-fact or affiliates shall not be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any of the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any of the Credit Parties contained herein or in any of the other Credit Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, or received by the Agent under or in connection herewith or in connection with the other Credit Documents, or enforceability or sufficiency therefor of any of the other Credit Documents, or for any failure of any Credit Party to perform its obligations hereunder or thereunder. The Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Credit Agreement, or any of the other Credit Documents or for any representations, warranties, recitals or statements made herein or therein or made by the Borrower or any Credit Party in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent to the Lenders or by or on behalf of the Credit Parties to the Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or the use of the Letters of Credit or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Credit Parties or any of their respective Affiliates.

         10.4     RELIANCE ON COMMUNICATIONS.

         The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any of the Credit Parties, independent accountants and other experts selected by the Agent with reasonable care). The Agent may deem and treat the Lenders as the owner of their respective interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the


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Agent in accordance with Section 11.3(b) hereof. The Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Credit Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Credit Documents in accordance with a request of the Required Lenders (or to the extent specifically provided in Section 11.6, all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

         10.5     NOTICE OF DEFAULT.

         The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or a Credit Party referring to the Credit Document, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders.

         10.6     NON-RELIANCE ON AGENT AND OTHER LENDERS.

         Each Lender expressly acknowledges that each of the Agent and its officers, directors, employees, agents, attorneys-in-fact or affiliates has not made any representations or warranties to it and that no act by the Agent or any affiliate thereof hereinafter taken, including any review of the affairs of any Credit Party or any of their respective Affiliates, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower, the other Credit Parties or their respective Affiliates and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower, the other Credit Parties and their respective Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Borrower, the other Credit Parties or any of their respective Affiliates which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.


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

         10.7     INDEMNIFICATION.

         The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitments (or if the Commitments have expired or been terminated, in accordance with the respective principal amounts of outstanding Loans and Participation Interests of the Lenders), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the final payment of all of the obligations of the Borrower hereunder and under the other Credit Documents) be imposed on, incurred by or asserted against the Agent in its capacity as such in any way relating to or arising out of this Credit Agreement or the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

         10.8     AGENT IN ITS INDIVIDUAL CAPACITY.

         The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower, its Subsidiaries or their respective Affiliates as though the Agent were not the Agent hereunder. With respect to the Loans made by and all obligations of the Borrower hereunder and under the other Credit Documents, the Agent shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

         10.9     SUCCESSOR AGENT.

         The Agent may, at any time, resign upon 20 days' written notice to the Lenders, and be removed with or without cause by the Required Lenders upon 30 days' written notice to the Agent. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent; provided that, so long as no Default or Event of Default has occurred and is continuing, such successor Agent shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the notice of resignation or notice of removal, as appropriate, then the retiring Agent shall select a successor Agent provided such successor is a Lender hereunder or a commercial bank organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $400,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor Agent shall thereupon succeed to


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

and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as Agent, as appropriate, under this Credit Agreement and the other Credit Documents and the provisions of this Section 10.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Credit Agreement.

                                   SECTION 11

                                  MISCELLANEOUS

         11.1     NOTICES.

         Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (i) when delivered, (ii) when transmitted via telecopy (or other facsimile device) to the number set out below, (iii) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Borrower, Guarantors and the Agent, set forth below, and, in the case of the Lenders, set forth on Schedule 2.1(a), or at such other address as such party may specify by written notice to the other parties hereto:

                  if to the Borrower or the Guarantors:

                           Personnel Group of America, Inc.
                           5605 Carnegie Boulevard, Suite 500
                           Charlotte, NC 28209
                           Attn: James C. Hunt, Chief Financial Officer
                           Telephone: (704) 442-5105
                           Telecopy: (704) 442-5135

                  if to the Agent:

                           Bank of America, N.A.
                           One Independence Center, 15th Floor
                           NC1-001-15-04
                           101 N. Tryon Street
                           Charlotte, North Carolina 28255
                           Attn: Agency Services/Patrick Brown
                           Telephone: (704) 388-3918
                           Telecopy: (704) 409-0292


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

                  with a copy to:

                           Bank of America, N.A.
                           100 North Tryon Street, 22nd Floor
                           Charlotte, North Carolina 28255
                           Attn: Leonard Norman
                           Telephone: (704) 387-3262
                           Telecopy: (704) 386-7515

         11.2     RIGHT OF SET-OFF.

         In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special), but excluding deposits in an Excluded Deposit Account (as defined in Section 7.18), and any other indebtedness at any time held or owing by such Lender (including, without limitation branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of any Credit Party against obligations and liabilities of such Person to such Lender hereunder, under the Notes, the other Credit Documents or otherwise, irrespective of whether such Lender shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. Any Person purchasing a participation in the Loans and Commitments hereunder pursuant to Section 3.13 or Section 11.3(d) may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder.

         11.3     BENEFIT OF AGREEMENT.

         (a) Generally. This Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that none of the Credit Parties may assign or transfer any of its interests without prior written consent of the Lenders; provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth in this Section 11.3, provided however that nothing herein shall prevent or prohibit any Lender from (i) pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, or (ii) granting assignments or selling participations in such Lender's Loans and/or Commitments hereunder to its parent company and/or to any Affiliate or Subsidiary of such Lender.

         (b) Assignments. Each Lender may assign all or a portion of its rights and obligations hereunder, pursuant to an assignment agreement substantially in the form of Schedule 11.3(b), to (i) any Lender or any Affiliate or Subsidiary of a Lender, or (ii) any other commercial bank, financial institution or "accredited investor" (as defined in Regulation D of the Securities and Exchange Commission) reasonably acceptable to the Agent and, so long as no Default or Event of


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

Default has occurred and is continuing, the Borrower; provided that (i) any such assignment (other than any assignment to an existing Lender) shall be in a minimum aggregate amount of $5,000,000 (or, if less, the remaining amount of the Commitment being assigned by such Lender) of the Commitments and in integral multiples of $1,000,000 above such amount and (ii) each such assignment shall be of a constant, not varying, percentage of all such Lender's rights and obligations under this Credit Agreement. For purposes of the Borrower's acceptance of the proposed assignee in clause (ii) of the foregoing sentence, the Borrower shall have been deemed to accept any such assignee unless the Borrower provides to the Agent and such assigning Lender, written notice of the Borrower's objection to the assignment setting forth the specific reasons for its objection, such notice to be delivered no later than three (3) Business Days after the Borrower receives notice of the requested assignment (as set forth below). Any assignment hereunder shall be effective upon delivery to the Agent of written notice of the assignment together with a transfer fee of $3,500 payable to the Agent for its own account from and after the later of (i) the effective date specified in the applicable assignment agreement and (ii) the date of recording of such assignment in the Register pursuant to the terms of subsection (c) below. The assigning Lender will give prompt notice to the Agent and the Borrower of any such assignment. Upon the effectiveness of any such assignment (and after notice to, and (to the extent required pursuant to the terms hereof), with the consent of, the Borrower as provided herein), the assignee shall become a "Lender" for all purposes of this Credit Agreement and the other Credit Documents and, to the extent of such assignment, the assigning Lender shall be relieved of its obligations hereunder to the extent of the Loans and Commitment components being assigned. Along such lines the Borrower agrees that upon notice of any such assignment and surrender of the appropriate Note or Notes, it will promptly provide to the assigning Lender and to the assignee separate promissory notes in the amount of their respective interests substantially in the form of the original Note (but with notation thereon that it is given in substitution for and replacement of the original Note or any replacement notes thereof). By executing and delivering an assignment agreement in accordance with this Section 11.3(b), the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto or the financial condition of any Credit Party or any of their respective Affiliates or the performance or observance by any Credit Party of any of its obligations under this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such assignment agreement; (iv) such assignee confirms that it has received a copy of this Credit Agreement, the other Credit Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such assignment agreement; (v) such assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement and the other Credit Documents;
(vi) such assignee appoints and authorizes the Agent to take such


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

action on its behalf and to exercise such powers under this Credit Agreement or any other Credit Document as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and
(vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Credit Agreement and the other Credit Documents are required to be performed by it as a Lender.

         (c) Maintenance of Register. The Agent shall maintain at one of its offices in Charlotte, North Carolina a copy of each Lender assignment agreement delivered to it in accordance with the terms of subsection (b) above and a register for the recordation of the identity of the principal amount, type and Interest Period of each Loan outstanding hereunder, the names, addresses and the Commitments of the Lenders pursuant to the terms hereof from time to time (the "Register"). The Agent will make reasonable efforts to maintain the accuracy of the Register and to promptly update the Register from time to time, as necessary. The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and each Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (d) Participations. Each Lender may sell, transfer, grant or assign participations in all or any part of such Lender's interests and obligations hereunder; provided that (i) such selling Lender shall remain a "Lender" for all purposes under this Credit Agreement (such selling Lender's obligations under the Credit Documents remaining unchanged) and the participant shall not constitute a Lender hereunder, (ii) no such participant shall have, or be granted, rights to approve any amendment or waiver relating to this Credit Agreement or the other Credit Documents except to the extent any such amendment or waiver would (A) reduce the principal of or rate of interest on or Fees in respect of any Loans in which the participant is participating, (B) postpone the date fixed for any payment of principal (including extension of the Termination Date or the date of any mandatory prepayment), interest or Fees in which the participant is participating or (C) except as expressly provided in the Credit Documents, release all or substantially all of the Collateral or release any Guarantor from its guaranty obligations hereunder, and (iii) sub-participations by the participant (except to an affiliate, parent company or affiliate of a parent company of the participant) shall be prohibited. In the case of any such participation, the participant shall not have any rights under this Credit Agreement or the other Credit Documents (the participant's rights against the selling Lender in respect of such participation to be those set forth in the participation agreement with such Lender creating such participation) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, provided, however, that such participant shall be entitled to receive additional amounts under Sections 3.6, 3.9, 3.10 and 3.11 on the same basis as if it were a Lender.

         11.4     NO WAIVER; REMEDIES CUMULATIVE.

         No failure or delay on the part of the Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Agent or any Lender and any of the Credit Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or


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

privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle the Borrower or any other Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Lenders to any other or further action in any circumstances without notice or demand.

         11.5     PAYMENT OF EXPENSES, ETC.

         The Borrower agrees to: (i) pay all reasonable out-of-pocket costs and expenses (A) of the Agent in connection with the negotiation, preparation, execution and delivery and administration of this Credit Agreement and the other Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of Moore & Van Allen, PLLC, special counsel to the Agent) and any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Credit Parties under this Credit Agreement and (B) of the Agent and the Lenders in connection with enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Agent and each of the Lenders); (ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) indemnify each Lender, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of (A) any investigation, litigation or other proceeding (whether or not any Lender is a party thereto) related to the entering into and/or performance of any Credit Document or the use of proceeds of any Loans (including other extensions of credit) hereunder or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding or (B) the presence or Release of any Materials of Environmental Concern at, under or from any Property owned, operated or leased by the Borrower or any of its Subsidiaries, or the failure by the Borrower or any of its Subsidiaries to comply with any Environmental Law (but excluding, in the case of either of clause (A) or (B) above, any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified).

         11.6     AMENDMENTS, WAIVERS AND CONSENTS.

         Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, the Required Lenders and the Borrower, provided that no such amendment, change, waiver, discharge or termination shall, without the consent of each Lender:


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

                  (i) extend the final maturity of any Loan, or any portion thereof;

                  (ii) reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) on any Loan or fees hereunder;

                  (iii) reduce the principal amount on any Loan, or increase the Commitments of the Lenders over the amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or of a mandatory reduction in the total commitments shall not constitute a change in the terms of any Commitment of any Lender);

                  (iv) except as the result of or in connection with a dissolution, merger or disposition of a Subsidiary permitted under
         Section 8.4, release all or substantially all of (A) the Guarantors from the guaranty obligations hereunder or (B) the Collateral;

                  (v)      amend, modify or waive any provision of this Section
         11.6 or Section 3.6, 3.10, 3.11, 3.12, 3.13, 9.1(a), 11.2, 11.3, 11.5
         or 11.9;

                  (vi) reduce any percentage specified in, or otherwise modify, the definition of "Required Lenders;" or

                  (vii) consent to the assignment or transfer by the Borrower (or any Guarantor) of any of its rights and obligations under (or in respect of) the Credit Documents to which it is a party.

No provision of Section 2.2 may be amended without the consent of the Issuing Lender and no provision of Section 10 may be amended without the consent of the Agent.

         11.7     COUNTERPARTS.

         This Credit Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart.

         11.8     HEADINGS.

         The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

         11.9     SURVIVAL.

         All indemnities set forth herein, including, without limitation, in
Section 2.2(i), 3.9, 3.11, 10.7 or 11.5 shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the issuance of the Letters of Credit, the repayment of the Loans, LOC Obligations and other


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

obligations under the Credit Documents and the termination of the Commitments hereunder, and all representations and warranties made by the Credit Parties herein shall survive delivery of the Notes and the making of the Loans hereunder.

         11.10    GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE.

         (a) THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the courts of the State of North Carolina in Mecklenburg County, or of the United States for the Western District of North Carolina, and, by execution and delivery of this Credit Agreement, each of the Credit Parties hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each of the Credit Parties further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 11.1, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of the Agent to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Credit Party in any other jurisdiction.

         (b) Each of the Credit Parties hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         (c) TO THE EXTENT PERMITTED BY LAW, EACH OF THE AGENT, THE LENDERS, THE BORROWER AND THE CREDIT PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         11.11    SEVERABILITY.

         If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.


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

         11.12    ENTIRETY.

         This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

         11.13 BINDING EFFECT; AMENDMENT AND RESTATEMENT OF ORIGINAL CREDIT AGREEMENT.

         (a) This Credit Agreement shall become effective at such time, on or after the Closing Date, that the conditions precedent set forth in Section
5.1 have been satisfied and when it shall have been executed by each of the Credit Parties and the Agent, and the Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender (including the Issuing Lender), and thereafter this Credit Agreement shall be binding upon and inure to the benefit of each Credit Party, each Lender (including the Issuing Lender) and the Agent, together with their permitted successors and assigns. The Credit Parties and the Lenders (including the Issuing Lender) each hereby agrees that, at such time as this Credit Agreement shall have become effective pursuant to the terms of the immediately preceding sentence, (i) the Original Credit Agreement automatically shall be deemed amended and restated in its entirety by this Credit Agreement, and all obligations and commitments outstanding under the Original Credit Agreement shall be governed by the terms of this Credit Agreement (as such obligations or commitments may be modified or amended hereunder) and (ii) all of the promissory notes executed by the Borrower in connection with the Original Credit Agreement automatically shall be substituted and replaced by the amended and restated promissory notes executed in connection with this Credit Agreement, and the Lenders agree to promptly return such prior notes to the Borrower.

         (b) Each of the Credit Parties hereby acknowledges and agrees that it has no claims, counterclaims, offsets, or defenses to the Credit Documents and the performance of its obligations thereunder, or if such Credit Party has any such claims, counterclaims, offsets, or defenses to the Credit Documents or any transaction related to the Credit Documents, the same are hereby waived, relinquished and released in consideration of the Lenders' execution and delivery of this Credit Agreement.

         11.14    CONFIDENTIALITY.

         The Agent and the Lenders agree to keep confidential (and to cause their respective affiliates, officers, directors, employees, agents and representatives to keep confidential) all information, materials and documents furnished to the Agent or any such Lender by or on behalf of any Credit Party (whether before or after the Closing Date) which relates to the Borrower or any of its Subsidiaries (the "Information"). Notwithstanding the foregoing, the Agent and each Lender shall be permitted to disclose Information (i) to its affiliates, officers, directors, employees, agents and representatives in connection with its participation in any of the transactions evidenced by this Credit Agreement or any other Credit Documents or the administration of this Credit Agreement or any other Credit Documents; (ii) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any Governmental Authority; (iii) to the extent


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

such Information (A) becomes publicly available other than as a result of a breach of this Credit Agreement or any agreement entered into pursuant to clause
(iv) below, (B) becomes available to the Agent or such Lender on a non-confidential basis from a source other than a Credit Party or (C) was available to the Agent or such Lender on a non-confidential basis prior to its disclosure to the Agent or such Lender by a Credit Party; (iv) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first specifically agrees in a writing furnished to and for the benefit of the Credit Parties to be bound by the terms of this Section 11.14; or (v) to the extent that the Borrower shall have consented in writing to such disclosure. Nothing set forth in this
Section 11.14 shall obligate the Agent or any Lender to return any materials furnished by the Credit Parties.

         11.15    SOURCE OF FUNDS.

         Each of the Lenders hereby represents and warrants to the Borrower that at least one of the following statements is an accurate representation as to the source of funds to be used by such Lender in connection with the financing hereunder:

                  (a) no part of such funds constitutes assets allocated to any separate account maintained by such Lender in which any employee benefit plan (or its related trust) has any interest;

                  (b) to the extent that any part of such funds constitutes assets allocated to any separate account maintained by such Lender, such Lender has disclosed to the Borrower the name of each employee benefit plan whose assets in such account exceed 10% of the total assets of such account as of the date of such purchase (and, for purposes of this subsection (b), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan); or

                  (c) such funds constitute assets of one or more specific benefit plans which such Lender has identified in writing to the Borrower.

As used in this Section 11.15, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

         11.16    CONFLICT.

         To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Credit Document, on the other hand, this Credit Agreement shall control.

         11.17    SETTLEMENT OF NURSEFINDERS, INC. ESCROW AGREEMENT.

         Notwithstanding anything to the contrary in this Credit Agreement or the other Credit Documents, the Credit Parties may settle and resolve in the exercise of their reasonable business judgment any disputes or issues relating to the application of amounts held in an escrow account established at the time of the sale of Nursefinders, Inc. to hold a portion of the proceeds of such sale pending resolution of certain issues, so long as such Credit Parties comply with the mandatory prepayment provisions regarding Asset Sales pursuant to Section 3.3.

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amended and Restated Credit Agreement to be duly executed and delivered as of the date first above written.

                            [Signature Pages Omitted]

                                  SCHEDULE 1.1A
                                   INVESTMENTS

1. $2,000,000 promissory note dated December 31, 2002 and issued by Enoch and Dorothy Louise Timothy to InfoTech Services, Inc. at the closing of the sale of PALADIN Consulting, Inc.

2. 4,251,369 shares of common stock of Econometrix, Inc. (certificate #39 dated January 30, 2002); part of equity kicker issued in connection with exclusive marketing agreement

3. Warrant to purchase up to 3,047,597 shares of Econometrix, Inc. common stock at $0.10 per share (dated January 30, 2002 and subject to vesting requirements); also part of equity kicker

4. $250,000 promissory note dated June 30, 2001 and issued by AutoHire Development, Inc. to PGA at the closing of the CareerShop divestiture

5. 19,900 shares of common stock of AutoHire Development, Inc. (certificate #2, dated June 30, 2001)

6. Warrant to purchase 25,000 shares of AutoHire Development, Inc. common stock (warrant #R-O1, dated June 30, 2001)

                                  SCHEDULE 1.1B
                                      LIENS

1.       San Francisco tax lien for unpaid city payroll taxes

                                  SCHEDULE 1.1C

                                     FORM OF
                      AMENDED AND RESTATED PLEDGE AGREEMENT


         THIS AMENDED AND RESTATED PLEDGE AGREEMENT (this "Pledge Agreement"), dated as of June 23, 1997, is made by and among PERSONNEL GROUP OF AMERICA, INC., a Delaware corporation (the "Borrower"), certain Subsidiaries of the Borrower identified on the signature pages hereto (such Subsidiaries, individually a "Guarantor" and collectively the "Guarantors;" the Guarantors together with the Borrower, individually a "Pledgor" and collectively the "Pledgors"), and NATIONSBANK, N.A., in its capacity as agent (the "Agent") for the lenders from time to time party to the Credit Agreement described below (the "Lenders").

                                    RECITALS

         WHEREAS, the Pledgors, certain Lenders named therein (the "Lenders") and the Agent entered into that certain Credit Agreement, dated as of September 30, 1996 (as amended, the "Original Credit Agreement"), as amended by that certain Amendment No. 1 to Credit Agreement, dated as of December 13, 1996, that certain Amendment No. 2 to Credit Agreement, dated as of February 28, 1997, that certain Amendment No. 3 to Credit Agreement, dated as of April 14, 1997, and that certain Amendment No. 4 to Credit Agreement and Pledge Agreement, dated as of May 19, 1997;

         WHEREAS, pursuant to the terms of the Original Credit Agreement, the Pledgors agreed to pledge certain assets as security for the performance by the Pledgors of the Secured Obligations (as defined herein);

         WHEREAS, the Pledgors, the Lenders and the Agent have agreed to amend the Original Credit Agreement pursuant to that the terms and conditions of that certain Amended and Restated Credit Agreement, dated as of the date hereof (the "Credit Agreement"); and

         WHEREAS, pursuant to the terms of the Credit Agreement, the Pledgors agreed to amend and restate their pledge of certain assets as security for the performance by the Pledgors of the Secured Obligations (as defined herein);

         NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

         2. Pledge and Grant of Security Interest. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration or otherwise, of the Secured Obligations (as defined in Section 3 hereof), each Pledgor hereby pledges and assigns to the Agent, for the benefit of the Lenders, and grants to the Agent, for the benefit of the Lenders, a continuing security interest in, and a right to set off against, any and all right, title and interest of such Pledgor in and to the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the "Pledged Collateral"):

                  (a) Pledged Shares. (i) All of the issued and outstanding shares of stock of the Subsidiaries of such Pledgor set forth on
         Schedule 1 attached hereto, including without limitation, all other shares of capital stock of whatever class now or hereafter owned by such Pledgor, in each case together with the certificates representing such shares, and all options and other rights, contractual or otherwise, with respect thereto (collectively the "Pledged Shares"), including the following:

                           (i) all shares or securities representing a dividend on any of the Pledged Shares, or representing a distribution or return of capital upon or in respect of the Pledged Shares, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder of, or otherwise in respect of, the Pledged Shares; and

                           (ii) without affecting the obligations of such Pledgor under any provision prohibiting such action hereunder, in the event of any consolidation or merger in which a Pledgor is not the surviving corporation, all shares of each class of the capital stock of the successor corporation formed by or resulting from such consolidation or merger.

                  (b) Additional Shares. All of the issued and outstanding shares of stock of any Subsidiary of a Pledgor which is hereafter formed or acquired by such Pledgor, including without limitation, the certificates representing such shares.

                  (c) Proceeds. All proceeds and products of the foregoing, however and whenever acquired and in whatever form.

         Without limiting the generality of the foregoing, it is hereby specifically understood and agreed that a Pledgor may from time to time hereafter deliver additional shares of stock to the Agent as collateral security for the Secured Obligations. Upon delivery to the Agent, such additional shares of stock shall be deemed to be part of the Pledged Collateral of such Pledgor and shall be subject to the terms of this Pledge Agreement whether or not
Schedule 1 is amended to refer to such additional shares.

         3. Security for Secured Obligations. The security interest created hereby in the Pledged Collateral of each Pledgor constitutes continuing collateral security for all of the following, whether now existing or hereafter incurred (the "Secured Obligations"):

                  (a) In the case of the Borrower, the prompt performance and observance by the Borrower of all obligations of the Borrower under the Credit Agreement, the Notes, this Pledge Agreement and the other Credit Documents to which the Borrower is a party;

                  (b) In the case of the Guarantors, the prompt performance and observance by such Guarantor of all obligations of such Guarantor under the Credit Agreement, this Pledge Agreement and the other Credit Documents to which such Guarantor is a party, including, without limitation, its guaranty obligations arising under Section 4 of the Credit Agreement; and

                  (c) All other indebtedness, liabilities and obligations of any kind or nature owing from any Pledgor to any Lender or the Agent in connection with (i) this Pledge Agreement or any other Credit Document, whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired, together with any and all modifications, extensions, renewals and/or substitutions of any of the foregoing, (ii) collecting and enforcing the Secured Obligations and (iii) liabilities arising under any interest rate protection agreement or foreign exchange agreement between the Borrower and any Lender or any Affiliate of a Lender.

         4. Delivery of the Pledged Collateral. Each Pledgor hereby agrees that:

                  (a)      Certificates. Such Pledgor shall deliver to the Agent
         (i) simultaneously with or prior to the execution and delivery of this Pledge Agreement, all certificates representing the Pledged Shares and
         (ii) promptly upon the receipt thereof by or on behalf of such Pledgor, all other certificates and instruments constituting Pledged Collateral of such Pledgor. Prior to delivery to the Agent, all such certificates and instruments constituting Pledged Collateral of such Pledgor shall be held in trust by such Pledgor for the benefit of the Agent and the Lenders pursuant hereto. All such certificates shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed undated instruments of transfer or assignment in blank, in form provided in Schedule 2 attached hereto or in such other form as acceptable to the Agent.

                  (b) Additional Securities. 1f such Pledgor shall receive by virtue of its being or having been the owner of any Pledged Collateral, any (i) stock certificate, including without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock splits, spin-off or split-off, promissory notes or other instrument;
         (ii) option or right, whether as an addition to, a substitution for, or an exchange for, any Pledged Collateral or otherwise; (iii) dividends payable in securities; or (iv) distributions of securities in connection with a partial or total liquidation, dissolution or reduction of capital, capital surplus or paid-in surplus, then such Pledgor shall receive such stock certificate, instrument, option, right or distribution in trust for the benefit of the Agent and the Lenders, shall segregate it from such Pledgor's other property and shall deliver it forthwith to the Agent in the exact form received together with any necessary endorsement and/or appropriate undated stock power duly executed in blank in the form provided in Schedule 2 attached hereto, to be held by the Agent as Pledged Collateral and as further collateral security for the Secured Obligations.

                  (c) Financing Statements. Such Pledgor shall execute and deliver to the Agent such UCC (as hereinafter defined) financing statements as may be reasonably requested by the Agent in order to perfect and protect the security interest created hereby in the Pledged Collateral of such Pledgor.

         5. Representations and Warranties. Each Pledgor hereby represents and warrants to the Agent, for the benefit of the Lenders, that so long as any of the Secured Obligations remain outstanding or any Credit Document is in effect or any Letter of Credit shall remain outstanding, and until all of the Commitments shall have been terminated:

                  (a) Authorization of Pledged Shares. The Pledged Shares of such Pledgor are duly authorized and validly issued, are fully paid and nonassessable and are not subject to the preemptive rights of any Person. All other shares of stock constituting Pledged Collateral will be duly authorized and validly issued, fully paid and nonassessable and not subject to the preemptive rights of any Person.

                  (b) Title. Such Pledgor has good and indefeasible title to the Pledged Collateral of such Pledgor and will at all times be the legal and beneficial owner of such Pledged Collateral free and clear of any Lien, except for the security interest created by this Pledge Agreement and other Permitted Liens. There exists no "adverse claim" within the meaning of Section 8-302 of the Uniform Commercial Code as in effect in the State of North Carolina (the "UCC") with respect to the Pledged Shares of such Pledgor.

                  (c) Exercising of Rights. The exercise by the Agent of its rights and remedies hereunder will not violate any law or governmental regulation or judgment or any material contractual restriction binding on or affecting such Pledgor or any of its Property.

                  (d) Pledgor's Authority. No authorization, approval or action by, and no notice to or filing with, any Governmental Authority or with the issuer of any Pledged Stock of such Pledgor is required either (i) for the pledge made by such Pledgor or for the granting of the security interest by such Pledgor pursuant to this Pledge Agreement; or (ii) for the exercise by the Agent of its rights and remedies hereunder (except as may be required by laws affecting the offering and sale of securities).

                  (e) Security Interest/Priority. This Pledge Agreement creates a valid security interest in favor of the Agent, for the benefit of the Lenders, in the Pledged Collateral of such Pledgor. The taking possession by the Agent of the certificates representing the Pledged Shares of such Pledgor and all other certificates and instruments constituting Pledged Collateral of such Pledgor will perfect and establish the first priority of the Agent's security interest, for the benefit of the Lenders, in the Pledged Shares of such Pledgor and in all other Pledged Collateral of such Pledgor represented by such Pledged Shares and instruments securing the Secured Obligations. Except as set forth in this Section 5(e), no action is necessary to perfect or otherwise protect such security interest.

                  (f) No Other Shares. No Pledgor owns any shares of stock other than as set forth on Schedule 1 attached hereto.

         6. Covenants. Each Pledgor hereby covenants that so long as any of the Secured Obligations remain outstanding or any Credit Document is in effect or any Letter of Credit shall remain outstanding, and until all of the Commitments shall have been terminated, such Pledgor shall:

                  (a) Books and Records. Mark its books and records (and shall cause the issuer of the Pledged Shares of such Pledgor to mark its books and records) to reflect the security interest granted to the Agent, for the benefit of the Lenders, pursuant to this Pledge Agreement.

                  (b) Defense of Title. Warrant and defend title to and ownership of the Pledged Collateral of such Pledgor at its own expense against the claims and demands of all other parties claiming an interest therein, keep the Pledged Collateral of such Pledgor free from all Liens, except for Permitted Liens, and not sell, exchange, transfer, assign, lease or otherwise dispose of Pledged Collateral of such Pledgor or any interest therein, except as permitted under the Credit Agreement.

                  (c) Further Assurances. Promptly execute and deliver at its expense all further instruments and documents and take all further action that may be necessary and desirable or that the Agent may reasonably request in order to (i) perfect and protect the security interest created hereby in the Pledged Collateral of such Pledgor; (ii) enable the Agent to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral of such Pledgor; and
         (iii) otherwise effect the purposes of this Pledge Agreement, including, without limitation and if requested by the Agent, delivering to the Agent irrevocable proxies in respect of the Pledged Shares of such Pledgor.

                  (d) Amendments. Not make or consent to any amendment or other modification or waiver with respect to any of the Pledged Collateral of such Pledgor or enter into any agreement or allow to exist any restriction with respect to any of the Pledged Collateral of such Pledgor other than pursuant hereto or as may be permitted under the Credit Agreement.

                  (e) Compliance with Securities Laws. File all reports and other information now or hereafter required to be filed by such Pledgor with the United States Securities and Exchange Commission and any other state, federal or foreign agency in connection with the ownership of the Pledged Collateral of such Pledgor.

         7.       Rights of the Agent.

                  (a) Power of Attorney. 1n addition to other powers of attorney contained herein, each Pledgor hereby designates and appoints the Agent and each of its designees or agents as attorney-in-fact of such Pledgor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuance of an Event of Default:

                           (i) to demand, collect, settle, compromise, adjust and give discharges and releases, all as the Agent may determine;

                           (ii) to commence and prosecute any actions at any court for the purposes of collecting any of the Pledged Collateral of such Pledgor and enforcing any other right in respect thereof;

                           (iii) to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Agent may deem appropriate;

                           (iv) to pay or discharge taxes, liens, security interests, or other encumbrances levied or placed on or threatened against the Pledged Collateral of such Pledgor;

                           (v) to direct any parties liable for any payment under any of the Pledged Collateral of such Pledgor to make payment of any and all monies due and to become due thereunder directly to the Agent or as the Agent shall direct;

                           (vi) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Pledged Collateral of such Pledgor;

                           (vii) to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Pledged Collateral of such Pledgor;

                           (viii) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Agent may deem reasonably appropriate;

                           (ix) to exchange any of the Pledged Collateral of such Pledgor or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and in connection therewith, deposit any of the Pledged Collateral of such Pledgor with any depository, transfer agent, registrar or other designated agency upon such terms as the Agent may determine; and

                           (x) to do and perform all such other acts and things as the Agent may reasonably deem to be necessary, proper or convenient in connection with the Pledged Collateral of such Pledgor.

This power of attorney is a power coupled with an interest and shall be irrevocable. The Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Agent in this Pledge Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its negligence or willful misconduct. This power of attorney is conferred on the Agent solely to protect, preserve and realize upon its security interest, for the benefit of the Lenders, in Pledged Collateral.

                  (b) Performance by the Agent of Pledgor's Obligations. 1f any Pledgor fails to perform any agreement or obligation contained herein, after the occurrence and during the continuance of an Event of Default, the Agent itself may perform, or cause performance of, such agreement or obligation, and the expenses of the Agent incurred in connection therewith shall be payable by the Pledgors on a joint and several basis.

                  (c) Assignment by the Agent. To the extent permitted under the Credit Agreement, the Agent may from time to time assign the Pledged Collateral and any portion thereof, and the assignee shall be entitled to all of the rights and remedies of the Agent under this Pledge Agreement in relation thereto.

                  (d) The Agent's Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Pledged Collateral while being held by the Agent hereunder, the Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that each Pledgor shall be responsible for preservation of all rights in the Pledged Collateral of such Pledgor, and the Agent shall be relieved of all responsibility for Pledged Collateral upon surrendering it or tendering the surrender of it to such Pledgor. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which the Agent accords its own property, it being understood that the Agent shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Agent has or is deemed to have knowledge of such matters; or
         (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

                  (e)      Voting Rights in Respect of the Pledged Shares.

                           (i) So long as no Event of Default shall have occurred and be continuing, to the extent permitted by law, each Pledgor may exercise any and all voting and other consensual rights pertaining to the Pledged Shares of such Pledgor or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement or the Credit Agreement;

                           (ii)     Upon the occurrence and during the
                  continuance of an Event of Default, upon written notice from the Agent, all rights of a Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to paragraph (i) of this Section shall cease and all such rights shall thereupon become vested in the Agent which shall thereupon have the sole right to exercise such voting and other consensual rights.

                  (f)      Dividend Rights in Respect of the Pledged Shares.

                           (i) So long as no Event of Default shall have occurred and be continuing and subject to Section 4(b) hereof, each Pledgor may receive and retain any and all dividends (other than stock dividends and other dividends constituting Pledged Collateral of such Pledgor which are addressed hereinabove) or interest paid in respect of the Pledged Collateral of such Pledgor to the extent they are allowed under the Credit Agreement.

                           (ii)     Upon the occurrence and during the
                  continuance of an Event of Default:

                                    (A)      all rights of a Pledgor to receive
                           the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to paragraph (i) of this Section shall cease and all such rights shall thereupon be vested in the Agent which shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends and interest payments; and

                                    (B)      all dividends and interest payments
                           which are received by such Pledgor contrary to the provisions of paragraph (A) of this Section shall be received in trust for the benefit of the Agent and the Lenders, shall be segregated from other property or funds of such Pledgor, and shall be forthwith paid over to the Agent as Pledged Collateral in the exact form received, to be held by the Agent as Pledged Collateral and as further collateral security for the Secured Obligations.

                  (g) Release of Pledged Collateral. The Agent may release any of the Pledged Collateral from this Pledge Agreement or may substitute any of the Pledged Collateral for other Pledged Collateral without altering, varying or diminishing in any way the force, effect, lien, pledge or security interest of this Pledge Agreement as to any Pledged Collateral not expressly released or substituted, and this Pledge Agreement shall continue as a first priority lien, security interest, pledge and charge on all Pledged Collateral not expressly released or substituted when any of the Secured Obligations remain outstanding.

         8. Advances by Agent. On failure of any Pledgor to perform any of the covenants and agreements contained herein, the Agent may, at its sole option and in its sole discretion, perform the same and in so doing may expend such sums as the Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures which the Agent or the Lenders may make for the protection of the security hereof or which may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by the Pledgors immediately without notice or demand, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the default rate provided in Section 3.1 of the Credit Agreement. No such performance of any covenant or agreement by the Agent or the Lenders on behalf of any Pledgor, and no such advance or expenditure therefor, shall relieve the Pledgors of any default under the terms of this Pledge Agreement or the other Credit Documents. The Agent or Lenders may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim.

         9. Events of Default. The occurrence of an Event of Default under and as defined in the Credit Agreement shall be an Event of Default hereunder ("Event of Default").

         10. Remedies Upon Default. If any Event of Default shall have occurred and be continuing:

                  (a) Rights and Remedies. The Agent may exercise in respect of the Pledged Collateral of any Pledgor, in addition to other rights and remedies provided for herein or otherwise available to it, all rights and remedies of a secured party on default under the UCC or any other applicable law.

                  (b) Sale of Pledged Collateral. Without limiting the generality of this Section and without notice (except as provided below), the Agent may, in its sole discretion, sell or otherwise dispose of or realize upon the Pledged Collateral, or any part thereof, in one or more parcels, at public or private sale, at any exchange or broker's board or elsewhere, at such price or prices and on such other terms as the Agent may deem commercially reasonable, for cash, credit or for future delivery without assumption of credit risk or otherwise in accordance with applicable law. To the extent permitted by law, any Lender may in such event, bid for the purchase of such securities. Each Pledgor agrees that any requirement of reasonable notice shall be met if notice, specifying the place of any public sale or the time after which any private sale is to be made, shall be personally served on or mailed, postage prepaid, to any Pledgor in accordance with the notice provisions of Section 11.1 of the Credit Agreement at least 10 days before time of such sale. The Agent shall not be obligated to make any sale of Pledged Collateral of such Pledgor regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (c) Private Sale. The Pledgors recognize that the Agent may deem it impracticable to effect a public sale of all or any part of the Pledged Collateral or any of the securities constituting Pledged Collateral and that the Agent may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and that the Agent shall have no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933. Each Pledgor further acknowledges and agrees that any offer to sell such securities which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Act of 1933), or (ii) made privately in the manner described above shall be deemed to involve a "public sale" under the UCC, notwithstanding that such sale may not constitute a "public offering" under the Securities Act of 1933, and the Agent or any Lender may, in such event, bid for the purchase of such securities.

                  (d) Retention of Pledged Collateral. The Agent may, after providing the notices required by Section 9-505(2) of the UCC or otherwise complying with the requirements of applicable law of the relevant jurisdiction, retain all or any portion of the Pledged Collateral in satisfaction of the Pledgor Obligations. Unless and until the Agent shall have provided such notices, however, the Agent shall not be deemed to have retained any Pledged Collateral in satisfaction of any Pledgor Obligations for any reason.

                  (e) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Agent or the Lenders are legally entitled, the Pledgors shall be jointly and severally liable for the deficiency, together with interest thereon at the default rate provided in Section 3.1 of the Credit Agreement, together with the costs of collection and the reasonable fees of any attorneys employed by the Agent to collect such deficiency. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the appropriate Pledgors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

                  (f) Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, any payments in respect of the Secured Obligations and any proceeds of the Pledged Collateral, when received by the Agent or any of the Lenders in cash or its equivalent, will be applied in reduction of the Secured Obligations in the order set forth in Section 3.14(b) of the Credit Agreement, and each Pledgor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Agent shall have the continuing and exclusive right to apply and reapply any and all such payments and proceeds notwithstanding any entry to the contrary upon any of its books and records.

         11. Costs of Counsel. If at any time hereafter, whether upon the occurrence of an Event of Default or not, the Agent employs counsel to prepare or consider amendments, waivers or consents with respect to this Pledge Agreement, or to take action or make a response in or with respect to any legal or arbitral proceeding relating to this Pledge Agreement or relating to the Pledged Collateral, or to protect the Pledged Collateral of any Pledgor or exercise any rights or remedies under this Pledge Agreement or with respect to any Pledged Collateral, then the Pledgors jointly and severally agree to promptly pay upon demand any and all such reasonable costs and expenses of the Agent and the Lenders, all of which costs and expenses shall constitute Secured Obligations hereunder.

         12.      Continuing Agreement.

                  (a) This Pledge Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as the Credit Agreement is in effect or any amounts payable there under or under any other Credit Document or any Letter of Credit shall remain outstanding, and until all of the Commitments there under shall have terminated. Upon such termination of this Pledge Agreement, the Lenders shall, upon the request and at the expense of the Pledgors, forthwith release all of their liens and security interests hereunder. Notwithstanding the foregoing all releases and indemnities provided hereunder shall survive termination of this Pledge Agreement.

                  (b) This Pledge Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Agent or any Lender as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Agent or any Lender in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

         13. Amendments; Waivers; Modifications. This Pledge Agreement and the provisions hereof may be changed, discharged or terminated only by an instrument in writing signed by each of the Pledgors and the Agent with the requisite consent of the Lenders as provided in the Credit Agreement.

         14. Successors in Interest. This Pledge Agreement shall create a continuing security interest in the Pledged Collateral of each of the Pledgors and shall be binding upon each of the Pledgors, its successors and assigns and shall inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent and the Lenders and their successors and assigns; provided, however, that none of the Pledgor may assign its rights or delegate its duties hereunder without the prior written consent of the Agent and all of the Lenders. Without limiting the generality of the foregoing, and subject to the provisions of Section 11.3 of the Credit Agreement, any Lender may assign or otherwise transfer any indebtedness held by it secured by this Pledge Agreement to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject, however, to the provisions of the Credit Agreement. Each Pledgor hereby releases the Agent and the Lenders from any liability for any act or omission relating to the Pledged Collateral or this Pledge Agreement, except for any such liability resulting from gross negligence or willful misconduct.

         15. Notices. All notices required or permitted to be given under this Pledge Agreement shall be in conformance with Section 11.1 of the Credit Agreement.

         16. Counterparts. This Pledge Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Pledge Agreement to produce or account for more than one such counterpart.

         17. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Pledge Agreement.

         18.      Governing Law; Submission to Jurisdiction; Venue.

                  (a) THIS PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA. Any legal action or proceeding with respect to this Pledge Agreement may be brought in the courts of the State of North Carolina in Mecklenburg County, or of the United States for the Western District of North Carolina, and, by execution and delivery of this Pledge Agreement, each of the Pledgors hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each of the Pledgors further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 11.1 of the Credit Agreement, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of the Agent to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Pledgor in any other jurisdiction.

                  (b) Each of the Pledgors hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Pledge Agreement brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                  (c) TO THE EXTENT PERMITTED BY LAW, THE AGENT AND EACH OF THE PLEDGORS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         19. Severability. If any provision of this Pledge Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         20. Entire. This Pledge Agreement and the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

         21. Survival. All representations and warranties of the Pledgors hereunder shall survive the execution and delivery of this Pledge Agreement and the other Credit Documents, the delivery of the Notes and the making of the Loans and the issuance of Letters of Credit under the Credit Agreement.

         22. Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by Property other than the Pledged Collateral (including, without limitation, real property and securities owned by a Pledgor), or by a guarantee, endorsement or Property of any other Person, then the Agent and the Lenders shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence of any Event of Default, and the Agent and the Lenders have the right, in their sole discretion, to determine which rights, security, liens, security interests or remedies the Agent and the Lenders shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or any of the Agent's and the Lenders' rights or the Secured Obligations under this Pledge Agreement or under any other of the Credit Documents.

         23. Joint and Several Obligations of Pledgors. All payment obligations of the Pledgors hereunder shall be joint and several.

         24. Rights of Required Lenders. All rights of the Agent hereunder, if not exercised by the Agent, may be exercised by the Required Lenders, subject in all respects to Section 11.6 of the Credit Agreement.

         Each of the Pledgors has caused a counterpart of this Pledge Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                           PERSONNEL GROUP OF AMERICA, INC.,
                                    a Delaware corporation

                                    By
                                      ------------------------------------
                                    Name
                                        ----------------------------------
                                    Title
                                         ---------------------------------

GUARANTORS:                         STAFFPLUS, INC.,
                                    a Delaware corporation

                                    By
                                      ------------------------------------
                                    Name
                                        ----------------------------------
                                    Title
                                         ---------------------------------

                                    THOMAS STAFFING SERVICES, INC.,
                                    a California corporation

                                    By
                                      ------------------------------------
                                    Name
                                        ----------------------------------
                                    Title
                                         ---------------------------------

                                    PFI CORP.,
                                    a Delaware corporation

                                    By
                                      ------------------------------------
                                    Name
                                        ----------------------------------
                                    Title
                                         ---------------------------------

                                    NURSEFINDERS, INC.,
                                    a Texas corporation

                                    By
                                      ------------------------------------
                                    Name
                                        ----------------------------------
                                    Title
                                         ---------------------------------

                                    NF SERVICES, INC.,
                                    a New York corporation

                                    By
                                      ------------------------------------
                                    Name
                                        ----------------------------------
                                    Title
                                         ---------------------------------

                                    B.C.P., INC.,
                                    a Hawaii corporation

                                    By
                                      ------------------------------------
                                    Name
                                        ----------------------------------
                                    Title
                                         ---------------------------------

                                    INFOTECH SERVICES, INC.,
                                    a North Carolina corporation

                                    By
                                      ------------------------------------
                                    Name
                                        ----------------------------------
                                    Title
                                         ---------------------------------

                                    BROUGHTON SYSTEMS, INC.,
                                    a Virginia corporation

                                    By
                                      ------------------------------------
                                    Name
                                        ----------------------------------
                                    Title
                                         ---------------------------------

                                    WORD PROCESSING PROFESSIONALS, INC.,
                                    a New York corporation

                                    By
                                      ------------------------------------
                                    Name
                                        ----------------------------------
                                    Title
                                         ---------------------------------

                                    LLOYD-RITTER CONSULTING, INC.,
                                    a California corporation

                                    By
                                      ------------------------------------
                                    Name
                                        ----------------------------------
                                    Title
                                         ---------------------------------

Accepted and agreed to as of the date first above written.

                                    NATIONSBANK, N.A., as Agent

                                    By
                                      ------------------------------------
                                    Name
                                        ----------------------------------
                                    Title
                                         ---------------------------------

                                   Schedule 1

                                 Pledged Shares


NAME OF PLEDGOR: PERSONNEL GROUP OF AMERICA, INC.

                                                                Certificate
Name of Subsidiary            Number of Shares                     Number
------------------            ----------------                  -----------


NAME OF PLEDGOR:
                ----------------------------


                                                                Certificate
Name of Subsidiary            Number of Shares                     Number
------------------            ----------------                  ------------



                                    Schedule 2

                                     Form of

                             Irrevocable Stock Power


         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to the following shares of capital stock of _______________, a ____________________
corporation:


             No. of Shares                             Certificate No.
             -------------                             ---------------



and irrevocably appoints _______________________ its agent and attorney-in-fact to transfer all or any part of such capital stock and to take all necessary and appropriate action to effect any such transfer. The agent and attorney-in-fact may substitute and appoint one or more persons to act for him. The effectiveness of a transfer pursuant to this stock power shall be subject to any and all transfer restrictions referenced on the face of the certificates evidencing such interest or in the certificate of incorporation or bylaws of the subject corporation, to the extent they may from time to time exist.


                                    [PLEDGOR]

                                 SCHEDULE 2.1(a)

                                     LENDERS


Name and Address of Lender                           Committed Amount              Commitment Percentage
--------------------------                           ----------------              ---------------------

Bank of America, N.A., formerly                         $37,400,000                        27.5%
NationsBank, N.A., Bank of America
Illinois and Bank of America National
Trust and Savings Association
One Independence Center, 15th Floor
NC1-001-15-04
101 N. Tryon Street
Charlotte, North Carolina 28255-0001
Attn: Administrative Agency Services
      (Patrick Brown)
Telephone: (704) 388-3918
Telecopier: (704) 409-0292

Banque Paribas                                          $13,600,000                        10.0%
787 Seventh Avenue
New York, New York 10019
Attn: Duane Helkowski
Telephone: (212) 841-2940
Telecopier: (212) 841-3049

Comerica Bank                                           $13,600,000                        10.0%
Comerica Tower at Detroit Center
500 Woodward Avenue
Mail Code: 3280
Detroit, Michigan 48226
Attn: Danielle Butler
Telephone: (313) 222-6122
Telecopier: (313) 222-3330

Credit Lyonnais                                         $13,600,000                        10.0%
1301 Avenue of the Americas
New York, NY 10019
Attn: Sandra Horwitz
Telephone: (212) 261-7390
Telecopier : (212) 261-3259

 Name and Address of Lender                           Committed Amount              Commitment Percentage
 --------------------------                           ----------------              ---------------------
 Bank One, NA, formerly The First                       $ 13,600,000                        10.0%
 National Bank of Chicago
 One Bank One Plaza
 17th Floor/IL 1-0631
 Chicago, Illinois 60670
 Attn: Diane Stark
 Telephone: (312) 732-8251
 Telecopier: (312) 732-1775

 PNC Bank, National Association                         $ 13,600,000                        10.0%
 249 Fifth Avenue
 One PNC Plaza - 2nd Floor
 Pittsburgh, Pennsylvania 15222-2707
 Attn: Tom McCool
 Telephone: (412) 762-2319
 Telecopier: (412) 762-4157

 First Union National Bank                              $ 17,000,000                        12.5%
 191 Peachtree Street, N.E.
 Mail Code: GA-215
 Atlanta, GA 30303
 Attn: Jill Snyder
 Telephone: (404) 332-4301
 Telecopier: (404) 332-4058

 Wachovia Bank, N.A.                                    $ 13,600,000                        10.0%
 191 Peachtree Street, N.E.
 Mail Code: GA-215
 Atlanta, GA 30303
 Attn: Jill Snyder
 Telephone: (404) 332-4301
 Telecopier: (404) 332-4058

 TOTAL:                                                 $136,000,000                       100.0%


                               SCHEDULE 2.1(b)(i)

                           FORM OF NOTICE OF BORROWING

Bank of America, N.A.,
  as Agent for the Lenders
One Independence Center, 15th Floor
NC1-001-15-04
Charlotte, North Carolina 28255-0001
Attention: Agency Services/Patrick Brown

Ladies and Gentlemen:

         The undersigned, PERSONNEL GROUP OF AMERICA, INC. (the "Borrower"), refers to the Amended and Restated Credit Agreement dated as of June 23, 1997 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Borrower, the Lenders and Bank of America, N.A., as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives notice that it requests a Loan advance in accordance with the provisions of Section 2.1 of the Credit Agreement and in connection therewith sets forth below the terms on which such Loan advance is requested to be made:

(A)     Date of Borrowing
        (which is a Business Day)
                                      --------------------------
(B)     Principal Amount of
        Borrowing
                                      --------------------------

         In accordance with the requirements of Section 5.2, the Borrower hereby reaffirms the representations and warranties set forth in the Credit Agreement as provided in subsection (ii) of such Section, and confirms that the matters referenced in subsections (iii), (iv) and (v) of such Section, are true and correct.

                                      Very truly yours,

                                      PERSONNEL GROUP OF AMERICA, INC.

                                      By:
                                         --------------------------------------

                                      Title:
                                            -----------------------------------

                                 SCHEDULE 2.1(e)

                                     FORM OF
                     AMENDED, RESTATED AND SUBSTITUTED NOTE


$                                                                  June 23, 1997
 --------------------

         FOR VALUE RECEIVED, PERSONNEL GROUP OF AMERICA, INC., a Delaware
corporation (the "Borrower"), hereby promises to pay to the order of           ,
its successors and assigns (the "Lender"), at the office of Bank of America, N.A., as Agent (the "Agent"), at 101 N. Tryon Street, Independence Center, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the holder hereof may designate), at the times set forth in the Credit Agreement dated as of the date hereof among the Borrower, the Lenders and the Agent (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Termination Date, in Dollars and in immediately available funds, the
principal amount of          DOLLARS ($     ) or, if less than such principal
amount, the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with Section 2.1 (d) of the Credit Agreement.

         Upon the occurrence and during the continuance of an Event of Default, the balance outstanding hereunder shall bear interest as provided in Section 3.1 of the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Note, and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

         All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on Schedule A attached hereto and incorporated herein by reference, or on a continuation thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note.

         This Note is an amendment to, and is in substitution and replacement of, that certain Note dated as of December 18, 1996 executed by the Borrower in favor of the Lender (the "Replaced Note"). This Note represents that same indebtedness represented by the Replaced Note.

         This Note and the Loans evidenced hereby may be transferred in whole or in part only by registration of such transfer on the Register maintained by or on behalf of the Borrower as provided in Section 11.3(c) of the Credit Agreement.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.



                                         PERSONNEL GROUP OF AMERICA, INC.


                                         BY
                                           -------------------------------




                                         Title
                                              ----------------------------

                                SCHEDULE A TO THE
                     AMENDED, RESTATED AND SUBSTITUTED NOTE
                       OF PERSONNEL GROUP OF AMERICA, INC.
                               DATED JUNE 23, 1997

                                                                                        Unpaid         Name of
                Type                                                                    Principal      Person
                of            Interest                     Payments                     Balance        Making
 Date           Loan          Period                Principal      Interest             of Note        Notation
 ----           ----          --------              ---------      --------             -------        --------




                                  SCHEDULE 6.4
             REQUIRED CONSENTS, AUTHORIZATIONS, NOTICES AND FILINGS


                                      NONE.

                                  SCHEDULE 6.9
                              INTELLECTUAL PROPERTY


 Domestic Entity                       Mark                                          Registration
 ---------------                       ----                                          ------------
Personnel Group of America,        COMMAND TECHNOLOGIES                          U.S. Service Mark Reg.  #2,130,528
 Inc.                               (not in use)

                                   FIRSTWORD STAFFING SERVICES                   U.S. Service Mark Application Serial #75/816,918

                                   NETPLUS                                       U.S. Service Mark Application Serial
                                                                                 #75/807,057 Filed 9/23/99

                                   PGA NETPLUS (not in use)                      U.S. Service Mark Application Serial
                                                                                 #75/808,464 Filed 9/23/99

                                   THOMAS STAFFING and Design                    U.S. Service Mark Reg. #2,028,458

                                   TT and Design                                 U.S. Service Mark Reg. #1,217,781

                                   THOMAS CAREERS and Design                     U.S. Service Mark Reg. #1,427,739

                                   THOMAS TEMPORARIES GIVING BUSINESSES A
                                     HAND and Design                             U.S. Service Mark Reg. #1,427,740


                                   THOMAS SERVICES and Design                    U.S. Service Mark Reg. #1,447,857

                                   THOMAS STAFFING                               U.S. Service Mark Reg. #2,028,456
                                     A PARTNERSHIP THAT WORKS and Design

                                   VENTURI                                       U.S. Service Mark Application Serial
                                                                                 No. 76/285,649; Filed July 16, 2001

                                   STYLEMATCHER                                  U.S. Service Mark Application Filed
                                                                                 January 11, 2002

 StaffPLUS, Inc.                   ABAR                                          California Service Mark Reg.

 Domestic Entity                              Mark                                Registration
 ---------------                              ----                                ------------
                                                                                #36570

                                        CAREERWORLD (stylized)                  U.S. Service Mark Reg. #1,876,833


                                        CAREERWORLD                             U.S. Service Mark Reg. #1,813,975


                                        COMMAND (not in use)                    U.S. Service Mark Application
                                                                                Serial #76/109,960
                                                                                Filed 8/15/00


                                        JUDITH FOX                              U.S. Service Mark Reg. #2076974

                                        JUDITH FOX                              U.S. Service Mark Reg. #2068781
                                        TRAINING FOR GROWTH

                                        PERFORMANCEPLUS                         U.S. Service Mark Application
                                                                                Serial #75/221,098
                                                                                Filed 1/3/97

                                        QUESTPLUS                               U.S. Service Mark Reg. #1,797,268


                                        PROFICIENCYPLUS                         U.S. Service Mark Reg. #1,798,101


                                        STAFFINDERS PERSONNEL                   U.S. Service Mark Reg. #1,537,626
                                           (not in use)

                                        STAFFINDERS (stylized) (not in use)     U.S. Service Mark Reg. #1,537,625

                                        TEMP CONNECTION LTD.                    U.S. Service Mark Reg. #1,775,418
                                          and Design

                                        TEMP CONNECTION                         U.S. Service Mark Reg. #1,757,129

                                        TEMP CONNECTION                         U.S. Service Mark Reg. #1,472,585

                                        TEMPWORLD                               U.S. Trademark Reg. #1,544,789

                                        WEST PERSONNEL SERVICE                  Illinois Service Mark Reg. #065298

                                        WPPS (not in use)                       U.S. Service Mark Reg. #1,610,755

Domestic Entity                              Mark                                Registration
---------------                              ----                                ------------

                                        WPPS and Design (not in use)            U.S. Service Mark Reg. #1,743,495

                                        CREATIVE CORPORATE                      North Carolina Service Mark
                                          STAFFING w/Slogan and Design          Reg. #T-14934

                                                                                South Carolina Service Mark
                                                                                Reg. issued 7/2/98

                                        CREATIVE CORPORATE                      South Carolina Service Mark
                                          STAFFING                              Reg. issued 7/2/98

InfoTech Services, Inc.                 BEST                                    U.S. Service Mark Application
                                                                                Serial #75/608,886
                                                                                Filed 12/18/98

                                        CRG (not in use)                        U.S. Trademark Reg. #1,393,506

                                        Logiciel Consulting                     U.S. Service Mark Application
                                                                                Serial #75/002920
                                                                                Filed 10/10/95

                                        Shar-Ex (not in use)                    U.S. Service Mark Reg.
                                                                                #1987601
                                                                                   (dated 7/16/96)

                                        Trilogy                                 U.S. Service Mark Reg.
                                                                                #1,918,301
                                                                                   (dated 9/12/95)

                                  SCHEDULE 6.11
                                      TAXES


1. Approximately $550,000 of San Francisco city payroll taxes to be paid over time pursuant to a settlement with the city.

                                  SCHEDULE 6.14
                                  SUBSIDIARIES


                                                  State of             Classes           # Shares           %
                Entity                          Incorporation          of Stock        Outstanding      Ownership
                ------                          -------------          --------        -----------      ---------
 Personnel Group of America, Inc.                 Delaware             Common              N/A           Public

 PGA SUBSIDIARIES:

      PFI Corp.                                   Delaware             Common             1,000           100%

      CareerShop.com, Inc.                        Florida              Common             1,000           100%

 PFI CORP. SUBSIDIARIES:

     InfoTech Services, Inc.                      North Carolina       Common               100           100%

     StaffPLUS, Inc.                              Delaware             Common             1,000           100%

 INFOTECH SUBSIDIARIES:

     Advanced Business Consultants, Inc.          Kansas               Common            99,997           100%

     BAL Associates Incorporated                  California           Common            14,285           100%

 STAFFPLUS, INC. SUBSIDIARY:

     Venturi Staffing Partners, LLC               California             N/A              N/A             100%

                               Schedule 7.1(c)(i)

                    FORM OF OFFICER'S COMPLIANCE CERTIFICATE

         For the fiscal period ended ____________________, 200___.

         I, ______________________, [Title] of Personnel Group of America, Inc. (the "Borrower") hereby certify that, to the best of my knowledge and belief, with respect to that certain Amended and Restated Credit Agreement dated as of June 23, 1997 (as amended, modified, extended or restated from time to time, the "Credit Agreement"; all of the defined terms in the Credit Agreement are incorporated herein by reference) among the Borrower, the other Credit Parties party thereto, the Lenders party thereto and Bank of America, N.A., as Agent:

         a. The company-prepared financial statements which accompany this certificate are true and correct in all material respects and have been prepared in accordance with GAAP applied on a consistent basis, subject to changes resulting from normal quarterly and year-end adjustments and the absence of footnotes.

         b. Since _____________ (the date of the last similar certification, or, if none, the Closing Date) no Default or Event of Default has occurred under the Credit Agreement.

Delivered herewith are detailed calculations demonstrating compliance by the Credit Parties with the financial covenants contained in Section 7.11 of the Credit Agreement as of the end of the fiscal period referred to above.

         This ___________ day of ________________ , 200__.


                                         PERSONNEL GROUP OF AMERICA, INC.

                                         Name:
                                              --------------------------------

                                         Title:
                                                ------------------------------

                       Attachment to Officer's Certificate

                       COMPUTATION OF FINANCIAL COVENANTS

                              SCHEDULE 7.1(c)(ii)

                    FORM OF OFFICER'S COMPLIANCE CERTIFICATE

         I, _____________, [Title] of Personnel Group of America, Inc. (the "Borrower") hereby certify that, to the best of my knowledge and belief, with respect to that certain Amended and Restated Credit Agreement dated as of June 23, 1997 (as amended, modified, extended or restated from time to time, the "Credit Agreement"; all of the defined terms in the Credit Agreement are incorporated herein by reference) among the Borrower, the other Credit Parties party thereto, the Lenders party thereto and Bank of America, N.A., as Agent:

         a. After giving effect on a Pro Forma Basis to _____________ [describe the Pro Forma Transaction], no Default or Event of Default would exist under the Credit Agreement.

Delivered herewith are detailed calculations on a Pro Forma Basis demonstrating compliance by the Credit Parties with the financial covenants contained in
Section 7.11 of the Credit Agreement.

This ______ day of __________, 200_.

                                    PERSONNEL GROUP OF AMERICA, INC.

                                    Name:
                                         ---------------------------
                                    Title:
                                          --------------------------

                      Attachment to Officer's Certificate

            COMPUTATION OF FINANCIAL COVENANTS ON A PRO FORMA BASIS

                                SCHEDULE 7.1(k)

                       FORM OF BORROWING BASE CERTIFICATE

[BANK OF AMERICA LOGO]                                BORROWING BASE CERTIFICATE
--------------------------------------------------------------------------------

Status as of, _______________ 20__

         I, ___________, [Title] of Personnel Group of America, Inc. (the "Borrower") hereby certify in my capacity as _____________ of the Borrower to the accuracy of the following Borrowing Base Certificate pursuant to that certain Amended and Restated Credit Agreement dated as of June 23, 1997 (as amended, modified, restated or supplemented from time to time, the "Credit Agreement"; all of the defined terms in the Credit Agreement are incorporated herein by reference) among the Borrower, the Guarantors, the Lenders and Bank of America, N. A., as Agent (all amounts are in thousands of dollars):

         ACCOUNTS RECEIVABLE

1.       Total IT Accounts Receivable                                                     $

2.       Less ineligible accounts receivable (as set forth in the Loan
         Agreement)                                                                       $

3.       Total Commercial Accounts Receivable                                             $
4.       Less ineligible accounts receivable (as set forth in the Loan
         Agreement)                                                                       $

5.       Total Eligible Accounts Receivable
         (line 1 - line 2 + line 3 - line 4)                                              $
6.       85% of Eligible Accounts Receivable                                              $

7.       Applicable Overadvance Amount                                                    $
8.       Outstanding balance of Revolving Loans (including Swing Line Loans and
         LOC Obligations)                                                                 $

9.       Available for further advances (Line 6 + Line 7 - Line 8). If Line 8 exceeds the sum of Lines 6 and 7, then payment for the excess is due
         immediately and accompanies this report.                                         $

Personnel Group of America, Inc.



By:
   -----------------------------
Name:
     ---------------------------
Title:
      --------------------------

                                 SCHEDULE 7.12

                           FORM OF JOINDER AGREEMENT

         THIS JOINDER AGREEMENT (the "Agreement"), dated as of _______________, 200_, is by and between _____________, a _______________ (the "Subsidiary"), and
BANK OF AMERICA, N.A., in its capacity as Agent under that certain Amended and Restated Credit Agreement (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"), dated as of June 23, 1997, by and among Personnel Group of America, Inc., a Delaware corporation (the "Borrower"), the other Credit Parties party thereto, the Lenders party thereto and Bank of America, N.A., as Agent. All of the defined terms in the Credit Agreement are incorporated herein by reference.

         The Subsidiary is an Additional Credit Party, and, consequently, the Credit Parties are required by Section 7.12 of the Credit Agreement to cause the Subsidiary to become a "Guarantor".

         Accordingly, the Subsidiary hereby agrees as follows with the Agent, for the benefit of the Lenders:

         1. The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Credit Agreement and a "Guarantor" for all purposes of the Credit Agreement, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantors contained in the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the Subsidiary hereby jointly and severally together with the other Guarantors, guarantees to each Lender and the Agent, as provided in Section 4 of the Credit Agreement, the prompt payment and performance of the Borrower's Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.

         2. The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to that certain Amended and Restated Pledge Agreement (as it may be amended, modified, restated or supplemented from time to time, the "Amended and Restated Pledge Agreement"), dated as of June 23, 1997, by and among the Borrower, the other Pledgors party thereto and Bank of America, N.A., formerly NationsBank, N.A., as agent (in such capacity, the "Agent"), and that certain Security Agreement (as it may be amended, modified, restated or supplemented from time to time, the "Security Agreement"), dated as of March 21, 2001 by and among the Borrower, the other Obligors party thereto, and Bank of America, N.A., in its capacity as collateral agent (in such capacity, the "Agent") and shall have all obligations of a "Pledgor" or "Obligor", respectively, thereunder as if it had executed the Amended and Restated Pledge Agreement and the Security Agreement, respectively. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all the terms, provisions and conditions contained in the Amended and Restated Pledge Agreement and the Security Agreement. Without limiting the generality of the foregoing terms of this paragraph 2, (i) the Subsidiary hereby pledges and assigns to the Agent, for the benefit of the Lenders, and grants to the Agent, for the benefit of the Lenders, a continuing security interest in any and all right, title and interest of the Subsidiary in and to the Pledged Shares (as such term in defined in Section 2 of the Amended and Restated Pledge Agreement), such pledge, assignment and grant of a security interest to be effective as provided in the Amended and Restated Pledge Agreement and (ii) the Subsidiary hereby pledges, assigns and grants to the Agent, for the benefit of the Lenders, a continuing security interest in, and a right to set off against, any and all right, title and interest of such Obligor in and to the Collateral (as such term in defined in Section 2 of the Security Agreement), such pledge, assignment and grant of security interest to be effective as provided in the Security Agreement.

         3. The address of the Subsidiary for purposes of all notices and other communications is _______________, _______________, Attention of _______________ (Facsimile No. _______________).

         4. The Subsidiary hereby waives acceptance by the Agent and the Lenders of the guaranty by the Subsidiary under Section 4 of the Credit Agreement upon the execution of this Agreement by the Subsidiary.

         5. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

         6. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of North Carolina.

         IN WITNESS WHEREOF, the Subsidiary has caused this Joinder Agreement to be duly executed by its authorized officers, and the Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

                                    [SUBSIDIARY]



                                    By
                                      -----------------------------
                                    Title
                                         --------------------------

                                    Acknowledged and accepted:

                                    BANK OF AMERICA, N.A., as Agent



                                    By
                                      -----------------------------
                                    Title
                                         --------------------------

                                 SCHEDULE 7.18

                         FORM OF BANK AGENCY AGREEMENT

                                     [DATE]

[BANK]
[ADDRESS]

                  Re:      PERSONNEL GROUP OF AMERICA, INC.

Gentlemen/Ladies:

         Reference is made herein to (i) that certain Amended and Restated Credit Agreement dated as of June 23, 1997 (as it may be amended, modified, restated or supplemented from time to time, the "Credit Agreement") by and among Personnel Group of America, Inc. (the "Borrower"), certain subsidiaries of the Borrower from time to time party thereto (the "Guarantors" and, together with the Borrower, the "Credit Parties"), the financial institutions from time to time party thereto (the "Lenders") and Bank of America, N.A., formerly known as NationsBank, N.A., as agent for the Lenders (in such capacity, the "Agent") and
(ii) that certain Security Agreement dated as of March 21, 2001 (as it may be amended, modified, restated or supplemented from time to time, the "Security Agreement") by and among the Borrower, the other Obligors party thereto, and Bank of America, N.A., in its capacity as collateral agent (in such capacity, the "Collateral Agent"). Pursuant to the terms of the Security Agreement, the Credit Parties have granted to the Collateral Agent, for the benefit of the Lenders, liens and security interests in substantially all of their personal and intangible property. Capitalized terms used without other definition herein shall have the meanings specified in the Credit Agreement or under the Uniform Commercial Code as enacted in the State of North Carolina and any successor statute(s) thereto (the "Code"), as applicable. If a term shall be defined differently in the Credit Agreement and the Code, the definition in the Credit Agreement shall govern for purposes hereof.

         In connection with the Credit Agreement, the Lenders have required, among other things, the Credit Parties to execute this Bank Agency Agreement.

         This letter agreement (the "Agreement") among __________ (the "Bank"), the Credit Parties and the Collateral Agent shall serve as instructions regarding the operation and procedures for all bank accounts now or hereafter maintained at the Bank by, or for the deposit, credit or custody of property of, the Credit Parties or any of them, other than payroll, withholding tax and other fiduciary accounts.

                  1. ACCOUNT IDENTIFICATION. The following accounts have been established at the Bank on behalf of one or more of the Credit Parties:

         ABA #[__________].

This Agreement applies to such accounts and to each other account hereafter established at the Bank on behalf of the Credit Parties, other than payroll, withholding tax and other fiduciary accounts (collectively, the "Accounts") (provided, that the Bank will use its reasonable best efforts to deliver written notice thereof to the Agent of the establishment of any other such accounts within thirty (30) days of the establishment of any such accounts).

         2. SECURITY INTEREST; AGENCY. The Credit Parties have granted to the Collateral Agent a continuing lien upon, and security interest in, the Accounts and all funds, items, instruments, investments, securities and other things of value at any time paid, deposited, credited or held in or in transit to any Account. The Collateral Agent hereby appoints the Bank as agent for the Collateral Agent and pledgee-in-possession for the Accounts, and all of the funds of the Credit Parties and such other items, instruments, investments, securities, things of value, property and proceeds; and the Bank by its execution and delivery of this Agreement hereby accepts such appointment and agrees to be bound by the terms of this Agreement. Subject to the terms of
Section 3 hereof, each Credit Party hereby agrees to such appointment of the Bank as agent for the Collateral Agent and further agrees that the Bank, on behalf of the Collateral Agent, shall be entitled, upon the instructions of the Collateral Agent, to exercise any and all rights that the Collateral Agent may have under the Security Agreement. Subject to Section 3 hereof and after the Bank's receipt of any notice from the Collateral Agent of the occurrence of any Event of Default (unless and until the Bank shall have received notice from the Collateral Agent that such Event of Default has been waived by the Lenders or cured to the satisfaction of the Lenders), the Bank agrees to comply with all instructions as shall from time to time be specified in writing by the Collateral Agent directing disposition of the funds and property in the Accounts to enable the Collateral Agent to exercise its rights and remedies with respect to the lien and security interest described in this Section 2 without further consent of the Credit Parties.

         3.       ACCESS TO ACCOUNTS.

                  (a) At all times other than the times referred to in clause
         (b) below, the parties hereto agree that the Bank shall follow the instructions of the applicable Credit Party as to the holding, investment and transfer of all collected amounts from time to time on deposit in any Account of such Credit Party, including, without limitation, instructions by such Credit Party to transfer such amounts to such Credit Party or to any person or account designated by such Credit Party.

                  (b) At all times after the Bank's receipt of any notice from the Collateral Agent of the occurrence of any Event of Default (unless and until the Bank shall have received notice from the Collateral Agent that such Event of Default has been waived by the Lenders or cured to the satisfaction of the Lenders), the parties hereto hereby agree that the Bank shall follow the instructions of the Collateral Agent as to the holding, investment and transfer of all collected amounts from time to time on deposit in any Account, including without limitation instructions by the Collateral Agent to transfer such amounts to the Collateral Agent or to any other person or account designated by the Collateral Agent. In addition, each Credit Party agrees that the Bank may act as agent for the Collateral Agent in exercising as to any funds or items from time to time on deposit in any of the Accounts any rights of setoff provided by applicable law or by any Credit Document or Collateral Document. Each Credit Party agrees that the Bank shall be entitled to rely, without independent investigation, on any statement of the Collateral Agent to the effect that an Event of Default has occurred and is continuing or to the effect that any exercise of setoff requested by the Agent is permitted under applicable law or any Credit Document or Collateral Document.

         4. INFORMATION. The Bank shall provide the Collateral Agent with such information with respect to the Accounts as the Collateral Agent may from time to time reasonably request, and each Credit Party hereby consents to such information being provided to the Collateral Agent.

         5. EXCULPATION. The Bank undertakes to perform only such duties as are expressly set forth herein. Notwithstanding any other provisions of this Agreement, the parties hereto agree that the Bank shall not be liable for any action taken by it or any of its directors, officers, agents or employees in accordance with this Agreement, including, without limitation, any action so taken at the request of the

Collateral Agent, except for the Bank's or such person's own gross negligence or willful misconduct. In no event shall the Bank be liable for losses or delays resulting from causes beyond the Bank's reasonable control or for indirect, special or consequential damages.

         6. IRREVOCABLE AGREEMENT. Each Credit Party acknowledges that the agreements made by it and the authorizations granted by it herein are irrevocable and that the authorizations granted in Section 2 and Section 3 are powers coupled with an interest.

         7. SETOFF. Bank agrees not to exercise or claim any right of offset, right of recoupment, security interest, banker's lien or other right against the Accounts for so long as this Agreement is in effect except as provided herein with respect to (a) returned or charged-back items, (b) reversals or cancellations of payment orders and other electronic fund transfers, (c) overdrafts resulting from adjustments or corrections of previous credits or other postings or (d) Bank's charges, fees and expenses with respect to the Accounts or the services provided in connection therewith or hereunder.

         8. MISCELLANEOUS. This Agreement shall supersede any other agreement (to the extent conflicting herewith) relating to the matters referred to herein, including, without limitation, any other account agreement between the Credit Parties and the Bank. This Agreement is binding upon the parties hereto and their respective successors and assigns, and shall inure to their benefit. The Lenders, the Administrative Agent and the Collateral Agent are the current holders of all indebtedness secured by the security interest granted under the Security Agreement, and the Collateral Agent (on behalf of the Lenders) holds the lien referred to in Section 2 hereof. The Lenders may in the future transfer, assign, or sell all or part of such indebtedness and, thus, the Collateral Agent acts herein as agent for the Lenders and any future holders of such indebtedness. Neither this Agreement nor any provision hereof may be changed, amended, modified or waived orally, but only by an instrument in writing signed by the parties hereto. Any provision of this Agreement that may prove unenforceable under any applicable law or regulation shall not affect the validity of any other provision hereof.

THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAW.

This Agreement may be executed in any number of counterparts which together shall constitute one and the same instrument.

         9. TERMINATION. This Agreement shall remain in full force and effect until such time as the Collateral Agent shall deliver written notice to the Bank as to the termination of this Agreement. All rights of the Bank under
Section 5 for the period prior to any such termination shall survive such termination. The Collateral Agent shall notify the Bank promptly in writing upon payment in full of the Borrower's obligations that are secured by the Accounts and this Agreement shall automatically terminate upon receipt of such notice.

         10. NOTICES. All notices, requests or other communications given to the Credit Parties, the Collateral Agent or the Bank shall be given in writing (including telex, facsimile transmission or similar writing), at the address specified below:

If to the Collateral Agent:         Bank of America, N.A.
                                    100 North Tryon Street
                                    Bank of America Corporate Center, 22nd Floor
                                    NC 1-007-22-26
                                    Charlotte, NC 28255
                                    Attn: H. Leonard Norman
                                    Phone No.: (704) 387-3262
                                    Fax No.: (704) 386-7515

If to the Bank:                     [Bank]
                                    [Address]

If to the Credit Parties:           Personnel Group of America, Inc.
                                    5605 Carnegie Boulevard, Suite 500
                                    Charlotte, NC 28209
                                    Attn: James C. Hunt, Chief Financial Officer
                                    Phone No.: (704) 442-5105
                                    Fax No.: (704) 442-5135

Any party may change its address for notices hereunder by notice to each other party hereunder. Each notice, request or other communication shall be effective
(a) if given by telex, when such telex is transmitted and the appropriate answerback is received, (b) if given by mail (registered or certified), five (5) days after such communication is deposited in the mails with registered first class postage prepaid, addressed as aforesaid or (c) if given by any other means, when delivered at the address specified in this Section.



               [Remainder of this page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal as of the date first above written by their duly authorized officers.

BORROWER:                           PERSONNEL GROUP OF AMERICA, INC.,
                                    a Delaware corporation

                                    By:
                                       -----------------------------------------
                                    Name: James C. Hunt
                                    Title: President and
                                         Chief Financial Officer

GUARANTORS:                         STAFFPLUS, INC.,
                                    a Delaware corporation
                                    INFOTECH SERVICES, INC.,
                                    a North Carolina corporation
                                    BAL ASSOCIATES INCORPORATED,
                                    a California corporation
                                    ADVANCED BUSINESS CONSULTANTS, INC.,
                                    a Kansas corporation
                                    CAREERSHOP.COM, INC.,
                                    a Florida corporation
                                    VENTURI STAFFING PARTNERS, LLC,
                                    a California limited liability company



                                    By:
                                       -----------------------------------------
                                    Name: James C. Hunt
                                    Title: Senior Vice President of each of
                                           the above-named Guarantors

                                    PFI CORP.,
                                    a Delaware corporation



                                    By:
                                       -----------------------------------------
                                    Name: James C. Hunt
                                    Title: President

COLLATERAL AGENT:                   BANK OF AMERICA, N.A.,
                                    as Collateral Agent



                                    By:
                                       -----------------------------------------
                                    Name: H. Leonard Norman
                                    Title: Managing Director

ACCEPTED AND AGREED TO as of
this _____ day of __________, 2002.

[BANK], as Bank



By:
   --------------------------------
Name:
     ------------------------------
Title:
      -----------------------------

                                  SCHEDULE 8.1
                                  INDEBTEDNESS

1. Approximately $550,000 of San Francisco city payroll taxes to be paid over time pursuant to settlement with the city

2. $661,946 of deferred insurance premiums; monthly payments of $82,743 ending in September 2002

3. $220,000 of Peoplesoft license fees for version 8 upgrade; quarterly payments of $55,000 ending in April 2003

                                SCHEDULE 11.3(b)

                       FORM OF ASSIGNMENT AND ACCEPTANCE

         This Assignment and Acceptance Agreement (this "Assignment") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

         For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below, the interest in and to all of the Assignor's rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor's outstanding rights and obligations under the respective facilities identified below (including, to the extent included in any such facilities, Letters of Credit) (the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.

1.       Assignor:

2.       Assignee:                  _______________________________[, which is an Affiliate(1)]

3.       Borrower(s):               Personnel Group of America, Inc.

4.       Agent:                     Bank of America, N.A., as the agent under the Credit Agreement

5.       Credit Agreement:          The Amended and Restated Credit Agreement, dated as of June 23, 1997
                                    (as amended by Amendment No. 1 to Amended and Restated Credit
                                    Agreement dated as of March 17, 1998, Amendment No. 2 to Amended and Restated Credit Agreement dated as of September 29, 1999,
                                    Amendment No. 3 to Amended and Restated Credit Agreement dated as of March 21, 2001 and Amendment No. 4 to Amended and Restated
                                    Credit Agreement dated as of February 8, 2002 among PERSONNEL
                                    GROUP OF AMERICA, INC., the other Credit Parties party thereto, the
                                    Lenders from time to time party thereto and Bank of America, N.A., as
                                    Agent.

---------------
(1)  SELECT AS APPLICABLE.

6.       Assigned Interest:

----------------------------------------------------------------------------------------------------------------------
                                        Aggregate
                                        Amount of                      Amount of                    Percentage
           Credit                    Commitment/Loans               Commitment/Loans                Assigned of
      Facility Assigned              for all Lenders                    Assigned                Commitment/Loans(2)
----------------------------------------------------------------------------------------------------------------------
                    (3)             $                              $                                           %
----------------------------------------------------------------------------------------------------------------------
                                    $                              $                                           %
----------------------------------------------------------------------------------------------------------------------
                                    $                              $                                           %
----------------------------------------------------------------------------------------------------------------------

Effective Date: _______________, 20__ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

---------------

(2) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(3) Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. "Revolving Facility Commitment", etc.).

The terms set forth in this Assignment are hereby agreed to:

                                             ASSIGNOR

                                             [NAME OF ASSIGNOR]



                                             By:
                                                ------------------------------
                                                  Title:

                                             ASSIGNEE

                                             [NAME OF ASSIGNEE]



                                             By:
                                                ------------------------------
                                                  Title:

[Consented to and](4) Accepted:

BANK OF AMERICA, N.A., as Agent



By:
   -----------------------------------
      Title:

[Consented to:](5)

PERSONNEL GROUP OF AMERICA, INC.,
a Delaware corporation



By:
   -----------------------------------
      Title:

(4) To be added only if the consent of the Agent is required by the terms of the Credit Agreement.

(5) To be added only if the consent of the Borrower and/or other parties (e.g. Issuing Lender) is required by the terms of the Credit Agreement.

                 ANNEX 1 TO ASSIGNMENT AND ACCEPTANCE AGREEMENT

   AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF JUNE 23, 1997 IN FAVOR OF
                        PERSONNEL GROUP OF AMERICA, INC.

                  STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT
                            AND ACCEPTANCE AGREEMENT

         1.       Representations and Warranties.

         1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the "Loan Documents"), or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

         1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, and (v) if it is a foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

         1.3      Assignee's Address for Notices, etc. Attached hereto as
Schedule 1 is all contact information, address, account and other administrative information relating to the Assignee.

         2. Payments. From and after the Effective Date, the Agent shall make all payments in respect of the Assigned interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

         3. General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the law of the State of North Carolina.

               SCHEDULE 1 TO ASSIGNMENT AND ACCEPTANCE AGREEMENT

                             ADMINISTRATIVE DETAILS

         (Assignee to list names of credit contacts, addresses, phone and facsimile numbers, electronic mail addresses and account and payment information)


                                       6